    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 2001
                                                      REGISTRATION NO. 333-96121
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                           CRUSADE MANAGEMENT LIMITED
                             (ABN 90 072 715 916)
      (Exact name of registrant as specified in its governing instruments)
                                ----------------
                                     LEVEL 4
                             4-16 MONTGOMERY STREET
                                KOGARAH NSW 2217
                                    AUSTRALIA
                            TELEPHONE: 612 9952 1315
  (Address, including zip code/post code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                                AGENT FOR SERVICE
                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                                   13TH FLOOR
                            NEW YORK, NEW YORK 10011
                             TELEPHONE: 212-590-9100
 (Name, address, including zip code and telephone number, including area code, of agent for service)
                                ----------------
                                 WITH A COPY TO:

        MICHAEL H.S. BOWAN           ROBERT N. CHIPERFIELD, JR.        DIANE CITRON, ESQ.
         COMPANY SECRETARY          WEIL, GOTSHAL & MANGES, LLP       MAYER, BROWN & PLATT
   CRUSADE MANAGEMENT LIMITED             767 FIFTH AVENUE                1675 BROADWAY
LEVEL 4, 4-16 MONTGOMERY STREET       NEW YORK, NEW YORK 10153      NEW YORK, NEW YORK 10019
   KOGARAH NSW 2217, AUSTRALIA

                                ----------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME ON OR AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, AS DETERMINED BY MARKET CONDITIONS.

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434 CHECK THE FOLLOWING BOX. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                     PROPOSED            PROPOSED
                                                                      MAXIMUM            MAXIMUM
            TITLE OF EACH CLASS OF               AMOUNT TO BE     OFFERING PRICE        AGGREGATE           AMOUNT OF
         SECURITIES TO BE REGISTERED              REGISTERED         PER UNIT        OFFERING PRICE*     REGISTRATION FEE
---------------------------------------------   --------------   ----------------   -----------------   -----------------
Mortgage Backed Floating Rate Notes .........     $1,000,000     100%                   $1,000,000          $ 264.00

--------------------------------------------------------------------------------
* Estimated for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

                              CROSS REFERENCE SHEET

                 NAME AND CAPTION IN FORM S-11                        CAPTION IN PROSPECTUS
        -----------------------------------------------   ---------------------------------------------
 1.     Forepart of Registration Statement and            Front Cover of Registration Statement;
        Outside Front Cover Page of Prospectus            Outside Front Cover Page of Prospectus

 2.     Inside Front and Outside Back Cover Pages         Inside Front Cover Page of Prospectus;
        of Prospectus                                     Outside Back Cover Page of Prospectus

 3.     Summary Information, Risk Factors and             Summary; Risk Factors
        Ratio of Earnings to Fixed Charges

 4.     Determination of Offering Price                                         *

 5.     Dilution                                                                *

 6.     Selling Security Holders                                                *
 7.     Plan of Distribution                              Method of Distribution

 8.     Use of Proceeds                                   Use of Proceeds

 9.     Selected Financial Data                                                 *

10.     Management's Discussion and Analysis of           Description of the Trust; Description of the
        Financial Condition and Results of                Assets of the Trust
        Operations

11.     General Information as to Registrant              The Issuer Trustee, St.George Bank Limited
                                                          and the Manager

12.     Policy with respect to Certain Activities         Description of the Notes
13.     Investment Policies of Registrant                 Description of the Transaction Documents
14.     Description of Real Estate                        The Assets of the Trust; St.George
                                                          Residential Loan Program
15.     Operating Data                                                          *
16.     Tax Treatment of Registrant and Its Security      United States Federal Income Tax Matters,
        Holders                                           Australian Tax Matters
17.     Market Price of and Dividends on the                                    *
        Registrant's Common Equity and Related
        Stockholder Matters
18.     Description of Registrant's Securities            Description of the Notes
19.     Legal Proceedings                                                       *
20.     Security Ownership of Certain Beneficial          The Issuer Trustee, St.George Bank Limited
        Owners and Management                             and the Manager
21.     Directors and Executive Officers                                        *
22.     Executive Compensation                                                  *
23.     Certain Relationships and Related                                       *
        Transactions
24.     Selection, Management and Custody of              Description of the Notes; Description of the
        Registrant's Investments                          Transaction Documents; St.George
                                                          Residential Loan Program

25.     Policies with Respect to Certain Transactions     Description of the Notes

26.     Limitations of Liability                          Description of the Transaction Documents

27.     Financial Statements and Information                                    *

28.     Interests of Named Experts and Counsel                                  *

29.     Disclosure of Commission Position on              Part II of Registration Statement
        Indemnification for Securities Act Liabilities

30.     Quantitative and Qualitative Disclosures                                *
        about Market Risk

        *Not Applicable

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                             PRELIMINARY PROSPECTUS


                  SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2001


                                 US$898,000,000
                                  (Approximate)


                       CRUSADE GLOBAL TRUST NO. 1 OF 2001

[GRAPHIC OMITTED]




                 CRUSADE MANAGEMENT LIMITED (ABN 90 072 715 916)
                                     Manager

                   ST.GEORGE BANK LIMITED (ABN 92 055 513 070)
                               Seller and Servicer

          PERPETUAL TRUSTEES CONSOLIDATED LIMITED (ABN 81 004 029 841)
                                 Issuer Trustee

                                 ------------

     The notes will be collateralized by a pool of housing loans secured by properties located in Australia. The Crusade Global Trust No. 1 of 2001 will be governed by the laws of New South Wales, Australia.

     The notes are not deposits and neither the notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The notes represent obligations of the Crusade Global Trust No. 1 of 2001 only and do not represent obligations of or interests in, and are not guaranteed by, Crusade Management Limited, St.George Bank Limited or Perpetual Trustees Consolidated Limited.

     Delivery of the Class A notes in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System will be made on
or about       , 2001.


     INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 17.



                                INITIAL                                            UNDERWRITING       PROCEEDS
                               PRINCIPAL          INITIAL          PRICE TO       DISCOUNTS AND       TO ISSUER
                                BALANCE*       INTEREST RATE        PUBLIC         COMMISSIONS         TRUSTEE
                            ---------------   ---------------   --------------   ---------------   --------------
Class A-1 Notes .........    $180,000,000      LIBOR --  %          100.0000%                 %                %
Class A-2 Notes .........    $718,000,000      LIBOR +  %           100.0000%                 %                %
Total ...................    $898,000,000                         $                  $                $

----------
*Approximate initial principal balance.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


CREDIT SUISSE FIRST BOSTON
                              DEUTSCHE BANC ALEX. BROWN
                                                                      JP MORGAN

                   The date of this prospectus is        2001

     You should rely only on the information contained in this prospectus. No one has been authorized to provide you with any other, or different, information.


     The securities are not being offered in any state where the offer is not permitted.


     The Class A notes will be offered by the underwriters, subject to prior sale, if and when they are issued to and accepted by them. The underwriters reserve the right to reject an order in whole or in part and to withdraw, cancel or modify the offer without notice.

                                TABLE OF CONTENTS




                                                         PAGE
Disclaimers with Respect to Sales to Non-U.S.
   Investors .........................................    3
Australian Disclaimers ...............................    5
Summary ..............................................    6
   Parties to the Transaction ........................    6
   Structural Diagram ................................    7
   Summary of the Notes ..............................    8
   Structural Overview ...............................    9
   Credit Enhancements ...............................    9
   Liquidity Enhancements ............................   10
   Redraws ...........................................   10
   Limited Substitution ..............................   10
   Hedging Arrangements ..............................   10
   Optional Redemption ...............................   11
   The Housing Loan Pool .............................   12
   Withholding Tax ...................................   13
   U.S. Tax Status ...................................   13
   Legal Investment ..................................   13
   ERISA Considerations ..............................   13
   Book-Entry Registration ...........................   13
   Collections .......................................   13
   Interest on the Notes .............................   14
   Principal on the Notes ............................   14
   Allocation of Cash Flows ..........................   14
   Distribution of Total Available Funds on a
      Payment Date ...................................   15
   Distribution of Principal Collections on a
      Payment Date ...................................   16
Risk Factors .........................................   17
Capitalized Terms ....................................   26
U.S. Dollar Presentation .............................   26
The Issuer Trustee, St.George Bank and the
Manager ..............................................   26
   The Issuer Trustee ................................   26
   St.George Bank ....................................   27
   The Manager .......................................   27
Description of the Trust .............................   28
   St.George Bank Securitisation Trust
      Programme ......................................   28
   Crusade Global Trust No. 1 of 2001 ................   28
Description of the Assets of the Trust ...............   28
   Assets of the Trust ...............................   28
   The Housing Loans .................................   29
   Transfer and Assignment of the Housing
      Loans ..........................................   29
   Representations, Warranties and Eligibility
      Criteria .......................................   29
   Breach of Representations and Warranties ..........   31
   Substitution of Housing Loans .....................   31
   Other Features of the Housing Loans ...............   33
   Details of the Housing Loan Pool ..................   33


                                                        PAGE
   Housing Loan Information ..........................   34
   Pool Profile by Geographic Distribution ...........   35
   Pool Profile by Balance Outstanding ...............   36
   Pool Profile by LVR ...............................   37
   Pool Profile by Year of Maturity ..................   38
   Distribution of Current Coupon Rates ..............   39
   Distribution of Months Remaining to
      Maturity .......................................   40
   Mortgage Insurer Distribution .....................   41
St.George Residential Loan Program ...................   42
   Origination Process ...............................   42
   Approval and Underwriting Process .................   42
   St.George Bank's Product Types ....................   43
   Special Features of the Housing Loans .............   44
   Additional Features ...............................   47
The Mortgage Insurance Policies ......................   48
   General ...........................................   48
   Specific Insurance Policies .......................   48
   Pool Insurance Policy .............................   51
Description of the Class A-1 and Class A-2
   Notes .............................................   54
   General ...........................................   54
   Form of the Class A Notes .........................   55
   Distributions on the Notes ........................   59
   Key Dates and Periods .............................   59
   Calculation of Total Available Funds ..............   60
   Available Income ..................................   61
   Principal Draws ...................................   62
   Distribution of Total Available Funds .............   62
   Interest on the Notes .............................   64
   Excess Available Income ...........................   65
   Principal Collections .............................   67
   Initial Principal Distributions ...................   68
   Principal Distributions Prior to Stepdown
      Date or After Trigger Event ....................   69
   Principal Distributions After Stepdown Date
      For So Long As No Trigger Event Exists .........   70
   Redraws ...........................................   71
   Application of Principal Charge Offs ..............   71
   Payments into US$ Account..........................   72
   Payments out of US$ Account........................   73
   The Interest Rate Swaps ...........................   73
   The Currency Swap .................................   78
   Withholding or Tax Deductions .....................   83
   Redemption of the Notes for Taxation or
      Other Reasons ..................................   83
   Redemption of the Notes upon an Event of
      Default ........................................   84
   Optional Redemption of the Notes ..................   84
   Final Maturity Date ...............................   84
   Final Redemption of the Notes .....................   85

                                                      PAGE
   Termination of the Trust ......................     85
   Prescription ..................................     86
   Voting and Consent of Noteholders .............     86
   Reports to Noteholders ........................     87
Description of the Transaction Documents .........     88
   Trust Accounts ................................     88
   Modifications .................................     88
   The Issuer Trustee ............................     89
   The Manager ...................................     93
   The Note Trustee ..............................     94
   The Security Trust Deed .......................     95
   The Redraw Facility ...........................    103
   The Servicing Agreement .......................    105
   The Custodian Agreement .......................    109
   The Seller Loan Agreement .....................    111
The Servicer .....................................    112
   Servicing of Housing Loans ....................    112
   Collection and Enforcement Procedures .........    112
   Collection and Foreclosure Process ............    113
   Servicer Delinquency Experience ...............    113
Prepayment and Yield Considerations ..............    115
   General .......................................    115
   Prepayments ...................................    115
   Weighted Average Lives ........................   1116
Use of Proceeds ..................................    121
Legal Aspects of the Housing Loans ...............    121
   General .......................................    121
   Nature of Housing Loans as Security ...........    121
   Enforcement of Registered Mortgages ...........    123
   Penalties and Prohibited Fees .................    124
   Bankruptcy ....................................    124
   Environmental .................................    125
   Insolvency Considerations .....................    125
   Tax Treatment of Interest on Australian
      Housing Loans ..............................    126
   Consumer Credit Legislation ...................    126


                                                      PAGE
United States Federal Income Tax Matters .........    127
   Overview ......................................    127
   General .......................................    128
   Sale of Notes .................................    128
   Market Discount ...............................    129
   Premium .......................................    130
   Backup Withholding ............................    130
Australian Tax Matters ...........................    130
   Payments of Principal, Premiums and
      Interest ...................................    131
   Profit on Sale ................................    131
   Goods and Services Tax ........................    132
   Other Taxes ...................................    133
   Tax Reform Proposals ..........................    134
Enforcement of Foreign Judgments in
   Australia .....................................    134
Exchange Controls and Limitations ................    135
ERISA Considerations .............................    135
Legal Investment Considerations ..................    137
Available Information ............................    137
Ratings of the Notes .............................    137
Plan of Distribution .............................    138
   Underwriting ..................................    138
   Offering Restrictions .........................    139
General Information ..............................    140
   Authorization .................................    140
   Litigation ....................................    141
   Euroclear and Clearstream, Luxembourg .........    141
Announcement .....................................    141
Legal Matters ....................................    141
GLOSSARY .........................................    142
APPENDIX I
   Terms and Conditions of the Class A-1 and
      Class A-2 Notes ............................


             DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

     This section applies only to the offering of the notes in countries other than the United States of America. In the section of this prospectus entitled "Disclaimers with Respect to Sales to Non-U.S. Investors", references to Perpetual Trustees Consolidated Limited are to that company in its capacity as trustee of the Crusade Global Trust No. 1 of 2001, and not its personal capacity. Perpetual Trustees Consolidated Limited is not responsible or liable for this prospectus in any capacity. Crusade Management Limited is responsible for this prospectus.

     Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the notes in any country or jurisdiction. The notes may be offered non-publicly in other jurisdictions. The notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the Class A-1 and Class A-2 notes. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the notes, see "Plan of Distribution."

     This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the notes by or on behalf of Perpetual Trustees Consolidated Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

     None of St.George Bank Limited, in its individual capacity and as seller, servicer, fixed-floating rate swap provider and basis swap provider, Perpetual Trustees Consolidated Limited, in its personal capacity and as issuer trustee, P.T. Limited, as security trustee, Wilmington Trust Company, as note trustee, St.George Custodial Pty Limited, as custodian, Credit Suisse First Boston International, as standby fixed-floating rate swap provider, standby basis swap provider and currency swap provider, or St.George Insurance Pte Ltd, PMI Mortgage Insurance Ltd, GE Mortgage Insurance Pty Ltd or the Commonwealth of Australia as mortgage insurers accept any responsibility for any information contained in this prospectus and have not separately verified the information contained in this prospectus and make no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the notes.

     St.George Bank Limited, in its individual capacity and as seller, servicer, fixed-floating rate swap provider and basis swap provider, Perpetual Trustees Consolidated Limited, in its personal capacity and as trustee, Crusade Management Limited, as manager, P.T. Limited, as security trustee, Wilmington Trust Company, as note trustee, St.George Custodial Pty Limited, as custodian, Credit Suisse First Boston International, as standby fixed-floating rate swap provider, standby basis swap provider and currency swap provider, St.George Insurance Pte Ltd, PMI Mortgage Insurance Ltd, GE Mortgage Insurance Pty Ltd and the Commonwealth of Australia as mortgage insurers and the underwriters do not recommend that any person should purchase any of the notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the notes.

     Each person receiving this prospectus acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions; acknowledges that this prospectus and any other information supplied in connection with the notes is not intended to provide the basis of any credit or other evaluation; acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus during the life of the notes; should make his or her own independent investigation of the trust and the notes; and should seek its own tax, accounting and legal advice as to the consequences of investing in any of the notes.


     No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustees Consolidated Limited or any of the underwriters.


     Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:


     o there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this prospectus or the date upon which this prospectus has been most recently amended or supplemented; or


     o any other information supplied in connection with the notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.


     Perpetual Trustees Consolidated Limited's liability to make payments of interest and principal on the Class A notes is limited to its right of indemnity from the assets of the trust. All claims against Perpetual Trustees Consolidated Limited in relation to the Class A notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.


     None of the rating agencies have been involved in the preparation of this prospectus.

                             AUSTRALIAN DISCLAIMERS

     o The notes do not represent deposits or other liabilities of St.George Bank Limited or associates of St.George Bank Limited.


     o The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.


     o Neither St.George Bank Limited, any associate of St.George Bank Limited, Perpetual Trustees Consolidated Limited, P.T. Limited, Wilmington Trust Company, as note trustee, nor any underwriter in any way stands behind the capital value or the performance of the notes or the assets of the trust except to the limited extent provided in the transaction documents for the trust.


     o None of St.George Bank Limited, in its individual capacity and as seller, servicer, basis swap provider and fixed-floating rate swap provider, Perpetual Trustees Consolidated Limited, Crusade Management Limited, as manager, P.T. Limited, as security trustee, Wilmington Trust Company, as note trustee, St.George Custodial Pty Limited, as custodian, Credit Suisse First Boston International, as standby fixed-floating rate swap provider, standby basis swap provider and currency swap provider or any of the underwriters guarantees the payment of interest or the repayment of principal due on the notes.


     o None of the obligations of Perpetual Trustees Consolidated Limited, in its capacity as trustee of the trust, or Crusade Management Limited, as manager, are guaranteed in any way by St.George Bank Limited or any associate of St.George Bank Limited or by Perpetual Trustees Consolidated Limited or any associate of Perpetual Trustees Consolidated Limited.

                                     SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.


                           PARTIES TO THE TRANSACTION


TRUST:.................   Crusade Global Trust No.1 of 2001


ISSUER TRUSTEE:........   Perpetual Trustees Consolidated Limited (ABN 81 004
                          029 841), in its capacity as trustee of the Trust


MANAGER:...............   Crusade Management Limited (ABN 90 072 715 916),
                          4-16 Montgomery Street, Kogarah NSW 2217 612-9320-5605


NOTE TRUSTEE:..........   Wilmington Trust Company


SECURITY TRUSTEE:......   P.T. Limited (ABN 67 004 454 666)


SELLER.................   St.George Bank Limited (ABN 92 055 513 070)


SERVICER:..............   St.George Bank Limited


CUSTODIAN:.............   St.George Custodial Pty Limited (ABN 87 003 347 411)


PRINCIPAL PAYING
 AGENT:.................  Bankers Trust Company


CALCULATION AGENT:.....   Bankers Trust Company


RESIDUAL BENEFICIARY:...  Crusade Management Limited


UNDERWRITERS:..........   Credit Suisse First Boston Corporation
                          Deutsche Bank Securities Inc.
                          Chase Securities Inc.


REDRAW FACILITY
 PROVIDER:.............   St.George Bank Limited


MORTGAGE INSURERS:.....   St.George Insurance Pte Ltd, PMI Mortgage Insurance
                          Ltd (ABN 70 000 511 071), GE Mortgage Insurance Pty
                          Ltd (ABN 61 071 466 334) and the Commonwealth of
                          Australia


FIXED-FLOATING RATE SWAP
PROVIDER:..............   St.George Bank Limited


STANDBY FIXED-FLOATING
RATE SWAP PROVIDER:....   Credit Suisse First Boston International


BASIS SWAP PROVIDER:...   St.George Bank Limited


STANDBY BASIS
 SWAP PROVIDER:.........  Credit Suisse First Boston International


CURRENCY SWAP
 PROVIDER:..............  Credit Suisse First Boston International


STANDBY CURRENCY SWAP
 PROVIDER:.............   DLJ International Capital


RATING AGENCIES:.......   Fitch, Inc.
                          Moody's Investors Service, Inc.
                          Standard & Poor's Ratings Group

                                            STRUCTURAL DIAGRAM

                                                  SELLER
                                               St.George Bank
                                                  Limited

                                 Payments from the        Equitable assignment of
                                   housing loans               housing loans

     MANAGER                                                                             First ranking
Crusade Management                              ISSUER TRUSTEE                       floating charge over       SECURITY TRUSTEE
    Limited                          Perpetual Trustees Consolidated Limited             the assets of            P.T. Limited
                                                                                           the trust
                                                                                                                 MORTGAGE INSURER
     SERVICER                                                                            Payments from          St.George Insurance
 St.George Bank                                                                           Mortgage                  Pte Ltd
    Limited                                                                                Insurance               PMI Mortgage
                                        Crusade Global Trust No. 1 of 2001                 Policies               Insurance Ltd
                                                                                                                   GE Mortgage
    CUSTODIAN                                                                                                    Insurance Pty Ltd
St.George Custodial                                                                                             Commonwealth of
   Pty Limited                                                                                                       Australia
                                                            Payment on                  Payments on the
                                                          the Class A-1 and             Class A-3 notes              RESIDUAL
   REDRAW FACILITY                                         Class A-2 notes                                          BENEFICIARY
     PROVIDER                                                                                                         Crusade
   St.George Bank                                                                      Payments on the           Management Limited
     Limited                                                                            Class B notes

                       FIXED-FLOATING      BASIS SWAP           CURRENCY SWAP
                         RATE SWAP          PROVIDER              PROVIDER                                     Class A-3 noteholders
                         PROVIDER        St.George Bank      Credit Suisse First       Payments on the
                      St.George Bank       Limited           Boston International      Class C notes
                         Limited

                                                                                                                 Class B noteholders
  STANDBY FIXED-
  FLOATING RATE                            STANDBY BASIS             PRINCIPAL
  SWAP PROVIDER                            SWAP PROVIDER           PAYING AGENT                                  Class C noteholders
Credit Suisse First                      Credit Suisse First       Bankers Trust
Boston International                     Boston International        Company

                                                                  THE DEPOSITORY                                     Class A-1 and
                                                                  TRUST COMPANY                                     Class A-2 notes
                                           STANDBY CURRENCY       CLEARING SYSTEM
                                            SWAP PROVIDER
                                          DLJ International
                                              Capital
                                                                                                                    NOTE TRUSTEE
                                                                                                                  Wilmington Trust
                                                                                                                      Company
                                                                   Class A-1 and
                                                                     Class A-2
                                                                    noteholders

                              SUMMARY OF THE NOTES


     The issuer trustee will also issue Class A-3 notes, Class B notes and Class C notes collateralized by the same pool of housing loans. The Class A-3 notes, Class B notes and the Class C notes have not been registered in the United States and are not being offered by this prospectus. The term "notes" will mean the Class A notes, the Class B notes and the Class C notes when used in this prospectus.



                                     CLASS A-1          CLASS A-2          CLASS A-3          CLASS B                 CLASS C
 Aggregate Initial Principal
  Amount*                            US$180,000,000     US$718,000,000     A$200,000,000      A$35,200,000       A$4,700,000
 % of Total:                         17.48%             69.71%                   10.68%             1.88%             0.25%
 Anticipated Ratings:
   Fitch, Inc.                       AAA                AAA                AAA                AA                 A+
  Moody's Investors Service, Inc.    Aaa                Aaa                Aaa                Not rated          Not rated
  Standard & Poor's Ratings
   Group                             AAA                AAA                AAA                AA-                A

 Interest rate up to and including   three-month        three-month        three-month        three-month        three-month
 the quarterly payment date in       LIBOR -  %         LIBOR +  %         Australian bank    Australian bank    Australian bank
 January, 2002 (being the last                                             bill rate plus a   bill rate plus a   bill rate plus a
 quarterly payment date which is                                           margin             margin             margin
 less than 397 days from the
 closing date)

 Interest rate from the quarterly    three-month        three-month        three-month        three-month        three-month
 payment date in January, 2002 up    LIBOR +  %         LIBOR +  %         Australian bank    Australian bank    Australian bank
 to and including the optional                                             bill rate plus a   bill rate plus a   bill rate plus a
 redemption date                                                           margin             margin             margin

 Interest rate after the optional    three-month        three-month        three-month        three-month        three-month
 redemption date                     LIBOR +  %         LIBOR +  %         Australian bank    Australian bank    Australian bank
                                                                           bill rate plus a   bill rate plus a   bill rate plus a
                                                                           margin             margin             margin

 Interest Accrual Method:              actual/360                          actual/365         actual/365         actual/365


Quarterly Payment Dates:             20th day or, if the 20th day is not a business day, then the next business day, unless that business day falls in the next calendar month, in which case the quarterly payment date will be the preceding business day, of each of April, July, October and
                                     January. The first quarterly payment date will be in April, 2001.

 Final Scheduled Quarterly           The quarterly      The quarterly      The quarterly      The quarterly      The quarterly
 Payment Date**                      payment date       payment date       payment date       payment date       payment date
                                     falling in         falling in         falling in         falling in         falling in
                                     January, 2008      January, 2023      January, 2032      January, 2032      January, 2032

 Clearance/Settlement:               DTC/Euroclear/Clearstream,            Offered in         Offered in         Offered in
                                     Luxembourg                            Australia only     Australia only     Australia only

 Cut-Off Date:                                                     Close of business January 21, 2001

 Pricing Date:                                                       On or about February 21, 2001

 Closing Date:                                                       On or about February 28, 2001

 Final Maturity Date:                                     The quarterly payment date falling in January, 2032

*     All amounts are approximate.

** Assuming that there are no prepayments on the housing loans, that the issuer trustee is not directed to exercise its right of optional redemption of the notes and the other modeling assumptions contained in "Prepayment and Yield Considerations" occur.

                               STRUCTURAL OVERVIEW

        St.George Bank established the Crusade Global Trust Programme pursuant to a master trust deed dated March 14, 1998 among St.George Bank, Crusade Management Limited and the issuer trustee. The master trust deed provides the general terms and structure for securitizations under the program. A supplementary terms notice among the issuer trustee, St.George Bank, as seller and servicer, Crusade Management Limited, as manager, St.George Custodial Pty Limited, as custodian, Wilmington Trust Company, as note trustee, and P.T. Limited, as security trustee, will set out the specific details of the Crusade Global Trust No. 1 of 2001 and the notes, which may vary from the terms set forth in the master trust deed. Each securitization under the program is a separate transaction with a separate trust. The assets of the Crusade Global Trust No. 1 of 2001 will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of the Crusade Global Trust No. 1 of 2001. See "Description of the Trust."

        The Crusade Global Trust No. 1 of 2001 involves the securitization of housing loans originated by St.George Bank or its predecessors and secured by mortgages over residential property located in Australia. St.George Bank will equitably assign the housing loans to the trust, which will in turn issue the floating rate notes to fund the acquisition of the housing loans.

        The issuer trustee will grant a first ranking floating charge over all of the assets of the trust under the security trust deed in favor of P.T. Limited, as security trustee, to secure the trust's payment obligations to the noteholders and its other creditors. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystalizes, which means it becomes a fixed charge. The charge will crystalize if, among other events, an event of default occurs under the security trust deed. Once the floating charge crystalizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust without the consent of the security trustee. For a description of floating charges and crystallization see "The Security Trust Deed -- Nature of the Charge".

        Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.


CREDIT ENHANCEMENTS

        Payments of interest and principal on the Class A notes will be supported by the following forms of credit enhancement.


SUBORDINATION AND ALLOCATION OF LOSSES

        The Class B notes and the Class C notes will always be subordinated to the Class A-1, A-2 and A-3 notes in their right to receive interest payments. Prior to the stepdown date, or if a trigger event or an event of default and enforcement of the charge under the security trust deed has occurred, the Class B notes and the Class C notes will be fully subordinated to the Class A notes in their right to receive principal payments.

        After the stepdown date, and for so long as no trigger event, or an event of default and enforcement of the charge under the security trust deed has occurred, the principal payments on the Class A, the Class B and the Class C notes will be made as described under "Description of the Class A-1 and Class A-2 Notes -- Quarterly Principal Distributions".

        The Class B notes and the Class C notes will bear all losses on the housing loans before the Class A-1, A-2 and A-3 notes. Any losses allocated to the Class A notes will be allocated pro rata between the Class A-1, A-2 and A-3 notes. The support provided by the Class B notes and the Class C notes is intended to enhance the likelihood that the Class A-1, A-2 and A-3 notes will receive expected quarterly payments of interest and principal. The following chart describes the initial support provided by the Class B notes and the Class C notes:


                                INITIAL
                      CREDIT    SUPPORT
CLASS(ES)            SUPPORT    PERCENTAGE
-----------------   ---------   ----
A-1, A-2 and A3      B and C    2.13%

        The initial support percentage in the preceding table is the initial balance of the Class B notes and the Class C notes, as a percentage of the housing loan pool balance as of the cut-off date.


MORTGAGE INSURANCE POLICIES

        Mortgage insurance policies issued by, or transferred to, St.George Insurance Pte Ltd, GE Mortgage Insurance Pty Ltd or the Commonwealth of Australia will provide full coverage for the balance outstanding on each of those housing loans with an LVR greater than 80% at the time of origination. PMI Mortgage Insurance Ltd will provide full coverage for the balance outstanding on the housing loans with an LVR of 80% or less at the time of origination.


EXCESS INTEREST COLLECTIONS

        Any interest collections on the housing loans remaining after payments of interest on the notes and the trust's expenses will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.


LIQUIDITY ENHANCEMENT

        To cover possible liquidity shortfalls in the payment obligations of the trust, the issuer trustee will have liquidity enhancement in the form of principal draws.

        The manager must direct the issuer trustee to allocate principal collections on the housing loans to cover any shortfalls in the interest payment obligations of the trust on a payment date.


REDRAWS

        Under the terms of each variable rate housing loan, a borrower may, at the discretion of St.George Bank, redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance of his or her loan and the current principal balance of the loan. St.George Bank will be reimbursed for any redraws it advances to borrowers from principal collections on the housing loans. Thus, the trust will have less funds available to pay principal to the noteholders on the next quarterly payment date, but will have a corresponding greater amount of assets with which to make future payments. The amount that St.George Bank may advance to a borrower in respect of a particular housing loan from time to time is limited to approximately the amount of principal that has been prepaid on that loan at that time. See "St.George Residential Loan Program" and "Description of the Transaction Documents -- The Redraw Facility".


LIMITED SUBSTITUTION

        At the direction of the manager, the issuer trustee must use the proceeds from the repurchase of a housing loan by the seller because of a breach of a representation or warranty to purchase an eligible substitute housing loan for inclusion in the assets of the trust, if available.


HEDGING ARRANGEMENTS

        To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

         o a basis swap to hedge the basis risk between the interest rate on the housing loans which are subject to a discretionary variable rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under the currency swap.

         o a fixed-floating rate swap to hedge the basis risk between the interest rate on the housing loans which are subject to a fixed rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under the currency swap.

         o a currency swap to hedge the currency risk between the collections on the housing loans and the amounts received by the issuer trustee under the basis swap and the fixed-floating rate swap, which are denominated in Australian dollars, and the obligation of the trust to pay interest and principal on the Class A-1 and Class A-2 notes, which are denominated in U.S. dollars.

OPTIONAL REDEMPTION


        The issuer trustee will, if the manager directs it to do so, redeem all of the notes on the earlier of the quarterly payment date falling in April 2008 or the quarterly payment date when the current total outstanding principal balance of the notes, as reduced by principal losses allocated against the notes, is equal to or less than 10% of the total initial principal balance of the notes. If the issuer trustee redeems the notes, the noteholders will receive a payment equal to the outstanding principal balance of the notes plus accrued interest, unless the noteholders consent to receiving the outstanding principal balance of the notes, as reduced by losses allocated against the notes, plus accrued interest on the outstanding principal balance of the notes.

                             THE HOUSING LOAN POOL


     The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on owner occupied and non-owner occupied one-to-four family residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the following characteristics:


                     SELECTED HOUSING LOAN POOL DATA AS OF
                     CLOSE OF BUSINESS ON JANUARY 21, 2001

Number of Housing Loan Groups..........................................17,508
Housing Loan Pool Size.........................................$1,872,570,738
Average Housing Loan Group Balance...................................$106,955
Maximum Housing Loan Group Balance...................................$494,910
Minimum Housing Loan Group Balance....................................$13,673
Total Valuation of the Properties..............................$3,595,834,102
Maximum Remaining Term to Maturity in months..............................358
Weighted Average Remaining Term to Maturity in months.....................264
Weighted Average Seasoning in months.....................................28.7
Weighted Average Original Loan-to-Value Ratio..........................71.26%
Weighted Average Current Loan-to-Value Ratio...........................62.42%
Maximum Current Loan-to-Value Ratio....................................89.89%

Loan groups comprise one or more loans to an obligor secured by the same collateral securities.

     The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the most recent valuation of the property that is currently securing the housing loan. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has been revalued, the original loan-to-value ratio may not reflect the actual loan-to-value ratio at the origination of that housing loan.

     Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. New housing loans may also be substituted for housing loans that are removed from the housing loan pool. This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table, unless a revised prospectus is delivered to prospective investors.

WITHHOLDING TAX

        Payments of principal and interest on the Class A-1 and Class A-2 notes will be reduced by any applicable withholding taxes. The issuer trustee is not obligated to pay any additional amounts to the Class A-1 and Class A-2 noteholders to cover any withholding taxes.

        If the Commonwealth of Australia requires the withholding of amounts from payment of principal or interest to the Class A-1 and Class A-2 noteholders or if the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges the manager may direct the issuer trustee to redeem all of the notes. However, Class A-1 and Class A-2 noteholders owning 75% of the aggregate outstanding principal balance of the Class A-1 and Class A-2 notes may direct the issuer trustee not to redeem the notes. See "Description of the Class A-1 and Class A-2 Notes -- Redemption of the Notes for Taxation or Other Reasons."


U.S. TAX STATUS

        In the opinion of Mayer, Brown & Platt, special tax counsel for the manager, the Class A-1 and Class A-2 notes will be characterized as debt for U.S. federal income tax purposes. Each Class A-1 and Class A-2 noteholder, by acceptance of a Class A-1 or Class A-2 note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters."


LEGAL INVESTMENT

        The Class A-1 and Class A-2 notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the Class A-1 or Class A-2 notes as legal investments for you. See "Legal Investment Considerations".

ERISA CONSIDERATIONS

        In general, the Class A-1 and Class A-2 notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act. Investors should consult their counsel with respect to the consequences under the Employee Retirement Income Security Act and the Internal Revenue Code of the plan's acquisition and ownership of the certificates.

BOOK-ENTRY REGISTRATION

        Persons acquiring beneficial ownership interests in the Class A-1 or Class A-2 notes will hold their Class A-1 or Class A-2 notes through the Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within the Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

COLLECTIONS

        The issuer trustee will receive for each monthly and quarterly collection period the following amounts, which are known as collections:

        o payments of interest, principal and fees and prepayments of principal under the housing loans;

        o proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

        o    amounts received under mortgage insurance policies;

        o amounts received from the seller, servicer or custodian for breaches of representations or undertakings; and

        o    interest on amounts in the collection account.

        Collections will be allocated between income and principal. Collections attributable to interest, less some amounts, are known as available income. The collections attributable to principal, less some amounts, are known as principal collections.

        Available income is normally used to pay fees, expenses and interest on the notes. Principal collections are normally used to pay principal on the notes. However, if there is not enough available income to pay fees, expenses and interest on the notes, principal collections will be treated as income and applied in the income stream to pay unpaid fees, expenses and interest on the notes. If there is an excess of available income after payment of fees, expenses and interest on the notes, the excess income will be used to reimburse any principal charge offs on the notes.


INTEREST ON THE NOTES

        Interest on the notes is payable quarterly in arrears on each quarterly payment date. Interest will be paid proportionately between the Class A-1, Class A-2 and Class A-3 notes. Interest will be paid on the Class B notes and the Class C notes only after the payments of interest on the Class A-1, Class A-2 and Class A-3 notes are made. Interest on each class of notes is calculated for each interest period as follows:

        o    at the note's interest rate;

        o on the outstanding principal balance of that note at the beginning of that interest period; and

        o on the basis of the actual number of days in that interest period and a year of 360 days, or 365 days for the Class A-3 notes, the Class B notes and the Class C notes.


PRINCIPAL ON THE NOTES

        Principal on the notes will be payable on each quarterly payment date. Until the stepdown date or if a trigger event exists, principal will be paid sequentially on each class of Class A notes. Thus, principal will be paid first on the Class A-1 notes. Principal will only be paid on the Class A-2 notes after the Class A-1 notes have been repaid in full, and will only be paid on the Class A-3 notes after the Class A-1 and Class A-2 notes have been repaid in full. Before the stepdown date or if a trigger event exists, the Class B notes will not receive any principal payments unless all of the Class A notes have been repaid in full and the Class C notes will not receive any principal payments unless all the Class B notes have been repaid in full. After the stepdown date, and for so long as a trigger event does not exist, principal will be paid to each class of the notes, consistent with satisfying the minimum credit enhancement levels of each class of the notes. On each quarterly payment date, the outstanding principal balance of each note will be reduced by the amount of the principal payment made on that date on that note. The outstanding principal balance of each note will also be reduced by the amount of principal losses on the housing loans allocated to that note. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed pro rata among all of the Class A notes, and prior to any distributions to the Class B notes or the Class C notes.


ALLOCATION OF CASH FLOWS

        On each quarterly payment date, the issuer trustee will repay principal and interest to each noteholder to the extent that there are collections received for those payments on that date. The charts on the next two pages summarize the flow of payments.

             DISTRIBUTION OF TOTAL AVAILABLE FUNDS ON A PAYMENT DATE TOTAL AVAILABLE FUNDS = AVAILABLE INCOME + PRINCIPAL DRAWS



          Pay to St.George Bank the Accrued
                  Interest Adjustment


                                                        On quarterly payment dates

                                              Pay the fixed-floating rate swap provider any
                                                break fees received from borrowers or the
                                                             mortgage insurer

                                                            Pay Trust Expenses

On monthly payment dates                             Pay fees under the redraw facility
 (other than quarterly
    payment dates)                                 Pay any unpaid amounts from previous
                                                    quarterly payment dates (other than
                                                amounts referred to in the sixth to eleventh
                                                                boxes below)

                                                  Pay to the mortgage insurer the greater of:
                                                  o zero; and
                                                  o the difference between any unreimbursed
Pay interest owed under the redraw                  overpayments by the mortgage insurers
         facility                                   relating to interest and the aggregate of
                                                    amounts distributed to the beneficiary

                                                  Pay pro rata between themselves:
                                                  o interest under redraw facility
                                                  o payments under the basis swap or the fixed-
                                                    floating rate swap
                                                  o payments under the currency swap relating to
                                                    interest on the Class A-1 and Class A-2 notes
                                                  o payments of interest on the Class A-3 notes

                                                 Pay any unpaid amounts owing to the Class B
                                               noteholders on previous quarterly payment dates

                                                      Pay interest on the Class B notes

                                                 Pay any unpaid amounts owing to the Class C
                                               noteholders on previous quarterly payment dates

                                                      Pay interest on the Class C notes

                                               Repay to the mortgage insurers any unreimbursed
                                                overpayments by the mortgage insurers relating
                                                                  to income

                                                   Apply any Excess Available Income to reimburse in
                                                   the following order:
                                                   o Principal Charge offs for that quarterly
                                                     collection per period
                                                   o Pro rata as between themselves the
                                                     Carryover Class A Charge Offs and
                                                     Carryover Redraw Charge Offs
                                                   o To repay all principal draws
                                                   o Carryover Class B Charge Offs
                                                   o Carryover Class C Charge Offs

                                               Distribute any remaining amount to the residual
                                                                 beneficiary


             DISTRIBUTION OF PRINCIPAL COLLECTIONS ON A PAYMENT DATE


Allocate any required principal draw to Total Available Funds                              On monthly and quarterly
                                                                                                payment dates

Retain in the collection account funds to cover any anticipated shortfalls                 On monthly and quarterly
                                                                                                payment dates


     On quarterly payment dates only

                              Repay the seller for any
                             redraws it has funded

                        Repay any principal outstanding
                           under the redraw facility

                       Retain the Redraw Retention Amount
                           in the collection account


Quarterly payment date before Stepdown                                          Quarterly payment date after Stepdown
  Date or if a Trigger Event subsists                                           Date (providing no Trigger Event subsists)


  Payments under the                                     Sequentially among themselves of the Class A Principal
currency swap relating to                                Distribution Amount:
principal due on the Class
     A-1 notes                                           o payments under the currency swap in respect of the:

  Payments under the                                       o principal due on the Class A-1 notes
currency swap relating to
principal due on the Class                                 o principal due on the Class A-2 notes
     A-2 notes
                                                         o payments of principal due on the Class A-3 notes
Payments of principal due
 on the Class A-3 notes

Payments of principal due                                                  Payments to Class B
 on the Class B notes                                                     noteholders of Class B
                                                                          Principal Distribution
Payments of principal due                                                         Amount
 on the Class C notes

                                                                           Payments to Class C
                                                                          noteholders of Class C
                                                                          Principal Distribution
                                                                                  Amount


                                  RISK FACTORS

     The Class A-1 and Class A-2 notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the Class A-1 and Class A-2 notes.


THE NOTES WILL BE PAID ONLY FROM   o The notes are debt obligations of the
THE ASSETS OF THE TRUST              issuer trustee only in its capacity as
                                     trustee of the trust. The notes do not
                                     represent an interest in or obligation of any of the other parties to the transaction. The assets of the trust will be the sole source of payments on the notes. The issuer trustee's other assets will only be available to make payments on the notes if the issuer trustee is negligent, commits fraud or in some circumstances where the issuer trustee fails to comply with an obligation expressly imposed upon it under the documents or a written direction from the manager. Therefore, if the assets of the trust are insufficient to pay the interest and principal on your notes when due, there will be no other source from which to receive these payments and you may not get back your entire investment or the yield you expected to receive.


YOU FACE AN ADDITIONAL             o Although St.George Bank could have
POSSIBILITY OF LOSS BECAUSE THE      legally assigned the title to the housing
ISSUER TRUSTEE DOES NOT HOLD LEGAL   loans to the issuer trustee, initially it
TITLE TO THE HOUSING LOANS           will assign only equitable title to the
                                     housing loans to the issuer trustee. The housing loans will be legally assigned to the issuer trustee only upon the occurrence of a title perfection event, as described in "Description of the Assets of the Trust
                                     -- Transfer and Assignment of the Housing
                                     Loans." Because the issuer trustee does not hold legal title to the housing loans you will be subject to the following risks, which may lead to a failure to receive collections on the housing loans, delays in receiving the collections or losses to you:

                                   o The issuer trustee's interest in a
                                     housing loan may be impaired by the
                                     creation or existence of an equal or higher ranking security interest over the related mortgaged property created after the creation of the issuer trustee's equitable interest but prior to it acquiring a legal interest in the housing loans.

                                   o Until a borrower has notice of the
                                     assignment, that borrower is not bound to make payments under its housing loan to anyone other than the seller. Until a borrower receives notice of the assignment, any payments the borrower makes under his or her housing loan to the seller will validly discharge the borrower's obligations under the borrower's housing loan even if the issuer trustee does not receive the payments from the seller. Therefore, if the seller does not deliver collections to the issuer trustee, for whatever reason, neither the issuer trustee nor you will have any recourse against the related borrowers for such collections.

                                   o The issuer trustee may not be able to
                                     initiate any legal proceedings against a borrower to enforce a housing loan without the involvement of the seller.

THE SELLER AND SERVICER MAY        o Before the seller or the servicer remits
COMMINGLE COLLECTIONS ON THE         collections to the collection account, the
HOUSING LOANS WITH THEIR ASSETS      collections may be commingled with the
                                     assets of the seller or servicer. If the seller or the servicer becomes insolvent, the issuer trustee may only be able to claim those collections as an unsecured creditor of the insolvent company. This could lead to a failure to receive the collections on the housing loans, delays in receiving the collections, or losses to you.

THERE IS NO WAY TO PREDICT THE     o The rate of principal and interest
CTUAL RATE AND TIMING OF PAYMENTS    payments on pools of housing loans varies
ON THE HOUSING LOANS                 among pools, and is influenced by a variet
                                     of economic, demographic, social, tax,
                                     legal and other factors, including
                                     prevailing market interest rates for
                                     housing loans and the particular terms of the housing loans. Australian housing loans have features and options that are different from housing loans in the United
                                     States, and thus will have different rates and timing of payments from housing loans in the United States. There is no guarantee as to the actual rate of prepayment on the housing loans, or that the actual rate of prepayments will conform to any model described in this prospectus. The rate and timing of principal and interest payments on the housing loans will affect the rate and timing of payments of principal and interest on your notes. Unexpected prepayment rates could have the following negative effects:

                                   o If you bought your notes for more than
                                     their face amount, the yield on your notes will drop if principal payments occur at a faster rate than you expect.

                                   o If you bought your notes for less than
                                     their face amount, the yield on your notes will drop if principal payments occur at a slower rate than you expect.


LOSSES AND DELINQUENT              o If borrowers fail to make payments of
PAYMENTS ON THE HOUSING LOANS        interest and principal under the housing
MAY AFFECT THE RETURN ON YOUR        loans when due and the credit enhancement
NOTES                                described in this prospectus is not enough
                                     to protect your notes from the borrowers' failure to pay, then the issuer trustee may not have enough funds to make full payment of interest and principal due on your notes. Consequently, the yield on your notes could be lower than you expect and you could suffer losses.


ENFORCEMENT OF THE HOUSING LOANS   o Substantial delays could be encountered
MAY CAUSE DELAYS IN PAYMENT AND      in connection with the liquidation of a
LOSSES                               housing loan, which may lead to shortfalls
                                     in payments to you to the extent those
                                     shortfalls are not covered by a mortgage insurance policy.


                                   o If the proceeds of the sale of a mortgaged
                                     property, net of preservation and
                                     liquidation expenses, are less than the
                                     amount due under the related housing loan, the issuer trustee may not have enough funds to make full payments of interest and principal due to you, unless the difference is covered under a mortgage insurance policy.


THE CLASS B AND CLASS C NOTES      o The amount of credit enhancement provided
PROVIDE ONLY LIMITED PROTECTION      through the subordination of the Class B
the AGAINST LOSSES                   and Class C notes to the Class A notes is
                                     limited and could be depleted prior to th payment in full of the Class A notes. If the principal amount of the Class B and th
                                     Class C notes is reduced to zero, you may suffer losses on your notes.


THE MORTGAGE INSURANCE POLICIES    o The mortgage insurance policies are
MAY NOT BE AVAILABLE TO COVER        subject to some exclusions from coverage
LOSSES ON THE HOUSING LOANS          and rights of termination which are
                                     described in "The Mortgage Insurance
                                     Policies". Therefore, a borrower's payments that are expected to be covered by the mortgage insurance policies may not be covered because of these exclusions, and the issuer trustee may not have enough money to make timely and full payments of principal and interest on your notes.

YOU MAY NOT BE ABLE TO RESELL YOUR o The underwriters are not required to
NOTES assist you in reselling your notes. A secondary market for your notes may not develop. If a secondary market does develop, it might not continue or might not be sufficiently liquid to allow you to resell any of your notes readily or at the price you desire. The market value of your notes is likely to fluctuate, which could result in significant losses to you.


THE TERMINATION OF ANY OF THE      o The issuer trustee will exchange the
SWAPS MAY SUBJECT YOU TO LOSSES      interest payments from the fixed rate
FROM INTEREST RATE OR CURRENCY       housing loans for variable rate payments
FLUCTUATIONS                         based upon the three-month Australian bank
                                     bill rate. If the fixed-floating rate swap is terminated or the fixed-floating rate swap provider fails to perform its obligations, you will be exposed to the risk that the floating rate of interest payable on the notes will be greater than the discretionary fixed rate set by the servicer on the fixed rate housing loans, which may lead to losses to you.


                                   o The issuer trustee will exchange the
                                     interest payments from the variable rate housing loans for variable rate payments based upon the three-month Australian bank bill rate. If the basis swap is terminated, the manager will direct the servicer to set the interest rate on the variable rate housing loans at a rate high enough to cover the payments owed by the trust. If the rates on the variable rate housing loans are set above the market interest rate for similar variable rate housing loans, the affected borrowers will have an incentive to refinance their loans with another institution, which may lead to higher rates of principal prepayment than you initially expected, which will affect the yield on your notes.

                                   o The issuer trustee will receive payments
                                     from the borrowers on the housing loans in Australian dollars and make payments to you in U.S. dollars. The currency swap provider will exchange Australian dollars for U.S. dollars pursuant to the currency swap. If the currency swap provider fails to perform its obligation or if the currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for U.S. dollars at an exchange rate that does not provide sufficient U.S. dollars to make payments to you in full.


PREPAYMENTS DURING A COLLECTION    o If a prepayment is received on a housing
PERIOD MAY RESULT IN YOU NOT         loan during a collection period, interest
RECEIVING YOUR FULL INTEREST         on the housing
PAYMENTS
                                     loan will cease to accrue on that portion of the housing loan that has been prepaid, starting on the date of prepayment. The amount prepaid will be invested in investments that may earn a rate of interest lower than that paid on the housing loan. If it is less, the issuer trustee may not have sufficient funds to pay you the full amount of interest due to you on the next quarterly payment date.


PAYMENT HOLIDAYS MAY RESULT IN YOU o If a borrower prepays principal on his or
NOT RECEIVING YOUR FULL INTEREST     her loan, the borrower is not required to
PAYMENTS                             make any payments, including interest
                                     payments, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled principal balance. If a significant number of borrowers take advantage of this feature at the same time and principal draws do not provide enough funds to cover the interest payments on the housing loans that are not received, the issuer trustee may not have sufficient funds to pay you the full amount of interest on the notes on the next quarterly payment date.


THE PROCEEDS FROM THE ENFORCEMENT    o If the security trustee enforces the
OF THE SECURITY TRUST DEED MAY BE    security interest over the assets of the
INSUFFICIENT TO PAY AMOUNTS DUE TO   trust after an event of default under the
YOU                                  security trust deed, there is no assurance
                                     that the market value of the assets of the trust will be equal to or greater than the outstanding principal and interest due on the notes, or that the security trustee will be able to realize the full value of the assets of the trust. The issuer trustee, the security trustee, the note trustee, the swap providers and other service providers will generally be entitled to receive the proceeds of any sale of the assets of the trust, to the extent they are owed fees and expenses, before you. Consequently, the proceeds from the sale of the assets of the trust after an event of default under the security trust deed may be insufficient to pay you principal and interest in full.


IF THE MANAGER DIRECTS THE ISSUER    o If the manager directs the issuer trustee
TRUSTEE TO REDEEM THE NOTES EARLIER, to redeem the notes earlier as described in
YOU COULD SUFFER LOSSES AND THE      "Description of the Class A-1 and Class A-2
YIELD ON YOUR NOTES COULD BE LOWER   Notes -- Optional Redemption of the Notes"
THAN EXPECTED                        and principal charge offs have occurred,
                                     noteholders owning at least 75% of the
                                     aggregate outstanding amount of the notes may consent to receiving an amount equal to the outstanding principal amount of the notes, less principal charge offs, plus accrued interest. As a result, you may not fully recover your investment.
                                     In addition, the purchase of the housing loans will result in the early retirement of your notes, which will shorten their average lives and potentially lower the yield on your notes.


TERMINATION PAYMENTS RELATING TO   o If the issuer trustee is required to make
THE CURRENCY SWAP MAY REDUCE         a termination payment to the currency swap
PAYMENTS TO YOU                      provider upon the termination of the
                                     currency swap, the issuer trustee will make the termination payment from the assets of the trust and in priority to payments on the notes. Thus, if the issuer trustee makes a termination payment, there may not be sufficient funds remaining to pay interest on your notes on the next quarterly payment date, and the principal on your notes may not be repaid in full.


THE IMPOSITION OF A WITHHOLDING    o If a withholding tax is imposed on
TAX WILL REDUCE PAYMENTS TO YOU      payments of interest on your notes, you
MAY LEAD TO AN EARLY AND             will not be entitled to receive grossed-up
REDEMPTION OF THE NOTES              amounts to compensate for such withholding
                                     tax. Thus, you will receive less interest than is scheduled to be paid on your notes.


                                   o If the option to redeem the notes
                                     affected by a withholding tax is exercised, you may not be able to reinvest the redemption payments at a comparable interest rate.


ST.GEORGE BANK'S ABILITY TO SET THEo The interest rates on the variable rate
INTEREST RATE ON VARIABLE RATE       housing loans are not tied to an objective
HOUSING LOANS MAY LEAD TO INCREASED  interest rate index, but are set at the
DELINQUENCIES OR PREPAYMENTS         sole discretion of St.George Bank. If
                                     St.George Bank increases the interest rates on the variable rate housing loans, borrowers may be unable to make their required payments under the housing loans, and accordingly, may become delinquent or may default on their payments. In addition, if the interest rates are raised above market interest rates, borrowers may refinance their loans with another lender to obtain a lower interest rate. This could cause higher rates of principal prepayment than you expected and affect the yield on your notes.

THE FEATURES OF THE HOUSING LOANS  o The features of the housing loans,
MAY CHANGE, WHICH COULD AFFECT THE   including their interest rates, may be
TIMING AND AMOUNT OF PAYMENTS TO     changed by St.George Bank, either on its
YOU                                  own initiative or at a borrower's request.
                                     Some of these changes may include the
                                     addition of newly developed features which are not described in this prospectus. As a result of these changes and borrower's payments of principal, the concentration of housing loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive.


                                   o If St.George Bank changes the features of
                                     the housing loans, borrowers may elect to refinance their loan with another lender to obtain more favorable features. In addition, the housing loans included in the trust are not permitted to have some features. If a borrower opts to add one of these features to his or her housing loan, the housing loan will be removed from the trust. The refinancing or removal of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your notes.


THERE ARE LIMITS ON THE AMOUNT OF  o If the interest collections during a
AVAILABLE LIQUIDITY TO ENSURE        collection period are insufficient to cover
PAYMENTS OF INTEREST TO YOU          fees, expenses and the interest payments
                                     due on the notes on the next payment date, principal collections collected during the collection period may be used to cover these amounts. In the event that there is not enough money available from principal collections, you may not receive a full payment of interest on that payment date, which will reduce the yield on your notes.


THE USE OF PRINCIPAL COLLECTIONS   o If principal collections are drawn upon
TO COVER LIQUIDITY SHORTFALLS MAY    to cover shortfalls in interest
LEAD TO PRINCIPAL LOSSES             collections, and there is insufficient
                                     excess interest collections in succeeding collection periods to repay those principal draws, you may not receive full repayment of principal on your notes.


A DECLINE IN AUSTRALIAN ECONOMIC   o The Australian economy has been
CONDITIONS MAY LEAD TO LOSSES ON     experiencing a prolonged period of
YOUR NOTES                           expansion with relatively low and stable
                                     interest rates and steadily increasing
                                     property values. If the Australian economy were to experience a downturn, an increase in interest rates, a fall in property values or any combination of these factors, delinquencies or losses on the housing loans may increase, which may cause losses on your notes.


CONSUMER PROTECTION LAWS MAY       o Some of the borrowers may attempt to make
AFFECT THE TIMING OR AMOUNT OF       a claim to a court requesting changes in
INTEREST OR PRINCIPAL PAYMENTS TO    the terms and conditions of their housing
YOU                                  loans or compensation or penalties from the
                                     seller for breaches of any legislation
                                     relating to consumer credit. Any changes which allow the borrower to pay less principal or interest under his or her housing loan may delay or decrease the amount of payments to you.


                                   o In addition, if the issuer trustee
                                     obtains legal title to the housing loans, the issuer trustee will be subject to the penalties and compensation provisions of the applicable consumer protection laws instead of the seller. To the extent that the issuer trustee is unable to recover any such liabilities under the consumer protection laws from the seller, the assets of the trust will be used to indemnify the issuer trustee prior to payments to you. This may delay or decrease the amount of collections available to make payments to you.


THE CONCENTRATION OF HOUSING LOANS o If the trust contains a high
IN SPECIFIC GEOGRAPHIC AREAS MAY     concentration of housing loans secured by
INCREASE THE POSSIBILITY OF LOSS     properties located within a single state or
ON YOUR NOTES                        region within Australia, any deterioration
                                     in the real estate values or the economy of any of those states or regions could result in higher rates of delinquencies, foreclosures and loss than expected on the housing loans. In addition, these states or regions may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the housing loans. These events may in turn have a disproportionate impact on funds available to the trust, which could cause you to suffer losses.


THE CONTINUING UNCERTAINTY OVER THEo Since July 1, 2000, a goods and services INTERPRETATION OF THE NEW GOODS AND tax is payable by all entities which make
SERVICES TAX IN AUSTRALIA MAY        taxable supplies in Australia subject to
DECREASE THE FUNDS AVAILABLE TO THE  certain transitional rules. Some service
TRUST TO PAY YOU                     providers to the issuer trustee may be
                                     subject to GST in respect of the services provided to the trust and may pass on that additional cost to the issuer trustee. The issuer trustee may also be subject to GST on services provided by it. To the extent that it has a net GST liability, the issuer trustee will have less trust funds available to meet its obligations, and you may suffer losses. See "Australian
                                     Tax Matters" in the prospectus.


YOU WILL NOT RECEIVE PHYSICAL      o Your ownership of the notes will be
NOTES REPRESENTING YOUR NOTES,       registered electronically through DTC,
WHICH CAN CAUSE DELAYS IN            Euroclear and Clearstream, Luxembourg. The
RECEIVING DISTRIBUTIONS AND          lack of physical certificates could:
HAMPER YOUR ABILITY TO PLEDGE OR
RESELL YOUR NOTES                    o cause you to experience delays in
                                       receiving payments on the notes because
                                       the principal paying agent will be
                                       sending distributions on the notes to
                                       DTC instead of directly to you;

                                     o limit or prevent you from using your
                                       notes as collateral; and

                                     o hinder your ability to resell the notes
                                       or reduce the price that you receive for them.

AUSTRALIAN TAX REFORM PROPOSALS    o If the current proposal to tax trusts as
COULD AFFECT THE TAX TREATMENT       companies as from July 1, 2001 is
OF THE TRUST                         implemented and if it applies to this trust
                                     then it may reduce the available cash of the trust and it is possible that the issuer trustee might be left with insufficient cash to pay interest on the notes. See "Australian Tax Matters."



BECAUSE THE TRUST MANAGER AND THE  o Each of Crusade Management Limited and
ISSUER TRUSTEE ARE AUSTRALIAN        Perpetual Trustees Consolidated Limited is
ENTITIES, THERE REMAINS UNCERTAINTY  an Australian public company and has agreed
AS TO THE ENFORCEABILITY OF          to submit to the jurisdiction of the New
JUDGMENTS OBTAINED BY CLASS A-1 AND York State and federal courts for purposes CLASS A-2NOTEHOLDERS IN U.S. COURTS of any suit, action or proceeding arising
BY AUSTRALIAN COURTS                 out of the offering of the Class A-1 and
                                     Class A-2 notes. Generally, a final and
                                     conclusive judgment obtained by noteholders in U.S. courts would be recognized and enforceable against the trust manager or the issuer trustee, as the case may be, in the relevant Australian court without reexamination of the merits of the case.
                                     However, because of the foreign location of the trust manager and the issuer trustee and their directors, officers and employees
                                     (and their respective assets), it may be difficult for noteholders to effect service of process over these persons or to enforce against them judgments obtained in United
                                     States courts based upon the civil
                                     liability provisions of the U.S. federal securities laws. See "Enforcement of
                                     Foreign Judgments in Australia."

                                CAPITALIZED TERMS

     The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page 142.


                            U.S. DOLLAR PRESENTATION


     In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$0.5474=A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on January 30, 2001. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.


               THE ISSUER TRUSTEE, ST.GEORGE BANK AND THE MANAGER


THE ISSUER TRUSTEE


     The issuer trustee was incorporated on July 30, 1887 as National Trustees Executors and Agency Company Australasia Limited under the Companies Statute 1864 of Victoria as a public company. After name changes in 1987, 1999 and 2000, Perpetual Trustees Consolidated Limited now operates as a limited liability public company under the Corporations Law of Australia, with its registered office at Level 7, 39 Hunter Street, Sydney. Perpetual Trustees Consolidated Limited's principal business is the provision of fiduciary, trustee and other commercial services. Perpetual Trustees Consolidated Limited is an authorized trustee corporation and holds a securities dealers license no. 16424, both under the Corporations Law of Australia.


     Perpetual Trustees Consolidated Limited has issued 31,127,695 shares as of the date of this prospectus. There are 29,072,305 fully paid ordinary shares of A$1.00, 1,500,000 partly paid ordinary shares of A$0.10 (with an unpaid amount of A$0.90) and 555,390 fully paid ordinary shares of A$0.50 giving total share capital of A$29,500,000. The issuer trustee has not agreed to issue any additional shares. The shares in the issuer trustee are all held by Perpetual Trustees Australia Limited (ABN 86 000 431 827) following the sale of those shares by National Mutual Life Nominees Limited on December 11, 2000.

DIRECTORS


     The directors of the issuer trustee are as follows:


NAME                          BUSINESS ADDRESS         PRINCIPAL ACTIVITIES
---------------------   ---------------------------   ---------------------
Graham Bradley          Level 7, 39 Hunter Street     Director
                        Sydney, NSW, Australia
Michael Stefanovski     Level 7, 39 Hunter Street     Director
                        Sydney, NSW, Australia
Gai McGrath             Level 7, 39 Hunter Street     Director
                        Sydney, NSW, Australia
Andrew McKee            Level 7, 39 Hunter Street     Director
                        Sydney, NSW, Australia

ST.GEORGE BANK


     St.George Bank, together with its subsidiaries, comprise the St.George Bank Group which is the fifth largest banking group in Australia in terms of total assets. At September 30, 2000 the St.George Bank Group had total assets of A$49,610 billion and shareholders equity of A$3.641 billion. The St.George Bank Group's primary business is providing personal banking services including, residential mortgage loans for owner occupied and investment housing and retail call and term deposits. The St.George Bank Group's other significant businesses are providing personal investment services and providing institutional and business banking services.


     St.George Bank commenced operations as a small group of building societies in 1937. Incorporated as a permanent building society in 1951, St.George Bank adopted the name of St.George Building Society Ltd. On July 1, 1992, St.George Building Society Ltd converted into St.George Bank, a public company registered in New South Wales under the Australian Corporations Law. On January 1, 1994, St.George Bank acquired the commercial banking business of Barclays Bank Australia Limited. On January 29, 1997, St.George Bank acquired Advance Bank Australia Limited, then the seventh largest banking group in Australia.


     The banking activities of St.George Bank come under the regulatory supervision of the Australian Prudential Regulation Authority, which is responsible (with the Reserve Bank of Australia) for the maintenance of overall financial system stability. St.George Bank's registered office is at 4-16 Montgomery Street, Kogarah, New South Wales, Australia. St.George Bank maintains a World Wide Web site at the address "http:// www.stgeorge.com.au". For a further description of the business operations of St.George Bank, see "The Servicer."


THE MANAGER


     The manager, Crusade Management Limited, is a wholly owned subsidiary of St.George Bank. Its principal business activity is the management of securitization trusts established under St.George Bank's Crusade Trust and Crusade Euro Trust Programmes. The manager's registered office is Level 4, 4-16 Montgomery Street, Kogarah, New South Wales 2217, Australia.

                            DESCRIPTION OF THE TRUST


ST.GEORGE BANK SECURITISATION TRUST PROGRAMME

     St.George Bank established its Securitisation Trust Programme pursuant to a master trust deed for the purpose of enabling Perpetual Trustees Consolidated Limited, as trustee of each trust established pursuant to the Securitisation Trust Programme, to invest in pools of assets originated or purchased from time to time by St.George Bank. The master trust deed provides for the creation of an unlimited number of trusts. The master trust deed establishes the general framework under which trusts may be established from time to time. It does not actually establish any trusts. The Crusade Global Trust No. 1 of 2001 is separate and distinct from any other trust established under the master trust deed. The assets of the Crusade Global Trust No. 1 of 2001 are not available to meet the liabilities of any other trust and the assets of any other trust are not available to meet the liabilities of the Crusade Global Trust No. 1 of 2001.


CRUSADE GLOBAL TRUST NO. 1 OF 2001

     The detailed terms of the Crusade Global Trust No. 1 of 2001 will be as set out in the master trust deed and the supplementary terms notice. To establish the trust, the manager and the issuer trustee will execute a notice of creation of trust.

     The supplementary terms notice, which supplements the general framework under the master trust deed with respect to the trust, does the following:

     o  specifies the details of the notes;

     o  establishes the cash flow allocation;

     o sets out the various representations and undertakings of the parties specific to the housing loans, which supplement those in the master trust deed; and

     o amends the master trust deed to the extent necessary to give effect to the specific aspects of the trust and the issue of the notes.


                     DESCRIPTION OF THE ASSETS OF THE TRUST

ASSETS OF THE TRUST

     The assets of the trust will include the following:

     o  the pool of housing loans, including all:

        o principal payments paid or payable on the housing loans at any time from and after the cut-off date; and

        o interest payments paid or payable on the housing loans after the closing date;

     o rights under the mortgage insurance policies issued by, or transferred to, St.George Insurance Pte Ltd, PMI Mortgage Insurance Ltd, GE Mortgage Insurance Pty Ltd and the Commonwealth of Australia and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

     o amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collection account, and any instruments in which these amounts are invested; and

     o  the issuer trustee's rights under the transaction documents.

THE HOUSING LOANS

     The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans are from St.George Bank's general residential mortgage product pool and have been originated by St.George Bank in the ordinary course of its business. Each housing loan will be one of the types of products described in "St.George Bank Residential Loan Program -- St.George Bank's Product Types." Each housing loan may have some or all of the features described in the "St.George Bank Residential Loan Program -- Special Features of the Housing Loans." The housing loans are either fixed rate or variable rate loans or a combination of both. Each housing loan is secured by a registered first ranking mortgage over the related mortgaged property or, if the relevant mortgage is not a first ranking mortgage, the seller will equitably assign to the issuer trustee all other prior ranking registered mortgages relating to that housing loan. The mortgaged properties consist of one-to-four family owner-occupied properties and one-to-four family non-owner occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.


TRANSFER AND ASSIGNMENT OF THE HOUSING LOANS

     On the closing date, the housing loans purchased by the trust will be specified in a sale notice from St.George Bank, in its capacity as seller of the housing loans, to the issuer trustee.

     The seller will equitably assign the housing loans, the mortgages securing those housing loans and the mortgage insurance policies and insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to receive collections on the housing loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted to it by St.George Bank to take the actions necessary to obtain legal title to the housing loans.

     The seller may in some instances equitably assign a housing loan to the issuer trustee secured by an "all moneys" mortgage, which may also secure financial indebtedness that has not been sold to the trust, but is instead retained by the seller. The issuer trustee will hold the proceeds of enforcement of the related mortgage, as described in "Legal Aspects of the Housing Loans -- Enforcement of Registered Mortgages", to the extent they exceed the amount required to repay the housing loan, as bare trustee without any other duties or obligations, in relation to that other financial indebtedness. The mortgage will secure the housing loan equitably assigned to the trust in priority to that other financial indebtedness. If a housing loan is secured on the closing date by a first mortgage over one property and a second mortgage over a second property, the seller will assign to the trust both the first and second mortgages over that second property. The housing loan included in the trust will then have the benefit of security from both properties ahead of any financial indebtedness owed to St.George Bank which is secured by the second property.


REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

     The seller will make various representations and warranties to the issuer trustee as of the closing date, unless another date is specified, with respect to the housing loans being equitably assigned by it to the issuer trustee, including that:

     o the housing loans are assignable and all consents required for the assignment have been obtained;

     o each housing loan is legally valid, binding and enforceable against the related borrower(s) in all material respects, except to the extent that it is affected by laws relating to creditors' rights generally or doctrines of equity;

     o each housing loan with an LVR greater than 80% at the time of origination is the subject of a mortgage insurance policy issued by St.George Insurance Pte Ltd, GE Mortgage Insurance Pty Ltd or the Commonwealth of Australia;

     o there is a pool insurance policy with PMI Mortgage Insurance Ltd in place for those housing loans with an LVR of 80% or below at the time of origination;

     o each housing loan was originated in the ordinary course of the seller's business and entered into in compliance in all material respects with the seller's underwriting and operations procedures, as agreed upon with the manager;

     o at the time each housing loan was entered into and up to and including the closing date, it complied in all material respects with applicable laws, including, the Consumer Credit Legislation, if applicable;

     o the performance by the seller of its obligations in respect of each housing loan and related security, including its variation, discharge, release, administration, servicing and enforcement, up to and including the closing date, complied in all material respects with applicable laws including the Consumer Credit Legislation, if applicable;

     o each housing loan is denominated and payable only in Australian dollars in Australia;

     o the seller's standard form of loan agreement or terms of the mortgage for each housing loan includes a clause to the effect that the borrower waives all rights of set-off as between the borrower and the seller; and

     o as of the cut-off date, each housing loan satisfies the following eligibility criteria:

          o it is from the seller's general residential housing loan product pool;

          o it is secured by a mortgage which constitutes a first ranking mortgage over residential owner-occupied or investment land situated in capital city metropolitan areas or regional centers in Australia, which mortgage is or will be registered under the relevant law relating to the registration, priority or effectiveness of any mortgage over land in any Australian jurisdiction. Where a mortgage is not, or will not be when registered, a first ranking mortgage, the sale notice includes an offer from the seller to the issuer trustee of all prior ranking registered mortgages;

          o it is secured by a mortgage over a property which has erected on it a residential dwelling and which is required under the terms of the mortgage to be covered by general insurance by an insurer approved in accordance with the transaction documents;

          o it has a loan-to-value ratio less than or equal to 95% for owner occupied properties and 90% for non-owner occupied properties;

          o it was not purchased by the seller, but was approved and originated by the seller in the ordinary course of its business;

          o the borrower does not owe more than A$500,000 under the housing loan;

          o the borrower is required to repay such loan within 30 years of the cut-off date;

          o no payment from the borrower is in arrears for more than 30 consecutive days;

          o the sale of an equitable interest in the housing loan, or the sale of an equitable interest in any related mortgage or guarantee, does not contravene or conflict with any law;

          o together with the related mortgage, it has been or will be stamped, or has been taken by the relevant stamp duties authority to be stamped, with all applicable duty;

          o   it is on fully amortizing repayment terms;

          o   it is fully drawn;

          o it complies in all material respects with applicable laws, including, if applicable, the Consumer Credit Legislation; and

          o it is subject to the terms and conditions of St.George Bank's Great Australian Home Loan product, its standard variable rate loan, including loans entitled to a "loyalty" rate due to a home loan relationship with St.George Bank of 5 years or more, or loans that bear a fixed rate of interest for up to 5 years as of the cut-off date.

     The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer involved in the administration of the trust has actual notice to the contrary.


BREACH OF REPRESENTATIONS AND WARRANTIES

     If St.George Bank, the manager or the issuer trustee becomes aware that a representation or warranty from St.George Bank relating to any housing loan or mortgage is incorrect within 120 days after the closing date, it must notify the other parties and the rating agencies not later than ten business days before 120 days after the closing date. If the breach is not waived or remedied to the satisfaction of the manager and the issuer trustee within ten business days of the notice or such longer time as the issuer trustee and manager permits then, without any action being required by either party, St.George Bank shall be obligated to repurchase the affected housing loan and mortgage for an amount equal to its Unpaid Balance.

     Upon payment of the Unpaid Balance, the issuer trustee shall cease to have any interest in the affected housing loan and mortgage and St.George Bank shall hold both the legal and beneficial interest in such housing loan and mortgage and be entitled to all interest and fees that are paid in respect of them from, and including, the date of repurchase.

     If the breach of a representation or warranty is discovered later than 120 days from the closing date, the issuer trustee will only have a claim for damages which will be limited to an amount equal to the Unpaid Balance of that housing loan at the time St.George Bank pays the damages.


SUBSTITUTION OF HOUSING LOANS
SELLER SUBSTITUTION

     The issuer trustee must, at the manager's direction and option, at any time replace a housing loan which has been repurchased by the seller following a breach of representation using the funds received from the repurchase to purchase a substitute housing loan from the seller. The seller may elect to sell a substitute housing loan to the issuer trustee, which the issuer trustee shall acquire if the manager directs it to do so, provided the substitute housing loan satisfies the following requirements:

     o it complies with the eligibility criteria and is selected in accordance with certain other selection criteria;

     o at the time of substitution, the substitute housing loan has a maturity date no later than the date being 2 years prior to the final maturity date of the notes;

     o the mortgage insurer has confirmed that the substitute housing loan will be insured under the mortgage insurance policy; and

     o  the substitution will not adversely affect the rating of the notes.


OTHER SUBSTITUTIONS

     The issuer trustee must, at the manager's direction, at any time:

     o  replace a housing loan;

     o  allow a borrower to replace the property securing a housing loan; or

     o allow a borrower to refinance a housing loan to purchase a new property, provided all of the following conditions are met:

     o the same borrower continues to be the borrower under the new housing loan;

     o either the replacement mortgage or the replacement property does not result in the related housing loan failing to comply with the eligibility criteria or the refinanced housing loan satisfies the eligibility criteria, as the case may be;

     o any such replacement or refinancing occurs simultaneously with the release of the previous mortgage, property or housing loan, as the case may be; and

     o the principal outstanding under the related housing loan is, after the replacement or refinancing, the same as before that replacement or refinancing.


SELECTION CRITERIA

     The manager will apply the following criteria, in descending order of importance, when selecting a substitute housing loan or approving a substitution:

     o the substitute housing loan will have an Unpaid Balance within A$30,000 of the outgoing housing loan's Unpaid Balance, as determined at the time of substitution;

     o an outgoing housing loan secured by an owner-occupied or non-owner occupied property will be replaced by another housing loan secured by an owner-occupied or non-owner occupied property, as the case may be;

     o the substitute housing loan will have a current loan-to-value ratio no more than 5% greater than the outgoing housing loan's current loan-to-value ratio, as determined at the time of substitution;

     o an outgoing housing loan will be replaced by a housing loan with a mortgage over a property located in the same state or territory;

     o an outgoing housing loan will be replaced by a housing loan with a mortgage over a property with the same or similar postcode; and

     o in the case of a selection of substitute housing loan, the substitute housing loan will have the closest possible original loan amount to that of the outgoing housing loan.


OTHER FEATURES OF THE HOUSING LOANS


     The housing loans have the following features.


     o  Interest is calculated daily and charged monthly in arrears.


     o Payments can be on a monthly, two weekly or weekly basis. Payments are made by borrowers using a number of different methods, including cash payments at branches, checks and in most cases automatic transfer.


     o They are governed by the laws of the Commonwealth and one of the following Australian States or Territories:


        o   New South Wales;
        o   Victoria;
        o   Western Australia;
        o   Queensland;
        o   South Australia;
        o   Northern Territory;
        o   Tasmania; or
        o   the Australian Capital Territory.


DETAILS OF THE HOUSING LOAN POOL


     The information in the following tables set out various details relating to the housing loans to be sold to the trust on the closing date. The information is provided as of the close of business on January 21, 2001. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.


     Note that these details may not reflect the housing loan pool as of the closing date because the seller may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The seller may do this if, for example, the loans originally selected are repaid early.


     The seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table on page 12, unless a revised prospectus is delivered to prospective investors.

                            HOUSING LOAN INFORMATION*


                               SEASONING ANALYSIS

                                                                        AVERAGE        % BY          % BY
                                   NUMBER      BALANCE OUTSTANDING      BALANCE       NUMBER        BALANCE
RANGE OF MONTHS OF SEASONING      OF LOANS             (A$)               (A$)       OF LOANS     OUTSTANDING
------------------------------   ----------   ---------------------   -----------   ----------   ------------
 1 -- 12 .....................      2,778         $  345,190,008       $124,258        14.15%        18.43%
13 -- 24 .....................      6,643         $  768,728,563       $115,720        33.83%        41.05%
25 -- 36 .....................      2,846         $  252,319,173       $ 88,657        14.49%        13.47%
37 -- 48 .....................      2,204         $  168,875,048       $ 76,622        11.22%         9.02%
49 -- 60 .....................      1,776         $  119,075,534       $ 67,047         9.04%         6.36%
61 -- ........................      3,392         $  218,382,411       $ 64,382        17.27%        11.66%
                                    -----         --------------       --------       ------        ------
TOTAL ........................     19,639         $1,872,570,738       $ 95,350       100.00%       100.00%
                                   ======         ==============       ========       ======        ======

----------
*     Totals may not sum exactly due to rounding.

                    POOL PROFILE BY GEOGRAPHIC DISTRIBUTION*



                                                                                   % BY          % BY
                                               NUMBER OF          TOTAL          NUMBER OF       TOTAL
REGION                                        PROPERTIES     VALUATION (A$)     PROPERTIES     VALUATION
------------------------------------------   ------------   ----------------   ------------   ----------
Australian Capital Territory -- Inner
 City ....................................         398      $   67,418,896          2.08%         1.87%
Australian Capital Territory -- Metro.....         291      $   43,109,034          1.52%         1.20%
                                                   ---      --------------        ------        ------
                                                   689      $  110,527,930          3.59%         3.07%
                                                   ===      ==============        ======        ======
New South Wales -- Inner City ............          37      $   11,401,800          0.19%         0.32%
New South Wales -- Metro .................       9,294      $2,188,913,532         48.49%        60.87%
New South Wales -- Non-Metro .............       4,215      $  591,995,683         21.99%        16.46%
                                                 -----      --------------        ------        ------
                                                13,546      $2,792,311,015         70.68%        77.65%
                                                ======      ==============        ======        ======
Queensland -- Inner City .................           6      $      969,900          0.03%         0.03%
Queensland -- Metro ......................         654      $   91,701,378          3.41%         2.55%
Queensland -- Non-Metro ..................         516      $   78,585,080          2.69%         2.19%
                                                ------      --------------        ------        ------
                                                 1,176      $  171,256,358          6.14%         4.76%
                                                ======      ==============        ======        ======
South Australia -- Inner City ............           5      $      831,500          0.03%         0.02%
South Australia -- Metro .................         365      $   51,162,700          1.90%         1.42%
South Australia -- Non-Metro .............          42      $    5,390,907          0.22%         0.15%
                                                ------      --------------        ------        ------
                                                   412      $   57,385,107          2.15%         1.60%
                                                ======      ==============        ======        ======
Victoria -- Inner City ...................          25      $    7,290,000          0.13%         0.20%
Victoria -- Metro ........................       1,904      $  295,742,365          9.93%         8.22%
Victoria -- Non-Metro ....................       1,027      $  101,403,502          5.36%         2.82%
                                                ------      --------------        ------        ------
                                                 2,956      $  404,435,867         15.42%        11.25%
                                                ======      ==============        ======        ======
Western Australia -- Inner City ..........          11      $    2,299,500          0.06%         0.06%
Western Australia -- Metro ...............         344      $   53,699,825          1.79%         1.49%
Western Australia -- Non-Metro ...........          19      $    2,308,500          0.10%         0.06%
                                                ------      --------------        ------        ------
                                                   374      $   58,307,825          1.95%         1.62%
                                                ======      ==============        ======        ======
Northern Territory -- Inner City .........           4      $      824,000          0.02%         0.02%
Northern Territory -- Metro ..............           0                   0          0.00          0.00
Northern Territory -- Non-Metro ..........           0                   0          0.00          0.00
                                                ------      --------------        ------        ------
                                                     4      $      824,000          0.02%         0.02%
                                                ======      ==============        ======        ======
Tasmania -- Inner City ...................           0                   0          0.00          0.00
Tasmania -- Metro ........................           5      $      412,000          0.03%         0.01%
Tasmania -- Non-Metro ....................           4      $      374,000          0.02%         0.01%
                                                ======      ==============        ======        ======
                                                     9      $      786,000          0.05%         0.02%
                                                ------      --------------        ------        ------
TOTAL ....................................      19,166      $3,595,834,102        100.00%       100.00%
                                                ======      ==============        ======        ======

----------
*     Totals may not sum exactly due to rounding.

     The number of properties is greater than the number of housing loans because some housing loans are secured by more than one property.


                      POOL PROFILE BY BALANCE OUTSTANDING*


                                       NUMBER                             WEIGHTED       % BY          % BY
                                      OF LOAN     BALANCE OUTSTANDING      AVERAGE      NUMBER        BALANCE
CURRENT BALANCE (A$)                   GROUPS             (A$)             LVR (%)     OF LOANS     OUTSTANDING
----------------------------------   ---------   ---------------------   ----------   ----------   ------------
      0.01 --  20,000.00 .........       388         $    6,840,699         19.14%        2.22%         0.37%
 20,000.01 --  30,000.00 .........       865         $   21,626,362         24.86%        4.94%         1.15%
 30,000.01 --  50,000.00 .........     1,944         $   78,506,564         38.66%       11.10%         4.19%
 50,000.01 -- 100,000.00 .........     6,407         $  484,776,980         60.77%       36.59%        25.89%
100,000.01 -- 150,000.00 .........     4,447         $  540,725,196         65.60%       25.40%        28.88%
150,000.01 -- 200,000.00 .........     1,867         $  320,232,633         64.77%       10.66%        17.10%
200,000.01 -- 250,000.00 .........       855         $  189,964,792         65.72%        4.88%        10.14%
250,000.01 -- 300,000.00 .........       392         $  107,105,413         65.48%        2.24%         5.72%
300,000.01 -- 350,000.00 .........       193         $   62,343,136         65.95%        1.10%         3.33%
350,000.01 -- 400,000.00 .........        84         $   31,396,637         66.06%        0.48%         1.68%
400,000.01 -- 450,000.00 .........        43         $   18,228,690         62.42%        0.25%         0.97%
450,000.01 -- 500,000.00 .........        23         $   10,823,636         63.49%        0.13%         0.58%
                                       -----         --------------         -----       ------        ------
TOTAL ............................    17,508         $1,872,570,738         62.42%      100.00%       100.00%
                                      ======         ==============         =====       ======        ======

----------
*     Totals may not sum exactly due to rounding.

                              POOL PROFILE BY LVR*




                             NUMBER                             WEIGHTED       % BY          % BY
                            OF LOAN     BALANCE OUTSTANDING      AVERAGE      NUMBER        BALANCE
CURRENT LVR (%)              GROUPS             (A$)             LVR (%)     OF LOANS     OUTSTANDING
------------------------   ---------   ---------------------   ----------   ----------   ------------
 0.01 -- 30.00 .........     2,796         $  137,810,248         21.53%       15.97%         7.36%
30.01 -- 35.00 .........       735         $   60,120,721         32.62%        4.20%         3.21%
35.01 -- 40.00 .........       862         $   81,306,777         37.65%        4.92%         4.34%
40.01 -- 45.00 .........       891         $   92,342,418         42.63%        5.09%         4.93%
45.01 -- 50.00 .........     1,057         $  121,886,432         47.60%        6.04%         6.51%
50.01 -- 55.00 .........     1,023         $  123,577,527         52.50%        5.84%         6.60%
55.01 -- 60.00 .........     1,033         $  128,259,078         57.46%        5.90%         6.85%
60.01 -- 65.00 .........     1,102         $  141,777,196         62.56%        6.29%         7.57%
65.01 -- 70.00 .........     1,285         $  163,772,206         67.64%        7.34%         8.75%
70.01 -- 75.00 .........     1,561         $  194,620,504         72.67%        8.92%        10.39%
75.01 -- 80.00 .........     2,141         $  278,910,133         77.35%       12.23%        14.89%
80.01 -- 85.00 .........     1,450         $  162,761,769         82.68%        8.28%         8.69%
85.01 -- 90.00 .........     1,572         $  185,425,728         87.26%        8.98%         9.90%
                             -----         --------------         -----       ------        ------
TOTAL ..................    17,508         $1,872,570,738         62.42%      100.00%       100.00%
                            ======         ==============         =====       ======        ======

----------
*     Totals may not sum exactly due to rounding.

                       POOL PROFILE BY YEAR OF MATURITY*


                                                         AVERAGE        % BY          % BY
                   NUMBER OF     BALANCEOUTSTANDING      BALANCE       NUMBER        BALANCE
MATURITY YEAR        LOANS              (A$)               (A$)       OF LOANS     OUTSTANDING
---------------   -----------   --------------------   -----------   ----------   ------------
2001 ..........           1        $       20,125       $ 20,125         0.01%         0.00%
2002 ..........           2        $       37,864       $ 18,932         0.01%         0.00%
2003 ..........          16        $      364,261       $ 22,766         0.08%         0.02%
2004 ..........          43        $    1,040,941       $ 24,208         0.22%         0.06%
2005 ..........          48        $    1,227,294       $ 25,569         0.24%         0.07%
2006 ..........          56        $    1,946,702       $ 34,763         0.29%         0.10%
2007 ..........          95        $    2,876,002       $ 30,274         0.48%         0.15%
2008 ..........          78        $    2,851,725       $ 36,561         0.40%         0.15%
2009 ..........         267        $   11,852,526       $ 44,391         1.36%         0.63%
2010 ..........         259        $   12,163,607       $ 46,964         1.32%         0.65%
2011 ..........         135        $    6,662,604       $ 49,353         0.69%         0.36%
2012 ..........         166        $    8,047,841       $ 48,481         0.85%         0.43%
2013 ..........         179        $   10,906,485       $ 60,930         0.91%         0.58%
2014 ..........         435        $   29,447,893       $ 67,696         2.21%         1.57%
2015 ..........         381        $   26,860,830       $ 70,501         1.94%         1.43%
2016 ..........         225        $   14,971,584       $ 66,540         1.15%         0.80%
2017 ..........         245        $   18,177,843       $ 74,195         1.25%         0.97%
2018 ..........         284        $   21,025,347       $ 74,033         1.45%         1.12%
2019 ..........       1,159        $   85,409,659       $ 73,693         5.90%         4.56%
2020 ..........       1,695        $  120,821,858       $ 71,281         8.63%         6.45%
2021 ..........       1,408        $   99,586,787       $ 70,729         7.17%         5.32%
2022 ..........       1,633        $  128,870,124       $ 78,916         8.32%         6.88%
2023 ..........       2,180        $  197,900,575       $ 90,780        11.10%        10.57%
2024 ..........       4,324        $  517,657,204       $119,717        22.02%        27.64%
2025 ..........       3,676        $  479,788,067       $130,519        18.72%        25.62%
2026 ..........         115        $    8,748,541       $ 76,074         0.59%         0.47%
2027 ..........         145        $   12,882,085       $ 88,842         0.74%         0.69%
2028 ..........          97        $    9,638,289       $ 99,364         0.49%         0.51%
2029 ..........         129        $   15,973,568       $123,826         0.66%         0.85%
2030 ..........         163        $   24,812,507       $152,224         0.83%         1.33%
                      -----        --------------       --------       ------        ------
TOTAL .........      19,639        $1,872,570,738       $ 95,350       100.00%       100.00%
                     ======        ==============       ========       ======        ======

----------
*     Totals may not sum exactly due to rounding.

                      DISTRIBUTION OF CURRENT COUPON RATES*

                                                                   AVERAGE        % BY          % BY
RANGE OF CURRENT COUPON       NUMBER      BALANCE OUTSTANDING      BALANCE       NUMBER        BALANCE
RATES (%)                    OF LOANS             (A$)               (A$)       OF LOANS     OUTSTANDING
-------------------------   ----------   ---------------------   -----------   ----------   ------------
5.01 --  5.50 ...........        115         $   17,793,017       $154,722         0.59%         0.95%
5.51 --  6.00 ...........          1         $       98,959       $ 98,959         0.01%         0.01%
6.01 --  6.50 ...........         91         $    9,404,504       $103,346         0.46%         0.50%
6.51 --  7.00 ...........      1,415         $  156,657,229       $110,712         7.21%         8.37%
7.01 --  7.50 ...........      1,160         $  146,725,228       $126,487         5.91%         7.84%
7.51 --  8.00 ...........     10,244         $  947,457,789       $ 92,489        52.16%        50.60%
8.01 --  8.50 ...........      6,565         $  590,236,770       $ 89,907        33.43%        31.52%
8.51 --  9.00 ...........         37         $    3,588,673       $ 96,991         0.19%         0.19%
9.01 --  9.50 ...........          4         $      122,428       $ 30,607         0.02%         0.01%
9.51 -- 10.00 ...........          7         $      486,141       $ 69,449         0.04%         0.03%
                              ------         --------------       --------       ------        ------
TOTAL ...................     19,639         $1,872,570,738       $ 95,350       100.00%       100.00%
                              ======         ==============       ========       ======        ======

----------
*     Totals may not sum exactly due to rounding.

                  DISTRIBUTION OF MONTHS REMAINING TO MATURITY*


                           NUMBER                              AVERAGE        % BY          % BY
RANGE OF MONTHS              OF       BALANCE OUTSTANDING      BALANCE       NUMBER        BALANCE
REMAINING TO MATURITY       LOANS             (A$)               (A$)       OF LOANS     OUTSTANDING
-----------------------   --------   ---------------------   -----------   ----------   ------------
  1 --  36 ............        19        $      422,251       $ 22,224         0.10%         0.02%
 37 --  48 ............        46        $    1,125,490       $ 24,467         0.23%         0.06%
 49 --  60 ............        49        $    1,265,886       $ 25,834         0.25%         0.07%
 61 --  72 ............        57        $    1,976,834       $ 34,681         0.29%         0.11%
 73 --  84 ............        94        $    2,903,021       $ 30,883         0.48%         0.16%
 85 --  96 ............        81        $    2,928,123       $ 36,150         0.41%         0.16%
 97 -- 108 ............       301        $   13,462,562       $ 44,726         1.53%         0.72%
109 -- 120 ............       234        $   10,904,492       $ 46,600         1.19%         0.58%
121 -- 132 ............       136        $    6,819,903       $ 50,146         0.69%         0.36%
133 -- 144 ............       165        $    8,309,255       $ 50,359         0.84%         0.44%
145 -- 156 ............       182        $   11,345,875       $ 62,340         0.93%         0.61%
157 -- 168 ............       474        $   32,180,233       $ 67,891         2.41%         1.72%
169 -- 180 ............       343        $   24,023,996       $ 70,041         1.75%         1.28%
181 -- 192 ............       217        $   14,428,084       $ 66,489         1.10%         0.77%
193 -- 204 ............       262        $   19,870,941       $ 75,843         1.33%         1.06%
205 -- 216 ............       270        $   19,749,587       $ 73,147         1.37%         1.05%
217 -- 228 ............     1,295        $   97,169,293       $ 75,034         6.59%         5.19%
229 -- 240 ............     1,683        $  117,531,519       $ 69,835         8.57%         6.28%
241 -- 252 ............     1,383        $   97,509,984       $ 70,506         7.04%         5.21%
253 -- 264 ............     1,656        $  134,054,233       $ 80,951         8.43%         7.16%
265 -- 276 ............     2,285        $  210,607,303       $ 92,170        11.64%        11.25%
277 -- 288 ............     4,902        $  602,285,156       $122,865        24.96%        32.16%
289 -- 300 ............     2,862        $  370,209,266       $129,353        14.57%        19.77%
301 -- 312 ............       126        $    9,224,167       $ 73,208         0.64%         0.49%
313 -- 324 ............       139        $   13,179,028       $ 94,813         0.71%         0.70%
325 -- 336 ............        89        $    8,770,133       $ 98,541         0.45%         0.47%
337 -- 348 ............       167        $   21,030,875       $125,933         0.85%         1.12%
349 -- 360 ............       122        $   19,283,277       $158,060         0.62%         1.03%
                            -----        --------------       --------       ------        ------
TOTAL .................    19,639        $1,872,570,738       $ 95,350       100.00%       100.00%
                           ======        ==============       ========       ======        ======

----------
*     Totals may not sum exactly due to rounding.

                         MORTGAGE INSURER DISTRIBUTION*



                                          NUMBER                             WEIGHTED       % BY          % BY
                                         OF LOAN     BALANCE OUTSTANDING      AVERAGE      NUMBER        BALANCE
MORTGAGE INSURER                          GROUPS             (A$)             LVR (%)     OF LOANS     OUTSTANDING
-------------------------------------   ---------   ---------------------   ----------   ----------   ------------
GE Mortgage Insurance Pty
 Ltd ................................       242         $   26,435,413         74.48%        1.38%         1.41%
Commonwealth of Australia
 (managed by GE Mortgage
 Insurance Pty Ltd) .................       799         $   67,272,719         73.20%        4.56%         3.59%
St.George Insurance Pte Ltd .........     4,807         $  505,899,077         77.38%       27.46%        27.02%
PMI Mortgage Insurance Pty
 Limited ............................    11,660         $1,272,963,530         55.66%       66.60%        67.98%
                                         ------         --------------         -----       ------        ------
TOTAL ...............................    17,508         $1,872,570,738         62.42%      100.00%       100.00%
                                         ======         ==============         =====       ======        ======

----------
*     Totals may not sum exactly due to rounding.

                       ST.GEORGE RESIDENTIAL LOAN PROGRAM

ORIGINATION PROCESS

     The housing loans included in the assets of the trust were originated by St.George Bank from new loan applications and refinancings of acceptable current St.George Bank housing loans. St.George Bank sources its housing loans through its national branch network, the national telemarketing center, accredited mortgage brokers, mobile lenders and through the internet.

APPROVAL AND UNDERWRITING PROCESS

     Each lending officer must attend a formal training program conducted by St.George Bank and pass an exam to obtain an approval authority limit. The lending officer's performance and approval authority is constantly monitored and reviewed by St.George Bank. This ensures that loans are approved by a lending officer with the proper authority level and that the quality of the underwriting process by each individual lending officer is maintained.

     Housing loans processed by St.George Bank will either be approved or declined by a lending officer or referred to a credit specialist. A loan will generally be referred to a credit specialist for approval where the lending proposed exceeds the lending officer's delegated authority.

     All housing loan applications, including the applications relating to the housing loans included in the assets of the trust, must satisfy St.George Bank's credit policy and procedures described in this section. St.George Bank, like other lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for its residential housing loans. All borrowers must satisfy St.George Bank's underwriting criteria described in this section. Borrowers are not charged different rates of interest based on their credit quality.

     The approval process consists of determining the valuation of the proposed security property, verifying the borrower's details and ensuring these details satisfy St.George Bank's underwriting criteria. This process is conducted by St.George Bank. Once it is established that the loan application meets St.George Bank's credit standards, the loan must be approved by an authorized bank officer.

     The property to be secured is required to be appraised by a valuer from St.George Bank's approved list of registered valuers if the loan-to-value ratio of the property is above 80% and in the following circumstances:

     o  newly constructed homes and other dwellings not previously occupied;

     o  refinancings from other financial institutions;

     o the purchase of vacant land with the commitment to build a house immediately; or

     o if the loan amount exceeds A$350,000 or if the total amount of all loans outstanding to that borrower is greater than A$400,000.

     In non-valuation cases, St.George Bank requires a copy of the stamped contract of sale before settlement which confirms the purchase price of the property. In addition, St.George Bank requires valuers to be members of the Australian Property Institute. A housing loan may be secured by more than one property, in which case the combined value of the properties is considered. The loan-to-value ratio may not exceed 95% for owner occupied properties or 90% for non-owner occupied properties.

     Verification of an applicant's information is central to the approval process. St.George Bank verifies all income on all loan applications by procedures such as employment checks, including a review of the applicant's last three years of employment history, and tax returns. It also conducts credit checks and enquiries through Credit Advantage Limited in accordance with current credit criteria. A statement of the applicant's current assets and liabilities is also obtained.

     The prospective borrower must have a satisfactory credit history, stable employment, evidence of a genuine savings pattern and a minimum 5% deposit in genuine savings. Gifts, inheritance and money borrowed from other sources are not genuine savings and are not considered as part of the minimum "5% deposit" requirement.

     St.George Bank requires all borrowers to satisfy a minimum disposable income level after all commitments, including allowances for living expenses and the proposed housing loan, with an allowance for interest rate increases. This is to ensure that the applicant has the capacity to repay loans from his or her current income.

     All borrowers in respect of housing loans are natural persons or corporations. Housing loans to corporations may also be secured by guarantees from directors. Guarantees may also be obtained in other circumstances.

     St.George Bank conducts a review of a sample of approved housing loans on a monthly basis to ensure individual lending officers maintain all policy standards. Once a verified application is accepted, St.George Bank provides each loan applicant with a loan agreement comprised of a loan offer document together with a general terms and conditions booklet. Upon receipt of acceptance of this offer from all borrowers under the particular loan, the loan will proceed to execution of the mortgage documentation and certification of title. When St.George Bank or its solicitors have received these documents, settlement will occur. Upon settlement, the mortgage is registered and the documents stored at St.George Bank's Head Office at Kogarah, Sydney or in interstate branch offices. A condition of settlement is that the mortgagor establish and maintain full replacement property insurance on the security property.

     St.George Bank's credit policies and approval procedures are subject to constant review. Improvements in procedures are continuous. Credit policy may change from time to time due to business conditions and legal or regulatory changes.


ST.GEORGE BANK'S PRODUCT TYPES
STANDARD VARIABLE RATE LOAN

     This type of loan is St.George Bank's traditional standard variable rate product. There is not a stated or defined explicit link to the interest rates in the financial markets, although, in general, the standard variable rate does follow movements in the financial markets. Standard variable rate loans may be converted to a fixed rate product at the borrower's request, subject to payment of a switch fee.

     An additional subproduct of the standard variable rate loan is the St.George Bank loyalty loan. Existing and previous St.George Bank home loan customers with a St.George Bank home loan relationship of 5 years or more are entitled to a "loyalty" rate whenever their loan is at the standard variable rate. New St.George Bank customers and former Advance Bank home loan customers are not entitled to the "loyalty" rate. The "loyalty" discount rate is guaranteed to be 0.25 percentage points below the standard variable rate until January 1, 2006.

ST.GEORGE GREAT AUSTRALIAN HOME LOAN

     The St.George Great Australian Home Loan product has a variable interest rate which is not linked to, and historically has been lower than, St.George Bank's standard variable rate. Consistent with the standard variable rate loan the interest rates set under the St.George Great Australian Home Loan product have no stated or explicit link to interest rates in the financial markets. Further, the interest rate of the St.George Great Australian Home Loan could fluctuate independently of standard variable rates.

     The St.George Great Australian Home Loan product may be converted to a fixed rate mortgage product at the borrower's request, and if agreed to by St.George Bank, subject to the payment of a switch fee. Additionally, no interest offset account is available under this product and loan payments may be made monthly, every two weeks or weekly and must be made by automatic transfer. Lump sum payments are permitted under the St.George Great Australian Home Loan Product at any time without penalty and there is no provision to stop automatic transfers when payments are made in advance.


FIXED RATE LOAN

     Some of the housing loans bear a fixed rate of interest for up to 5 years as of the cut-off date. At the end of that fixed rate period, unless the interest rate is re-fixed at a rate and for a term agreed between the borrower and St.George Bank, the loans will automatically convert to the standard variable rate of interest.

     The Servicer will not allow the interest rate on a fixed rate loan to be re-fixed at the end of its fixed rate term if it will result in a downgrade or withdrawal of the rating of the notes.


SPECIAL FEATURES OF THE HOUSING LOANS

     Each housing loan may have some or all of the features described in this section. In addition, during the term of any housing loan, St.George Bank may agree to change any of the terms of that housing loan from time to time at the request of the borrower.


SWITCHING INTEREST RATES

     St.George Bank will consider requests from borrowers to change from a fixed interest rate to a variable interest rate, or vice versa. The Servicer will not allow conversion of a loan if it will result in a downgrade or withdrawal of the rating of the notes. Any variable rate converting to a fixed rate product will be matched by an increase in the fixed-floating rate swap to hedge the fixed rate exposure.


INCREASE LOANS

     A borrower who is not a St.George Great Australian Home Loan borrower may apply to St.George Bank to borrow additional funds secured by the existing mortgage. The proceeds from these "increase" loans may be used by the borrower for any purpose.

     Some of the loans in the housing loan pool as of the cut-off date were originated as these increase loans. All of these increase loans will be assigned to the trust, together with each related housing loan, and form part of the assets of the trust.

     Where a borrower seeks to obtain an increase loan with respect to a housing loan after the cut-off date, and the aggregate of the existing housing loan and the increase loan meets the eligibility criteria, the increase loan will be approved and settled by St.George Bank. St.George Bank will provide the funding for the increase loan which will be secured by the existing mortgage. In the event, however, that it becomes necessary to enforce the loan or the related mortgage, the master trust deed requires that any proceeds of that enforcement be applied in satisfaction of all amounts -- actual or contingent -- owing under the housing loan included in the assets of the trust, before any amounts may be applied in satisfaction of the increase loan.

     St.George Bank will provide all funding for that increase loan, which will be secured by the related mortgage. Under the master trust deed, the servicer will, at the direction of the manager, in the event of enforcement of a housing loan, distribute the proceeds to the issuer trustee of all housing loans which are assets of the trust in priority to any increase loan advanced by St.George Bank after the cut-off date.


SUBSTITUTION OF SECURITY

     A borrower may apply to the servicer to achieve the following:

     o substitute a different property in place of the existing security property;

     o  add a further property as security for a loan; or

     o  release a mortgaged property under an existing loan contract.

     If the servicer's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan. A new mortgage for the substituted security is registered.

     If all of the following conditions occur, then the housing loan will remain in the housing loan pool, secured by the new mortgage:

     o  a new property subject to a mortgage satisfies the eligibility criteria;


     o  the principal outstanding under the housing loan does not increase;

     o the purchase of the new property by the borrower occurs simultaneously with the discharge of the original mortgage; and

     o  the new property is acceptable to the mortgage insurer.

     If any of the following conditions occur, then the Unpaid Balance will be repaid by the seller and the housing loan will cease to be an asset of the trust:

     o  the new property does not satisfy the eligibility criteria;

     o  the principal outstanding under the housing loan will change (increase);
        or

     o  settlement does not occur simultaneously with discharge.

     That payment of the Unpaid Balance will form part of the collections for the relevant collection period.


REDRAW

     The general terms and conditions of the variable rate housing loans allows the borrower to request a redraw of principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. Redraws must be for at least $2,000 per transaction. Borrowers may request a redraw at any time, but its availability is always at the discretion of St.George Bank. The borrower is required to pay a fee to St.George Bank in connection with a redraw. Currently,

St.George Bank does not permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from the trust.


PAYMENT HOLIDAY

     The documentation for a housing loan may allow the borrower a payment holiday where the borrower has prepaid principal, creating a difference between the outstanding principal balance of the loan and the scheduled amortized principal balance of the housing loan. The borrower is not required to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. The failure by the borrower to make payments during a payment holiday may not necessarily lead the related housing loan to be considered delinquent.


EARLY REPAYMENT

     A borrower will not incur break fees if an early repayment or partial prepayment of principal occurs under a variable rate housing loan contract. However, in the case of loans approved prior to November 1, 1996, one month's interest can be charged as an early repayment fee.

     A borrower may incur break fees if an early repayment or partial prepayment of principal occurs on a fixed rate housing loan. Any housing loan approved before November 1, 1996 and on a fixed rate at the time of the break has a break fee of up to three months' interest on the portion of principal prepaid on the housing loan. Any housing loan approved after November 1, 1996 and before May 15, 1999 and on a fixed rate at the time of the break will be subject to an economic break fee which will not exceed:

     o 3 months interest, if the housing loan had an original fixed rate term of 1 to 3 years;

     o 4 months interest, if the housing loan had an original fixed rate term of 4 years; or

     o 5 months interest, if the housing loan had an original fixed rate term of 5 years.

     Any housing loan approved on or after May 16, 1999 or if approved before this date and the loan only became subject to a fixed rate on or after February 1, 2000 and the loan is currently on a fixed rate at the time of the break, it will not be subject to these limits on break fees.

     Currently the servicer's policy is not to charge break fees in respect of a housing loan if prepayments for that housing loan are less than A$5,000 in any 12 month period while the interest rate is fixed. Where break fees are payable, payment is required upon receipt of the prepayment or discharge. In some circumstances, the break fees will be capitalized.

     From February 1, 2000 regardless of the date of origin of a housing loan, if the housing loan is switched to a fixed rate from that time, the economic break fee will apply without any limit.


SWITCHING TO AN INVESTMENT OR OWNER-OCCUPIED HOUSING LOAN

     A borrower may elect to switch the use of the mortgaged property from owner-occupied property to investment or vice versa. St.George Bank must ensure that following any switch the related housing loans in the pool still satisfy the eligibility criteria. St.George Bank requires notification from the borrower of a switch and reserves the right to change the interest rate or the fees charged with respect to the housing loan.

CAPITALIZED FEES

     A borrower may request St.George Bank to provide product features under its housing loan contract without having to pay the usual up-front fee relating to that product. In those cases, St.George Bank may capitalize the fee, which will thus constitute part of the principal to be amortized over the life of the housing loan.


COMBINATION OR "SPLIT" HOUSING LOANS

     A borrower may elect to split its loan into separate funding portions which may, among other things, be subject to different types of interest rates. Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are secured by the same mortgage.

     If a housing loan is split, each separate loan will remain in the trust as long as each individual loan matures before the final maturity date of the notes. If any loan matures after the final maturity date of the notes, that loan will be removed from the trust and the Unpaid Balance of the loan will be paid to the Trustee by St.George Bank. The other segments of the "split" loan which mature before the final maturity date of the notes will remain in the trust.


LOAN OFFSET

     St.George Bank offers borrowers an interest offset product under which the interest rate accrued on the borrower's deposit account is offset against interest on the borrower's housing loan on a monthly basis. St.George Bank does not actually pay interest to the borrower on the loan offset account, but reduces the amount of interest which is payable by the borrower under its housing loan. The borrower continues to make its scheduled mortgage payment under the housing loan with the result that the portion allocated to principal is increased by the amount of interest offset. St.George Bank will pay to the trust the aggregate of all interest amounts offset on a monthly basis. These amounts will constitute Finance Charge Collections and Principal Collections for the relevant period. The loan offset account must be in the same name as the housing loan.

     If at any time there is no basis swap in place, St.George Bank must ensure that the interest rate applicable to the borrower's deposit account is such that St.George Bank, as servicer, will not be required to increase the threshold rate as described in "Description of the Class A Notes -- The Interest Rate Swaps -- Threshold Rate".

     If, following a Title Perfection Event, the trust obtains legal title to a housing loan, St.George Bank will no longer be able to offer an interest offset arrangement for that housing loan.


NO SETOFF AGAINST AMOUNTS OWING TO ST.GEORGE

     Under the housing loan documentation, borrowers have waived the right to set off against all deposits held with St.George Bank.


ADDITIONAL FEATURES

     St.George Bank may from time to time offer additional features in relation to a housing loan which are not described in the preceding section. However, before doing so, St.George Bank must satisfy the manager that the additional features would not affect any mortgage insurance policy covering the housing loan and would not cause a downgrade or withdrawal of the rating of any notes. In addition, except for the interest rate and the amount of fees, St.George Bank generally does not change any of the terms of a housing loan without the related borrower's consent.


                         THE MORTGAGE INSURANCE POLICIES


GENERAL

     Those housing loans with an LVR in excess of 80% at the time of origination are each insured under a specific mortgage insurance policy by either St.George Insurance Pte Ltd, GE Mortgage Insurance Pty Ltd or the Commonwealth of Australia. The issuer trustee has entered into a pool insurance policy for those housing loans with an LVR of 80% or below at the time of origination with PMI Mortgage Insurance Ltd. This section is a summary of the general provisions of the mortgage insurance policies.


SPECIFIC INSURANCE POLICIES

     The seller has entered into a number of specific mortgage insurance policies in relation to each of the housing loans which had an LVR of over 80% on the date it was originated. Each such insurance policy, each a SPECIFIC INSURANCE POLICY, was provided by any one of St.George Insurance Pte Limited, GE Mortgage Insurance Pty Ltd or the Commonwealth of Australia, each a SPECIFIC INSURER.

     The seller will assign in equity its interest in each Specific Insurance Policy to the issuer trustee on the closing date when it assigns the relevant housing loan and mortgage. The consent of the relevant insurer is required for that assignment, and also for the servicer to service the insured housing loans. The seller is required to ensure that these consents are obtained on or before the closing date.


RESTRICTIONS AND CANCELLATION

     The amount recoverable under each Specific Insurance Policy will generally be the amount owing in relation to the relevant housing loan (including unpaid principal, accrued interest at any non-default rate, proper tax and reasonable enforcement costs (subject in certain instances to the insurer's consent or to maximum claim thresholds)), less all amounts recovered from enforcement of the mortgage and housing loan.

     Generally, a further advance under a housing loan will only be covered by a Specific Insurance Policy if it is a redraw or if the relevant insurer has previously consented to that advance. The actual amounts recoverable, and the amounts to be deducted, vary between the policies. For example, rent on the mortgaged property and insurance proceeds not spent on restoration or repair which are received by the issuer trustee may reduce amounts payable by the insurer under a Specific Insurance Policy.

     There are a number of requirements and restrictions imposed on the insured under each Specific Insurance Policy which may entitle the relevant insurer to cancel the policy or reduce the amount of a claim. Depending on the Specific Insurance Policy, these may include:

     o the existence of an encumbrance or other interest which affects or has priority over the relevant mortgage;

     o the relevant mortgage, the relevant housing loan or a guarantee or indemnity relating to the housing loan ceasing to be effective;

     o if there is a material omission or misstatement by the insured in relation to the policy;

     o that any premium is not paid when due or within the relevant grace period (if any);

     o  if there is physical damage to the relevant mortgaged property;

     o  a breach by the insured of the policy; and

     o certain circumstances which affect the insured's rights or recoveries under the relevant housing loan or mortgage.


EXCLUSIONS

     A Specific Insurance Policy may not, depending on its terms, cover any loss arising from specified events, such as war, nuclear occurrence and contamination.


UNDERTAKING

     Under a Specific Insurance Policy, the insured may have an obligation to, among other things:

     o  report arrears or other defaults on the relevant housing loan;

     o  report amounts outstanding under that relevant housing loan;

     o report procedures being taken in respect of a defaulted housing loan (including enforcement of the relevant mortgage or the taking of possession of any relevant mortgaged property);

     o  make all claims within a particular period and in a particular form; and


     o ensure that the terms of the relevant housing loan require that a general insurance policy is in place in respect of the relevant mortgaged property.


VARIANCE BETWEEN POLICIES

     Each Specific Insurance Policy has different provisions. The above is a summary of certain provisions -- some may not relate to, or may differ from, a particular Specific Insurance Policy. In particular, some Specific Insurance Policies have an aggregate limit on the total amount which may be claimed by the insured under all Specific Insurance Policies with the relevant Specific Insurer.


SERVICER UNDERTAKINGS WITH RESPECT TO INSURANCE POLICIES

     Under the servicing agreement, the servicer undertakes to:

     o  act in accordance with the terms of any mortgage insurance policy;

     o not do or on it to do anything that would prejudicially affect the rights of the issuer trustee under a mortgage insurance policy; and

     o  promptly make claims and notify the trust manager when claims are made.


GE MORTGAGE INSURANCE PTY LTD AND THE COMMONWEALTH OF AUSTRALIA

     Certain of the mortgage insurance policies have become liabilities of the Commonwealth of Australia by reason of the transfers described below. These mortgage insurance policies are now managed by GE Mortgage Insurance Pty Ltd on behalf of the Commonwealth of Australia. In addition GE Mortgage Insurance Pty Ltd itself has issued a number of the mortgage insurance policies relating to the housing loans.

     Housing Loans Insurance Corporation was an Australian Commonwealth Government statutory authority under the Housing Loans Insurance Act 1965 of Australia. In December 1997, the Commonwealth Government:

     o transferred the liabilities of the Housing Loans Insurance Corporation, in relation to contracts of insurance entered into by the Corporation on and before December 12, 1997 to the Commonwealth Government;

     o appointed a new corporation, Housing Loans Insurance Corporation Limited (ACN 071 466 344), which changed its name to Housing Loans Insurance Corporation Pty Ltd, to manage these contracts of insurance on behalf of the Commonwealth of Australia;

     o sold the business of Housing Loans Insurance Corporation to GE Capital Australia Limited (ABN 60 008 562 534) an indirect wholly owned subsidiary of the General Electric Company; and

     o Housing Insurance Corporation Pty Ltd changed its name to GE Mortgage Insurance Pty Ltd in February 2000.

     The Commonwealth of Australia has a local currency rating of AAA by S&P and Fitch and Aaa by Moody's.

     GE Mortgage Insurance Pty Ltd currently has a claims paying ability rating of AAA by Standard & Poor's and Fitch and Aa1 by Moody's. GE Mortgage Insurance Pty Ltd's ultimate parent, General Electric Company, is a diversified industrial and financial services company with operations in over 100 countries. General Electric Company is rated AAA by Standard & Poor's and Fitch and Aaa by Moody's. General Electric Company operates lenders' mortgage insurance businesses in the United States, United Kingdom, Canada, New Zealand and Australia.

     As at December 31, 1999, GE Mortgage Insurance Pty Ltd had total assets of A$213,130,000, shareholders' equity of A$86,662,000 and statutory reserves (claims equalization reserve) of A$3,846,000.

     The business address of GE Mortgage Insurance Pty Ltd is Level 23, 259 George Street, Sydney, New South Wales, Australia.


ST.GEORGE INSURANCE PTE LTD

     St.George Insurance Pte Ltd is a wholly owned subsidiary of St.George Bank Limited. St.George Insurance Pte Ltd provides mortgage insurance to St.George Bank Limited for residential lending products and was established for this purpose in 1989.

     St.George Insurance Pte Ltd has an independent board of directors and is domiciled in Singapore with three of the directors being external to the St.George Bank Group. It operates independently from the St.George Bank Limited and is responsible for its own profitability and returns upon equity. St.George Insurance Pte Ltd currently mortgage insures in excess of A$20 billion of the St.George Bank Limited residential lending portfolio.

     As at September 30, 2000 year end it had shareholders equity of A$57.99 million, reserves of A$20.12 million and assets of A$83.74 million. The profit after tax for the year was A$8.8 million which represented a return on equity of 15.18%.

     St.George Insurance Pte Ltd is independently rated A by Standard & Poor's, A+ by Fitch and A3 by Moody's.

     The business address of St.George Insurance Pte Ltd is 51 Bras Basah Road, #08-03, Plaza by the Park, Singapore 189554 and its registered address is 9 Penang Road, #13-00 Park Mall, Singapore 238459.


POOL INSURANCE POLICY
GENERAL

     The issuer trustee has entered into a pool insurance policy, the POOL INSURANCE POLICY, with PMI Mortgage Insurance Ltd to cover housing loans that had an LVR of 80% or below as of the date on which they were originated. Under the Pool Insurance Policy, PMI Mortgage Insurance Ltd will insure the issuer trustee with effect from the closing date for losses and in respect of the housing loans which are covered by the Pool Insurance Policy. The Pool Insurance Policy takes the form of a master policy, attached to which is a list of the insured housing loans. The terms of the master policy then apply to each of those housing loans.


PERIOD OF COVER

     The issuer trustee has the benefit of the Pool Insurance Policy in respect of each relevant housing loan from the date the Pool Insurance Policy is entered into in respect of the housing loan until the earliest of:

     o  the date the housing loan is repaid in full;

     o the date (if any) specified as the date on which the insurance expires in relation to the housing loan (unless a claim is notified to the insurer within 14 days after that expiry date, in which case the Pool Insurance Policy continues in relation to that claim). No such date has been specified in relation to any housing loan;

     o the date on which a claim is paid by the insurer in relation to that housing loan; or

     o the date on which the insurance is cancelled in accordance with the Insurance Contracts Act 1984. That Act allows an insurer to cancel a policy if, among other things, the insured breaches its duty of utmost good faith, makes a misrepresentation, fails to comply with the policy or makes a fraudulent claim under any policy subsisting at that time.


COVER FOR LOSSES

     PMI Mortgage Insurance Ltd is obliged to pay to the issuer trustee the loss in respect of a housing loan, equal to the aggregate of:

     o the balance of the housing loan on the day the relevant mortgaged property is sold;

     o interest on the balance of the housing loan on the date the relevant mortgaged property is sold, for a maximum of 30 days; and

     o certain costs on sale of the relevant mortgaged property, including insurance premiums, rates, land tax, reasonable and necessary legal fees and disbursements, reasonable commissions and advertising and valuation costs, reasonable and necessary costs of maintenance (but not restoration) up to A$1,500 (or greater with the insurer's consent), certain amounts for goods and services tax, less deductions including:

     o any gross proceeds of sale of the relevant mortgaged property or compensation for resumption or compulsory acquisition of the relevant mortgaged property or any collateral security;

     o  any amount received by the issuer trustee under any collateral security;


     o rents and other profits in relation to the relevant mortgaged property or collateral security;

     o sums received under any policy of insurance relating to the relevant mortgaged property not applied in restoration;

     o any other amounts received in relation to the relevant mortgage or housing loan, including any amounts received from the relevant borrower or guarantor; and

     o any amount incurred by the issuer trustee in respect of any goods and services tax to the extent a credit is available to the issuer trustee for that tax.


Certain amounts in relation to a housing loan are not recoverable under the Pool Insurance Policy, including:

     o  interest charged in advance;

     o  default interest;

     o  early repayment fees;

     o  break costs;

     o  fines, fees or charges debited to the housing loan;

     o costs of restoration following damage to or destruction of the relevant mortgaged property;

     o costs of removal, clean up and restoration arising from contamination of the relevant mortgaged property;

     o additional funds advanced to the relevant borrower without the insurer's consent other than any redraws;

     o  amounts paid to complete improvements; and

     o any civil and criminal penalties imposed under legislation, including the Consumer Credit Code.


ISSUER TRUSTEE'S INTEREST EXTINGUISHED

     If the issuer trustee assigns its equitable interest in a housing loan to the seller (including as a result of a repurchase by the seller following a breach of the seller's representations and warranties in relation to the housing loan or a repurchase of the housing loan in accordance with the seller's right of first refusal) then the seller will be entitled to the benefit of the Pool Insurance Policy in so far as it applies to that housing loan.


REFUSAL OR REDUCTION IN CLAIM

     The amount of a claim may be reduced or cancelled by PMI Mortgage Insurance Ltd in the following circumstances:

     o  the once only fee is not paid by the seller;

     o  the relevant mortgage or housing loan is not enforceable;

     o there ceases to be a servicer approved by PMI Mortgage Insurance Ltd to service the housing loans for the issuer trustee;

     o  the loss arises because the issuer trustee has consented to:

        o the creation of any lease, licence, easement, restriction or other notification affecting the mortgaged property;

        o an increase in or acceleration of the payment obligation of the relevant borrower under any security interest which has priority over the insured mortgage;

     o the loss arises because of any false or misleading statement, assurance or representation to the relevant borrower or any relevant guarantor;

     o there is any non-disclosure or misrepresentation arising from information in relation to the Pool Insurance Policy or the duty of disclosure under the Pool Insurance Policy is breached;

     o the issuer trustee or the servicer does not comply with the requirements of the Pool Insurance Policy; or

     o  the insurer goes into liquidation.

     Where any mortgaged property suffers any damage or destruction (except reasonable wear and tear), the insured must apply available insurance proceeds to restore the property. The insurer is not required to pay a claim until the relevant mortgaged property has been restored.


UNDERTAKINGS

     Under the Pool Insurance Policy, the issuer trustee is required, among other things:

     o to administer and manage each housing loan, or appoint the servicer to do so on its behalf;

     o to seek the insurer's consent to advance additional amounts under a housing loan (except for any redraw);

     o to follow the procedures of a prudent lender in preparing, administering and managing any insured mortgage, collateral security and housing loan;

     o not to vary an insured mortgage or housing loan only with the insurer's consent (including any variation involving capitalisation or deferment of installments; discharge, release or substitution of security and change of borrower or guarantor);

     o to protect its rights under each insured mortgage, including maintaining and not deferring its right to take action to recover loan amounts, maintain unenforceability of the insured mortgage and not discharge an insured mortgage;

     o to do everything reasonable to protect its interest in the relevant mortgaged property;

     o to notify the insurer immediately on becoming aware that the relevant mortgaged property is defective, damaged, has been vacated or is contaminated;

     o to ensure that the relevant terms of a housing loan require the borrower to take out and maintain a general insurance policy in relation to the relevant mortgaged policy; and

     o if an event occurs in relation to a housing loan, the issuer trustee must follow the procedures of a prudent lender in administering and managing that housing loan and the relevant insured mortgage. The issuer trustee must report certain events of default to the insurer within 14 days of their occurrence, and must consult with the insurer following any default. The insurer must also be informed of information relating to enforcement of insured mortgages.

CLAIMS

     A claim can be made under the Pool Insurance Policy:

     o  when the relevant mortgaged property has been sold;

     o  when the insurer so requests, prior to the sale; or

     o where a prior ranking mortgagee has sold the relevant mortgaged property.

     A claim should be lodged within 30 days of sale of the relevant mortgaged property, or on request by the insurer together with supporting documents and information.

     Claims are payable within 14 days of receipt by PMI Mortgage Insurance Ltd of the completed claim form.

     After making a claim, PMI Mortgage Insurance Ltd may require an assignment to it by the issuer trustee of the relevant insured mortgage or require the issuer trustee to appoint PMI Mortgage Insurance Ltd as its attorney to take action in relation to the relevant housing loan or related mortgage.

AFTER A CLAIM

     Any amount received by the issuer trustee in relation to a housing loan after a claim has been paid under the Pool Insurance Policy is payable to the insurer, except if a loss remains after that claim in which case amounts recovered are to be shared pro rata between the insurer and the issuer trustee.


PMI MORTGAGE INSURANCE LTD

     PMI Mortgage Insurance Ltd (ABN 70 000 511 071) has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988. It is currently Australia's second largest lenders' mortgage insurer.

     PMI Mortgage Insurance Ltd's parent is PMI Mortgage Insurance Co. PMI Mortgage Insurance Co. is a subsidiary of The PMI Group Inc. The PMI Mortgage Insurance Co. is a leading monoline mortgage insurer in the United States currently having claims paying ability ratings of AA+ by Standard and Poor's and Fitch and Aa2 by Moody's.

     As at November 2000, PMI Mortgage Insurance Ltd had total assets of A$347 million, shareholder's equity of A$191 million and statutory reserves (claims equalization reserve) of A$48 million. PMI Mortgage Insurance Ltd currently has a claims paying ability rating by Standard & Poor's of AA-, by Fitch of AA and by Moody's of A1 with a credit outlook positive view.

     The business address of PMI Mortgage Insurance Ltd is Level 23, 50 Bridge Street, Sydney, New South Wales, Australia 2000.

                DESCRIPTION OF THE CLASS A-1 AND CLASS A-2 NOTES

GENERAL

     The issuer trustee will issue the Class A-1 and Class A-2 notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the notes and the terms of the master trust deed, the supplementary terms notice and the note trust deed. The notes will be governed by the laws of New South Wales. The following summary describes the material terms of the Class A-1 and Class A-2 notes. The summary does not purport to be complete and is subject to the terms and conditions of the transaction documents.


FORM OF THE CLASS A NOTES
BOOK-ENTRY REGISTRATION

     The Class A-1 and Class A-2 notes will be issued only in permanent book-entry format in minimum denominations of US$100,000. Unless definitive notes are issued, all references to actions by the Class A-1 and Class A-2 noteholders will refer to actions taken by the Depository Trust Company (DTC) upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to Class A-1 and Class A-2 noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Class A notes in accordance with DTC's procedures.

     Class A-1 and Class A-2 noteholders may hold their interests in the notes through DTC, in the United States, or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will hold the Class A-1 and Class A-2 notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC has advised the manager and the underwriters that it is:

     o  a limited-purpose trust company organized under the New York Banking
        Law;

     o  a "banking organization" within the meaning of the New York Banking Law;


     o  a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

     DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

     Purchases of Class A-1 and Class A-2 notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the Class A-1 and Class A-2 notes on DTC's records. The ownership interest of each actual Class A-1 and Class A-2 noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. Class A-1 and Class A-2 noteholders will not receive written confirmation from DTC of their purchase. However, noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the Class A-1 and Class A-2 notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the Class A-1 and Class A-2 noteholders. Class A-1 and Class A-2 noteholders will not receive notes representing their ownership interest in offered notes unless use of the book-entry system for the Class A-1 and Class A-2 notes is discontinued.

     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual noteholders of the Class A-1 and Class A-2 notes; DTC's records reflect only the identity of the DTC participants to whose accounts the Class A-1 and Class A-2 notes are credited, which may or may not be the actual beneficial owners of the Class A-1 and Class A-2 notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.


     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to Class A-1 and Class A-2 noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the Class A-1 and Class A-2 notes are credited on the record date, identified in a listing attached to the proxy.

     Principal and interest payments on the Class A-1 and Class A-2 notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to Class A-1 and Class A-2 noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to Class A-1 and Class A-2 noteholders is the responsibility of DTC participants and indirect participants.

     DTC may discontinue providing its services as securities depository for the notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

     According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars.

     Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 40 currencies, including U.S. dollars.

     The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kindom of Belgium, the EUROCLEAR OPERATOR. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

     Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the Class A-1 and Class A-2 notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a Class A-1 and Class A-2 noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A-1 and Class A-2 notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.


DEFINITIVE NOTES

     Notes issued in definitive form are referred to in this prospectus as "definitive notes." A class of Class A-1 and Class A-2 notes will be issued as definitive notes, rather than in book entry form to DTC or its nominees, only if one of the following events occurs:

     o the principal paying agent advises the manager in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the class of notes, and the manager is not able to locate a qualified successor;

     o the issuer trustee, at the direction of the manager, advises the principal paying agent in writing that it elects to terminate the book-entry system through DTC; or

     o after the occurrence of an event of default, the note trustee, at the written direction of noteholders holding a majority of the outstanding principal balance of a class of notes, advises the issuer trustee and the principal paying agent, that the continuation of a book-entry system is no longer in the best interest of the noteholders of that class.

     If any of these events occurs, DTC is required to notify all of its participants of the availability of definitive notes. Class A-1 and Class A-2 notes will be serially numbered if issued in definitive form.

     Definitive notes will be transferable and exchangeable at the offices of the note registrar, which is initially the principal paying agent located at Bankers Trust Company, Corporate Trust & Agency Services, 123 Washington Street, New York, New York 10006. The note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The note registrar will not be required to register the transfer or exchange of definitive notes within the thirty days preceding a quarterly distribution date for the definitive notes.


DISTRIBUTIONS ON THE NOTES

     Collections in respect of interest and principal will be received during each monthly collection period. Collections include the following:

     o  interest and principal receipts from the housing loans;

     o  proceeds from enforcement of the housing loans;

     o  proceeds from claims under the mortgage insurance policies; and

     o payments by the seller, the servicer or the custodian relating to breaches of their representations or undertakings.

     The issuer trustee will make some payments on a monthly basis on each monthly payment date, which will primarily be to the providers of support facilities to the trust. The issuer trustee will make the majority of its payments on a quarterly basis on each quarterly payment date, including payments to noteholders. On each quarterly payment date, the principal paying agent will distribute principal and interest, if any, to the registered Class A-1 and Class A-2 noteholders as of the related quarterly determination date if the Class A-1 and Class A-2 notes are held in book-entry form, or, if the Class A-1 and Class A-2 notes are held in definitive form, the last day of the prior calendar month.


KEY DATES AND PERIODS

     The following are the relevant dates and periods for the allocation of cashflows and their payments.


MONTHLY COLLECTION PERIOD...   in relation to a monthly payment date, means
                               the calendar month which precedes the calendar month in which the monthly payment date occurs.
                               However, the first and last monthly collection periods are as follows:

                               o first: period from and including the cut-off date to and including March 31, 2001.

                               o last: period from but excluding the last day of the calendar month preceding the termination date to and including the termination date.


MONTHLY DETERMINATION DATE...  The date which is 2 business days before a monthly payment date.


MONTHLY PAYMENT DATE........   20th day of each calendar month, or, if 20th
                               day is not a business day, then the next business day, unless that business day falls in the next calendar month, in which case the monthly payment date will be the preceding business day, beginning in May, 2001.


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

QUARTERLY COLLECTION
 PERIOD......................  in relation to a quarterly payment date, means the three monthly collection periods that precede the calendar month in which the quarterly payment date falls. However, the first and last quarterly collection periods are as follows:

                               o first: period from and including the cut-off date to and including March 31, 2001.

                               o last: period from but excluding the last day of the prior quarterly collection period to and including the termination date.


QUARTERLY DETERMINATION
 DATE.......................   The date which is 2 business days before a
                               quarterly payment date.


QUARTERLY PAYMENT DATE......   20th day of each of April, July, October, and
                               January or, if 20th day is not a business day, then the next business day, unless that business day falls in the next calendar month, in which case the quarterly payment date will be the preceding business day. The first quarterly payment date will be in April, 2001.


EXAMPLE CALENDAR

     The following example calendar for a quarter assumes that all relevant days are business days:


MONTHLY COLLECTION PERIOD...   January 1st to January 31st


MONTHLY DETERMINATION DATE...  February 18th


MONTHLY PAYMENT DATE........   February 20th


MONTHLY COLLECTION PERIOD...   February 1st to February 28th


MONTHLY DETERMINATION DATE...  March 18th


MONTHLY PAYMENT DATE........   March 20th


MONTHLY COLLECTION PERIOD...   March 1st to March 31st


QUARTERLY COLLECTION
 PERIOD......................  January 1st to March 31st


QUARTERLY DETERMINATION
 DATE........................  April 18th


QUARTERLY PAYMENT DATE......   April 20th


INTEREST PERIOD.............   January 20th to April 19th


CALCULATION OF TOTAL AVAILABLE FUNDS

     On each Determination Date, the manager will calculate the Available Income and principal draws for the immediately preceding collection period. The sum of those amounts is the Total Available Funds.


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

AVAILABLE INCOME

     AVAILABLE INCOME for a monthly collection period means the aggregate of:

     o  the Finance Charge Collections for that collection period, which are:

        o the aggregate of all amounts received by or on behalf of the issuer trustee during that collection period in respect of interest, fees and other amounts in the nature of income payable under or in respect of the housing loans and related security and other rights with respect to the housing loans, including:

            o amounts on account of interest recovered from the enforcement of a housing loan;

            o any payments by the seller to the issuer trustee on the repurchase of a housing loan during that collection period which are attributable to interest;

            o any break fees paid by borrowers under fixed rate housing loans received during that collection period; and

            o any amount paid to the issuer trustee by the seller equal to the amount of any interest which would be payable by the seller to a borrower on amounts standing to the credit of the borrower's loan offset account if interest was payable on that account, to the extent attributable to interest on the housing loan;

        o all other amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the issuer trustee during that collection period including:

            o from the seller, servicer or custodian, in respect of any breach of a representation, warranty or undertaking contained in the transaction documents;

            o from the seller, servicer or custodian under any obligation under the transaction documents to indemnify or reimburse the issuer trustee for any amount;

            o from St.George under the deed of indemnity in respect of any losses arising from a breach by the custodian of its obligations under the custodian agreement;

            o from the issuer trustee in its personal capacity in respect of any breach of a representation, warranty or undertaking in respect of which it is not entitled to be indemnified out of the assets of the trust, or any indemnity from the issuer trustee in its personal capacity contained in the transaction documents; and

            o from the manager in respect of any breach of a representation, warranty or undertaking of the manager in respect of a breach of which it is not entitled to be indemnified out of the assets of the trust, or any indemnity from the manager, contained in the transaction documents, in each case which the manager determines to be in respect of interest, fees and other amounts in the nature of income payable under the housing loans and related security and other rights with respect thereto; and

        o recoveries in the nature of income received, after a Finance Charge Loss or Principal Loss has arisen, by or on behalf of the issuer trustee during that collection period;

LESS:

        o governmental charges collected by or on behalf of the issuer trustee for that collection period; and


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

        o the aggregate of all bank fees and charges due to the servicer or the seller from time to time as agreed by them and consented to by the issuer trustee, that consent not to be unreasonably withheld, and collected by the seller or the servicer during that collection period;


PLUS:

     o  to the extent not included in Finance Charge Collections:

        o any amount received by or on behalf of the issuer trustee in relation to that collection period on or by the payment date immediately following the end of that collection period with respect to net receipts under the basis swap or the fixed-floating rate swap;

        o any interest income received by or on behalf of the issuer trustee during that collection period in respect of funds credited to the collection account;

        o amounts in the nature of interest otherwise paid by the seller, the servicer or the manager to the issuer trustee in respect of collections held by it;

        o all other amounts received by or on behalf of the issuer trustee in respect of the assets of the trust in the nature of income; and

        o all amounts received by or on behalf of the issuer trustee in the nature of interest during that collection period from any provider of a support facility, other than the redraw facility, under a support facility, and which the manager determines should be accounted for in respect of a Finance Charge Loss, but excluding any interest credited to a collateral account of a support facility.

     Available Income for a quarterly collection period will be the sum of the Available Income for the three monthly collection periods included in that quarterly collection period.


PRINCIPAL DRAWS

     If the manager determines on any Determination Date that the Available Income of the trust for the collection period ending immediately prior to that Determination Date is insufficient to meet Total Payments of the trust for that collection period, then the manager will direct the issuer trustee to apply Principal Collections collected during that collection period to cover the Payment Shortfall to the extent available. These principal draws will be reimbursed out of any Excess Available Income available for this purpose on subsequent payment dates.


DISTRIBUTION OF TOTAL AVAILABLE FUNDS

     In relation to a collection period, all amounts payable by the issuer trustee as described in one of the next two subsections, as applicable, on the payment date relating to that collection period, constitute TOTAL PAYMENTS.


MONTHLY TOTAL PAYMENTS

     On each monthly payment date, but not a quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Total Available Funds, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:



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

     o first, an amount equal to the Accrued Interest Adjustment to the seller; and

     o second, any interest payable by the issuer trustee under the redraw facility.


QUARTERLY TOTAL PAYMENTS

     On each quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Total Available Funds, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

     o  first, an amount equal to the Accrued Interest Adjustment to the seller;


     o second, payment to the fixed-floating rate swap provider under the fixed-floating rate swap of any break fees received by or on behalf of the issuer trustee from a borrower or the mortgage insurer during the quarterly collection period;

     o third, unless specified later in this paragraph, Trust Expenses which have been incurred prior to that quarterly payment date and which have not previously been paid or reimbursed, in the order set out in the definition of Trust Expenses;

     o fourth, any fees payable by the issuer trustee under the redraw facility;

     o fifth, any amounts that would have been payable under this cashflow, other than amounts which would have been payable seventh to twelfth inclusive under this cashflow, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee, in the order they would have been paid under that prior application of funds as described in this section;

     o sixth, pro rata between themselves payments to each mortgage insurer of the positive difference, if any, between any overpayments by that mortgage insurer of amounts in respect of interest, for which that mortgage insurer has not been previously reimbursed, and the aggregate of the Excess Distributions paid to the beneficiary on previous quarterly payment dates;

     o  seventh, pro rata between themselves:

        o any interest payable by the issuer trustee under the redraw facility;

        o any amounts payable by the issuer trustee under the basis swap or the fixed-floating rate swap not included in the preceding bullet points in this section;

        o the payment to the currency swap provider of the portion of the A$ Class A Interest Amount which relates to the Class A-1 notes and Class A-2 notes at that date, which is thereafter to be applied to payments of interest on the Class A-1 and Class A-2 noteholders; and

        o payments to the Class A-3 noteholders of interest accrued on the Class A-3 notes;

     o eighth, any amounts that would have been payable under the next bullet point, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee;

     o  ninth, the payment of the interest on the Class B notes;

     o tenth, any amounts that would have been payable under the next bullet point, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee;


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

     o  eleventh, the payment of interest on the Class C notes; and

     o twelfth, pro rata between themselves payment to each mortgage insurer of an amount equal to any overpayment by that mortgage insurer of amounts in respect of income, for which that mortgage insurer has not previously been reimbursed.

     The issuer trustee shall only make a payment described in any of the preceding bullet points in this section to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been distributed.


TRUST EXPENSES

     TRUST EXPENSES are, in relation to a collection period, in the following order of priority:

     o first, taxes payable in relation to the trust for that collection period;

     o second, any expenses relating to the trust for that collection period which are not already covered in the following seven bullet points;

     o third, pro rata, the issuer trustee's fee, the security trustee's fee and the note trustee's fee for that collection period;

     o  fourth, the servicer's fee for that collection period;

     o  fifth, the manager's fee for that collection period;

     o  sixth, the custodian's fee for that collection period;

     o seventh, pro rata, any fee or expenses payable to the principal paying agent, any other paying agent or the calculation agent under the agency agreement;

     o eighth, any costs, charges or expenses, other than fees, incurred by, and any liabilities owing under any indemnity granted to, the underwriters, the manager, the security trustee, the servicer, the note trustee, a paying agent or the calculation agent in relation to the trust under the transaction documents, for that collection period; and

     o ninth, any amounts payable by the issuer trustee to the currency swap provider upon the termination of the currency swap.


INTEREST ON THE NOTES
CALCULATION OF INTEREST PAYABLE ON THE NOTES

     Up to, and including, the quarterly payment date falling in January 2002, the interest rate for the Class A-1 notes for the related Interest Period will be equal to LIBOR on the quarterly Determination Date immediately prior to the start of that Interest Period minus %. If the issuer trustee has not redeemed all of the Class A-1 notes by the quarterly payment date falling in January 2002 (being the last quarterly payment date which is less than 397 days from the closing date), then the interest rate for each related Interest Period commencing on or after that date will be equal to LIBOR on the related quarterly Determination Date plus the applicable margin on the Class A-2 notes as described in the next paragraph.

     Up to, and including, the Optional Redemption Date, the interest rate for the Class A-2 notes for the related Interest Period will be equal to LIBOR on the quarterly Determination Date immediately prior to the start of that
Interest Period plus   %. If the issuer trustee has not redeemed all of the
Class A-2 notes by the Optional Redemption Date then the interest rate for each related Interest Period commencing on or after that date will be equal to LIBOR
on the related quarterly Determination Date plus   %.


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

     The OPTIONAL REDEMPTION DATE means the quarterly payment date falling on or after the earlier of the quarterly payment date falling in April 2008 and the quarterly payment date on which the total Stated Amount of all notes is equal to or less than 10% of the total initial principal balance of the notes.

     The interest rate for the Class A-3 notes, the Class B notes and the Class C notes for a particular Interest Period will be equal to the Three Month Bank Bill Rate on the quarterly Determination Date immediately prior to the start of that Interest Period plus a margin. The margin applicable to the Class A-3 notes will increase from the Optional Redemption Date if the Class A-3 notes have not been redeemed by that date.

     With respect to any payment date, interest on the notes will be calculated as the product of:

     o the outstanding principal balance of such class as of the first day of that Interest Period, after giving effect to any payments of principal made with respect to such class on such day;

     o  on a daily basis at the interest rate for such class of notes; and

     o a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days for the Class A-1 and Class A-2 notes, or 365 days for the Class A-3, Class B and Class C notes.

     A note will stop earning interest on any date on which the Stated Amount of the note is zero or, if the Stated Amount of the note is not zero on the due date for redemption of the note, then on the due date for redemption, unless, after the due date for redemption, payment of principal is improperly withheld or refused, following which the note will continue to earn interest until the later of the date on which the note trustee or principal paying agent receives the moneys in respect of the notes and notifies the holders of that receipt or the date on which the Stated Amount of the note has been reduced to zero.

     A note will begin earning interest again from and including any date on which its Stated Amount becomes greater than zero.


CALCULATION OF LIBOR

     On the second banking day in London and New York before the beginning of each Interest Period, the calculation agent will determine LIBOR for the next Interest Period.


EXCESS AVAILABLE INCOME
GENERAL

     On each quarterly Determination Date, the manager must determine the amount, if any, by which the Total Available Funds for the quarterly collection period ending immediately prior to that quarterly Determination Date exceed the Total Payments for that same quarterly collection period.


DISTRIBUTION OF EXCESS AVAILABLE INCOME

     On each quarterly Determination Date, the manager must apply any Excess Available Income for the related quarterly collection period in the following order of priority:

     o first, to reimburse all Principal Charge Offs for that quarterly collection period;

     o second, pro rata between themselves, based on the Redraw Principal Outstanding and, in the case of the Class A-1 and Class A-2 notes on the A$ Equivalent of the


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

        Stated Amount of the Class A-1 and Class A-2 notes and in the case of the Class A-3 notes on the Stated Amount of the Class A-3 notes:


        o to pay the currency swap provider the A$ Equivalent of any Carryover Class A Charge Offs in respect of the Class A-1 and Class A-2 notes to be paid to the Class A-1 and Class A-2 noteholders;


        o as a payment to the Class A-3 noteholders in or towards reinstating the Stated Amount of the Class A-3 notes to the extent of any Carryover Class A Charge Offs in respect of the Class A-3 notes; and


        o to repay the redraw facility, as a reduction of, and to the extent of, any Carryover Redraw Charge Offs;


     o third, to repay all principal draws which have not been repaid as of that quarterly payment date;


     o fourth, as a payment to the Class B noteholders in or towards reinstating the Stated Amount of the Class B notes to the extent of any Carryover Class B Charge Offs;


     o fifth, as a payment to the Class C noteholders in or towards reinstating the Stated Amount of the Class C notes to the extent of any Carryover Class C Charge Offs; and


     o sixth, at the direction of the manager, to pay the residual beneficiary any remaining Excess Available Income.


     The issuer trustee shall make a payment described in the preceding clauses only if the manager directs it in writing to do so and only to the extent that any Excess Available Income remains from which to make the payment after amounts with priority to that payment have been distributed.


     Any amount applied pursuant to the first five clauses above will be treated as Principal Collections.


     Once distributed to the residual beneficiary, any Excess Available Income will not be available to the issuer trustee to meet its obligations in respect of the trust in subsequent periods unless there has been a manifest error in the relevant calculation of the amount distributed to the residual beneficiary. The issuer trustee will not be entitled or required to accumulate any surplus funds as security for any future payments on the notes.


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

PRINCIPAL COLLECTIONS

     On each Determination Date, the manager must determine Principal Collections for the collection period ending immediately prior to that Determination Date. PRINCIPAL COLLECTIONS are the sum of:

     o all amounts received by or on behalf of the issuer trustee from or on behalf of borrowers under the housing loans in accordance with the terms of the housing loans during that collection period in respect of principal, including principal prepayments;

     o all other amounts received by or on behalf of the issuer trustee under or in respect of principal under the housing loans and related security and other rights with respect thereto during that collection period, including:

        o amounts on account of principal recovered from the enforcement of a housing loan, other than under a mortgage insurance policy; and

        o any payments by the seller to the issuer trustee on the repurchase of a housing loan under the master trust deed during that collection period which are attributable to principal;

        o any amount paid to the issuer trustee by the seller equal to the amount of any interest which would be payable by the seller to a borrower on a housing loan on amounts standing to the credit of the borrower's loan offset account if interest was payable on that account to the extent attributable to principal on the housing loan;

     o all amounts received by or on behalf of the issuer trustee during that collection period from the mortgage insurer, pursuant to a mortgage insurance policy, or any provider of a support facility, other than the currency swap, under the related support facility and which the manager determines should be accounted for in respect of a Principal Loss;

     o all amounts received by or on behalf of the issuer trustee during that collection period:

        o from the seller, the servicer, the manager, Perpetual Trustees Consolidated Limited, in its personal capacity, or the custodian in respect of any breach of a representation, warranty or undertaking contained in the transaction documents, and in the case of Perpetual Trustees Consolidated Limited and the manager, in respect of a breach of which it is not entitled to be indemnified out of the assets of the trust; and

        o from the seller, the servicer, the indemnifier, the manager or the custodian under any obligation under the transaction documents to indemnify or reimburse the issuer trustee for any amount or from Perpetual Trustees Consolidated Limited, in its personal capacity, under any obligation under the transaction documents to indemnify the trust, in each case, which the manager determines to be in respect of principal payable under the housing loans and related mortgages;

     o any amounts in the nature of principal received by or on behalf of the issuer trustee during that collection period pursuant to the sale of any assets of the trust, including the A$ Equivalent of any amount received by the issuer trustee on the issue of the notes which was not used to purchase a housing loan, and which the manager determines is surplus to the requirements of the trust;


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

     o any amount of Excess Available Income to be applied to pay a Principal Charge Off or a carryover charge off on a note;

     o any amount of Excess Available Income to be applied to repay principal draws made on a previous payment date; and

less any amounts paid by the issuer trustee to replace a housing loan as described in the section entitled "Substitution of Housing Loans."

     On the closing date, the sum of the A$ Equivalent of the total initial outstanding Principal Amount of the Class A-1 and Class A-2 notes and the total initial outstanding Principal Amount of the Class A-3, Class B and Class C notes issued by the issuer trustee may exceed the housing loan principal as of the cut-off date. The amount of this difference, if any, will be treated as a Principal Collection and will be passed through to noteholders on the first quarterly payment date.


INITIAL PRINCIPAL DISTRIBUTIONS
MONTHLY PRINCIPAL DISTRIBUTIONS

     On any monthly payment date in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of Principal Collections, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:


     o  first, to allocate to Total Available Funds any principal draw; and

     o second, to retain in the collection account as a provision such amount as the manager determines is appropriate to make for any anticipated shortfalls in Total Payments on the following monthly payment date or quarterly payment date.

QUARTERLY PRINCIPAL DISTRIBUTIONS

     On each quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of Principal Collections, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

     o  first to allocate to Total Available Funds any principal draws;

     o second, to retain in the collection account as a provision such amount as the manager determines is appropriate to make up for any anticipated shortfalls in payments on the following monthly payment date or quarterly payment date;

     o third, subject to the limits described under "Description of the Transaction Documents - The Redraw Facility", to repay any redraws provided by the seller in relation to housing loans to the extent that it has not previously been reimbursed in relation to those redraws;

     o fourth, to repay all principal outstanding under the redraw facility on that payment date; and

     o fifth, to retain in the collection account as a provision to reimburse further redraws an amount equal to the Redraw Retention Amount for the next quarterly collection period.


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

     The issuer trustee shall only make a payment under any of the bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

     Only after initial principal distributions have been satisfied will Principal Collections be available to repay the Principal Amount of Class A notes, Class B notes and Class C notes in accordance with the relevant principal allocation methodology set out below.


PRINCIPAL DISTRIBUTIONS PRIOR TO STEPDOWN DATE OR AFTER TRIGGER EVENT

     On each quarterly payment date prior to the Stepdown Date, or if a Trigger Event exists on that quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of the Principal Collections remaining after the initial principal distributions have been made, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

     o  first, all initial principal distributions for that collection period;

     o second, as a payment to the currency swap provider under the confirmation relating to the Class A-1 notes, an amount equal to the lesser of:

        o   the remaining amount available for distribution; and

        o the A$ Equivalent of the outstanding principal balance of all Class A-1 notes,

      which is thereafter to be applied as payments of principal on the Class A-1 notes;

     o third, as a payment to the currency swap provider under the confirmation relating to the Class A-2 notes, an amount equal to the lesser of:

        o   the remaining amount available for distribution; and

        o the A$ Equivalent of the outstanding principal balance of all Class A-2 notes,

      which is thereafter to be applied as payments of principal on the Class A-2 notes;

     o fourth, as a payment to the Class A-3 noteholders of principal on the Class A-3 notes, of an amount equal to the lesser of:

        o   the remaining amount available for distribution; and

        o   the outstanding principal balance of all Class A-3 notes;

     o fifth, as a payment to the Class B noteholders of principal on the Class B notes, an amount equal to the lesser of:

        o   the remaining amount available for distribution; and

        o   the outstanding principal balance of all Class B notes;

     o sixth, as a payment to the Class C noteholders of principal on the Class C notes, an amount equal to the lesser of:

        o   the remaining amount available for distribution; and

        o   the outstanding principal balance of all Class C notes; and

     o seventh, on the business day immediately following the date on which all Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to in the preceding clauses, the issuer trustee must pay remaining Principal


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

        Collections to the seller in reduction of the principal outstanding under the loan from the seller to the issuer trustee, if any, for the purchase of the housing loans, as a full and final settlement of the obligations of the issuer trustee under that loan.


     The issuer trustee shall only make a payment under any of the first six bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.


PRINCIPAL DISTRIBUTIONS AFTER STEPDOWN DATE FOR SO LONG AS NO TRIGGER EVENT
EXISTS


     On each quarterly payment date after the Stepdown Date, for so long as no Trigger Event exists on that quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of the Principal Collections remaining after the initial principal distributions have been made, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

     o  first, all initial principal distribution for that collection period;

     o second, sequentially among the Class A-1, Class A-2 and Class A-3 notes out of the Class A Principal Distribution Amount;

        o as a payment to the currency swap provider under the confirmation relating to the Class A-1 notes, an amount equal to the lesser of:

           o  Class A Principal Distribution Amount; and

           o the A$ Equivalent of the outstanding principal balance of all Class A-1 notes which is to be applied as principal on the Class A-1 notes;

        o as a payment to the currency swap provider under the confirmation relating to the Class A-2 notes, an amount equal to the lesser of:

           o  remaining Class A Principal Distribution Amount; and

           o the A$ Equivalent to the outstanding principal balance of all Class A-2 notes which is to be applied as principal on the Class A-2 notes;

        o as a payment to the Class A-3 noteholders of principal on the Class A-3 notes, an amount equal to the lesser of:

           o  remaining Class A Principal Distribution Amount; and

           o  the outstanding principal balance of all Class A-3 notes;

     o third, as a payment to the Class B noteholders of principal on the Class B notes, an amount equal to the Class B Principal Distribution Amount;

     o fourth, as a payment to the Class C noteholders of principal on the Class C notes, an amount equal to the Class C Principal Distribution Amount; and

     o fifth, on the business day immediately following the date on which all Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to in the preceding clauses, the issuer trustee must pay remaining Principal Collections to the seller in reduction of the principal outstanding under the loan from the seller to the issuer trustee, if any, for the purchase of the housing loans, as a full and final settlement of the obligations of the issuer trustee under that loan.

     The issuer trustee shall only make a payment under any of the first four bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.


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REDRAWS

     The seller, after receiving confirmation that it may do so from the manager, may make redraws to borrowers under the housing loans. The seller will be reimbursed for any redraw for which it has not previously been reimbursed.

     On each quarterly Determination Date the manager shall determine an amount, not to exceed 2% of the outstanding principal balance of the notes, which it reasonably anticipates will be required in the following quarterly collection period to fund further redraws under housing loans in addition to any prepayments of principal that it anticipates will be received from borrowers during that quarterly collection period. The manager shall on the day of such determination advise the issuer trustee of the amount so determined.

     In addition to the seller's right of reimbursement, the issuer trustee shall, on each business day it receives a direction from the manager to do so, reimburse the seller for redraws made on or before that business day for which it has not yet received reimbursements but only to the extent of the aggregate of:

     o the Redraw Retention Amount for that quarterly collection period to the extent it has been funded; and

     o any amount which the manager is entitled to direct the issuer trustee to draw under the redraw facility at that time.

     If the manager determines on any business day that there is a Redraw Shortfall, the manager may on that date direct the issuer trustee in writing to make a drawing under the redraw facility on that business day or any other business day equal to the amount which the issuer trustee is permitted to draw under the terms of the redraw facility at that time.


APPLICATION OF PRINCIPAL CHARGE OFFS
ALLOCATING LIQUIDATION LOSS

     On each quarterly Determination Date, the manager must determine the following, in relation to the aggregate of all Liquidation Losses arising during the related quarterly collection period:

     o the amount of those Liquidation Losses which are attributable to Finance Charge Losses; and

     o the amount of those Liquidation Losses which are attributable to Principal Losses.

The characterization of Liquidation Losses will be made on the basis that all amounts recovered from the enforcement of housing loans actually received by or on behalf of the issuer trustee are applied first against interest, fees and other enforcement expenses, other than expenses related to property restoration, relating to that housing loan, and then against the principal outstanding on the housing loan and expenses related to property restoration relating to that housing loan.


INSURANCE CLAIMS

     If, on any monthly Determination Date, the manager determines that there has been a Liquidation Loss in relation to a housing loan during the immediately preceding monthly collection period, the manager shall direct the servicer, promptly, and in any event so that the claim is made within the time limit specified in the relevant mortgage insurance policy without the amount of the claim becoming liable to be reduced by reason of delay, to make a claim under that mortgage insurance policy if it has not already done so.

     Upon receipt of any amount under a claim, the manager must determine which part of the amount is attributable to interest, fees and other amounts in the nature of income, and which part of the amount is attributable to principal.

     If a claim on account of a Principal Loss may not be made, or is reduced, under the mortgage insurance policy for any reason, including the following:

     o the maximum amount available under the mortgage insurance policy has been exhausted;

     o the mortgage insurance policy has been terminated in respect of that housing loan;

     o  the mortgage insurer is entitled to reduce the amount of the claim; or

     o  the mortgage insurer defaults in payment of a claim;

then a MORTGAGE SHORTFALL will arise if:

     o the total amount recovered and recoverable under the mortgage insurance policy attributable to principal; plus

     o any damages or other amounts payable by the seller or the servicer under or in respect of the master trust deed, the supplementary terms notice or the servicing agreement relating to the housing loan which the manager determines to be on account of principal, is insufficient to meet the full amount of the Principal Loss.

     The aggregate amount of all Mortgage Shortfalls for a collection period will be applied to reduce the Stated Amounts of the notes as described in the following subsection.

PRINCIPAL CHARGE OFFS

     If the Principal Charge Offs for any quarterly collection period exceed the Excess Available Income calculated on the quarterly Determination Date for that quarterly collection period, the manager must do the following, on and with effect from the quarterly payment date immediately following the end of the quarterly collection period:

     o reduce pro rata as between themselves the Stated Amount of the Class C notes by the amount of that excess until the Stated Amount of the Class C notes is zero; and

     o if the Stated Amount of the Class C notes is zero and any amount of that excess has not been applied under the preceding paragraph, reduce pro rata as between themselves the Stated Amount of the Class B notes by the amount of that excess until the Stated Amount of the Class B notes is zero; and

     o if the Stated Amount of the Class B notes is zero and any amount of that excess has not been applied under the preceding paragraph, reduce pro rata as between the Class A notes and the redraw facility with respect to the balance of that excess:

        o pro rata as between each of the Class A notes, the Stated Amount of each of the Class A notes, until the Stated Amount of that Class A note is zero; and

        o the Redraw Principal Outstanding under the redraw facility, applied against draws under the redraw facility in reverse chronological order of their drawdown dates, until the Redraw Principal Outstanding is zero.

PAYMENTS INTO US$ ACCOUNT

     The principal paying agent shall open and maintain a US$ account into which the currency swap provider shall deposit amounts denominated in US$. The issuer trustee shall


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direct the currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the currency swap provider under the currency swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the manager or the servicer receives any amount denominated in US$ from the currency swap provider under the currency swap, they will also promptly pay that amount to the credit of the US$ account.



PAYMENTS OUT OF US$ ACCOUNT

     The issuer trustee shall, on the direction of the manager or shall require that the principal paying agent, on behalf of the issuer trustee, distribute the following amounts from the US$ account in accordance with the note trust deed and the agency agreement on each payment date pro rata between the relevant notes and to the extent payments relating to the following amounts were made to the currency swap provider:

     o  interest on the Class A-1 notes and the Class A-2 notes;

     o reinstating the Stated Amount of the Class A-1 and Class A-2 notes, to the extent of Carryover Class A Charge Offs in respect of the Class A-1 and Class A-2 notes;

     o principal on the Class A-1 notes, until their outstanding principal balance is reduced to zero; and

     o principal on the Class A-2 notes, until their outstanding principal balance is reduced to zero.


THE INTEREST RATE SWAPS
FIXED-FLOATING RATE SWAP

     The issuer trustee will enter into a swap governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the fixed-floating rate swap provider and the standby fixed-floating rate swap provider to hedge the basis risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the trust, including the interest due on the notes. The fixed-floating rate swap will cover the housing loans which bear a fixed rate of interest as of the cut-off date and those variable rate housing loans which at a later date convert to a fixed rate of interest. The obligations of the fixed-floating rate swap provider are supported by the standby fixed-floating rate swap provider.

     The issuer trustee will pay the fixed-floating rate swap provider on each quarterly payment date an amount equal to the sum of the principal balance of each of the housing loans, including housing loans that are delinquent, which is subject to a fixed rate of interest at the beginning of the quarterly collection period immediately preceding that quarterly payment date, multiplied by the weighted average of those fixed rates of interest at the beginning of that quarterly collection period times the actual number of days in the quarterly collection period divided by 365. The issuer trustee will also pay the fixed-floating rate swap provider all break fees from borrowers with fixed rate loans received during the related quarterly collection period.

     The issuer trustee will receive from the fixed-floating rate swap provider an amount equal to the principal balance of each of the housing loans which is subject to a fixed rate of interest at the beginning of the quarterly collection period immediately preceding that quarterly payment date multiplied by the Three Month Bank Bill Rate plus an agreed margin. The terms of the fixed-floating rate swap allow for netting of swap payments for transactions under the one confirmation.


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

     The fixed-floating rate swap, including the obligations of the standby fixed-floating rate swap provider, commences on the date specified in the relevant confirmation and terminates on the final maturity date of the notes, unless terminated earlier in accordance with the fixed-floating rate swap.


BASIS SWAP

     The issuer trustee will enter into a swap governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the basis swap provider and the standby basis swap provider to hedge the basis risk between the discretionary interest rate applicable on the variable rate housing loans and the floating rate obligations of the trust to the currency swap provider. The basis swap will cover the housing loans which bear a variable rate of interest as of the cut-off date and those fixed rate housing loans which at a later date convert to a variable rate of interest.

     The issuer trustee will pay the basis swap provider on each quarterly payment date an amount based on the applicable daily weighted average of the variable rate on those housing loans which are subject to a variable rate of interest and receive from the basis swap provider the applicable Three Month Bank Bill Rate plus an agreed margin. The terms of the basis swap allow for netting of swap payments for transactions under the one confirmation.

     The basis swap commences on the date specified in the relevant confirmation and terminates on the date 364 days later unless the basis swap provider extends the swap in accordance with the terms of the basis swap. The obligations of the standby basis swap provider commence on the same day as the basis swap and terminate 364 days later, unless extended by the standby basis swap provider in accordance with the basis swap, with the consent of the basis rate swap provider.


APPLICATION OF INCREASED INTEREST

     After the interest rates on the notes increase after the quarterly payment date in April, 2008, the manager must not direct the issuer trustee to enter into or extend a swap confirmation unless the manager is of the opinion that the amounts payable by the relevant swap provider to the issuer trustee in relation to that confirmation are calculated with reference to that increased interest rate.


STANDBY ARRANGEMENT

     If a swap provider is obligated to make a payment under a swap and the relevant standby swap provider receives notice from the manager requiring the standby swap provider to make the required payment, the standby swap provider will make the standby payment specified in the notice.

     The standby basis swap provider is only obligated to make one payment relating to the basis swap. After that payment, the basis swap will be terminated. The standby fixed-floating rate swap provider is obligated to make all the remaining payments under the fixed-floating rate swap that the fixed-floating rate swap provider fails to make.


THRESHOLD RATE

     If at any time the basis swap is terminated, the manager must, on the earlier of three business days after the termination and the Determination Date immediately following the termination, calculate the threshold rate as of that date and notify the issuer trustee, the


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

servicer and the seller of the threshold rate on the relevant payment date. The threshold rate means, at any time, 0.25% per annum plus the minimum rate of interest that must be set on all of the housing loans, where permitted under the related loan agreements, which will be sufficient, assuming that all of the parties to the transaction documents and the housing loans comply with their obligations under the transaction documents and the housing loans, when aggregated with the income produced by the rate of interest on all other housing loans, to ensure that the issuer trustee will have sufficient collections to enable it to meet all of the obligations of the trust, including the repayment of any principal draws. The manager must also set the rate on the housing loans, where permitted under the related loan agreement, at the threshold rate for each successive Determination Date for so long as the basis swap has not been replaced by a similar interest hedge, or until the issuer trustee and manager agree that the interest rate on the variable rate housing loans no longer needs to be set at the threshold rate, and that does not result in a downgrading of the notes.

     If the servicer is notified by the manager of the threshold rate, it will, not more than seven business days after termination of the basis swap, ensure that the interest rate payable on each variable rate housing loan is set at a rate not less than the threshold rate, and will promptly notify the relevant borrowers of the change in accordance with the housing loans.

BASIS SWAP DOWNGRADE

     If either:

     o  the standby basis swap provider's rating falls below:

        o a long term rating of AA- and a short term credit rating of A-1+ by Standard & Poor's;

        o   a short term credit rating by Moody's of Prime-1; or

        o   a short term rating by Fitch of F1; or

     o the standby basis swap provider does not extend its obligations under the basis swap and the basis swap provider receives notice from the manager that any rating agency proposes to, or has, reduced the rating assigned to the notes, the basis swap provider is required, at its cost, to do one of the following:

     o  deposit a cash collateral amount into a cash collateral account;

     o replace the standby basis swap provider with a party that has a rating greater than or equal to A-1+ by Standard & Poor's and F1 by Fitch and who is suitably rated so that its appointment as standby basis swap provider does not result in a downgrade of the notes by Moody's;

     o replace itself as basis swap provider with a party whose appointment has been confirmed in writing by each rating agency as not resulting in a note downgrade and who the standby basis swap provider has approved in writing; or

     o enter into an arrangement which each rating agency confirms in writing will reverse or avoid any note downgrade,

provided that where the standby basis swap provider or the notes have been or will be downgraded by Standard & Poor's, and the basis swap provider has a rating of less than long term A- and short term A-1 by Standard & Poor's, no cash collateralization is allowed.

     If the basis swap provider, where required to do so, does not comply with the above within the relevant time limit set out below, the standby basis swap provider, at its cost, must do so.


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

     In the case of a standby basis swap provider downgrade, where the standby basis swap provider is downgraded to a rating of less than long term A- and short term A-1 by Standard & Poor's, short term Prime-2 by Moody's, or short term F1 by Fitch, the relevant time limit is 5 business days. In the case of any other standby basis swap provider downgrade, the relevant time limit is 30 business days.

     In the case of a note downgrade, where the basis swap provider has a long term rating by Standard & Poor's of less than A- and a short term rating by Standard & Poor's of less than A-1 then, the relevant time limit is 5 business days, otherwise the time limit is 30 business days.


FIXED-FLOATING RATE SWAP DOWNGRADE

     If the standby fixed-floating rate swap provider's rating falls below:

     o a long term rating of AA- and a short term credit rating of A-1+ by Standard & Poor's;

     o  a long term credit rating by Moody's of less than A2; or

     o  a short term rating by Fitch of less than F1,

the fixed-floating rate swap provider is required, at its cost to do one of the following:

     o  deposit a cash collateral amount into a cash collateral account;

     o replace the standby fixed-floating rate swap provider with a party that has a rating greater than or equal to A-1+ by Standard & Poor's and F1 by Fitch and who is suitably rated so that its appointment as standby fixed-floating rate swap provider does not result in a downgrade of the notes by Moody's;

     o replace itself as fixed-floating rate swap provider with a party whose appointment has been confirmed, in writing, by each rating agency as not resulting in a note downgrade and who the standby fixed-floating swap provider has approved in writing; or

     o enter into an arrangement which each relevant rating agency confirms, in writing will reverse or avoid any note downgrade,

provided that where the standby fixed-floating rate swap provider has been downgraded by Standard & Poor's, and the fixed-floating rate swap provider has a rating of less than long term A- and less than short term A-1 by Standard & Poor's, no cash collateralization is allowed.

     If the fixed-floating rate swap provider, where required to do so, does not comply with the above, within the relevant time limit set out below, the standby fixed-floating rate swap provider must, at its cost, do so.

     Where the standby fixed-floating swap provider is downgraded to a rating of less than long term A- and short term A-1 by Standard & Poor's, less than long term A3 by Moody's, or less than short term F1 by Fitch, the relevant time limit is 5 business days. Otherwise, the relevant time limit is 30 business days.


SWAP COLLATERAL ACCOUNT

     If a swap provider or standby swap provider provides cash collateral to the issuer trustee, the manager must direct the issuer trustee, and the issuer trustee must as soon as is practicable:


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

     o establish and maintain in the name of the issuer trustee a swap collateral account with an Approved Bank having a short-term credit rating of A-1+ from Standard & Poor's and F1 from Fitch and who is suitably rated by Moody's such that the deposit does not cause a downgrade or withdrawal of the rating of any notes, or which otherwise satisfies the requirements of the rating agencies; and

     o the swap provider or the standby swap provider must deposit the cash collateral in the swap collateral account.

     The issuer trustee may only make withdrawals from the swap collateral account upon the direction of the manager and only for the purpose of:

     o  entering into a substitute swap;

     o refunding to that swap provider the amount of any reduction in the swap collateral amount, but only if the ratings of the notes are not thereby withdrawn or reduced;

     o withdrawing any amount which has been incorrectly deposited into the swap collateral account;

     o paying financial institutions duty, bank accounts debit tax or equivalent taxes payable in respect of the swap collateral account; or

     o funding the amount of any payment due to be made by that swap provider under the relevant swap following the failure by that swap provider to make that payment.


INDEMNITY

     Each swap provider agrees to indemnify the standby swap providers against any loss, charge, liability or expense that the standby swap providers may sustain or incur as a direct or indirect consequence of the relevant swap provider's failure to comply with its obligations under a swap, or the manager requiring that standby swap provider to make a payment under the swap.


STANDBY SWAP PROVIDER

     The standby fixed-floating rate swap provider and standby basis swap provider will be Credit Suisse First Boston International.

     Credit Suisse First Boston International was incorporated in England under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ, United Kingdom. Credit Suisse First Boston International is an institution under the Banking Act 1987 and is regulated by The Securities and Futures Authority. With effect from March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International". This change was a renaming only.

     Credit Suisse First Boston International is an unlimited company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of Credit Suisse First Boston International in the event of its liquidation. Credit Suisse First Boston International's ordinary voting shares are owned, as to 56% by Credit Suisse First Boston, as to 24% by Credit Suisse First Boston (International) Holding AG and, as to 20% by Credit Suisse Group. Credit Suisse First Boston International commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.


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

     Credit Suisse First Boston International has been assigned a long-term counterparty rating of AA by Standard & Poor's, long-term debt and counterparty ratings of A1 by Moody's and a long-term rating of AA by Fitch.


THE CURRENCY SWAP

     Collections on the housing loans and under the basis swap and the fixed-floating rate swap will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the Class A-1 and Class A-2 notes are denominated in United States dollars. To hedge its currency exposure, the issuer trustee will enter into a swap agreement with the currency swap provider and the standby currency swap provider.

     The currency swap comprises two distinct swap transactions, relating to the Class A-1 notes and the Class A-2 notes, respectively. The two swap transactions are separate and several, which means, for example, that any termination of one of them does not necessarily give rise to a right to terminate the other. The currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by two written confirmations, one relating to the Class A-1 notes and one relating to the Class A-2 notes.

     Under the currency swap, the issuer trustee will pay to the currency swap provider on each quarterly payment date an amount in Australian dollars equal to that portion of Principal Collections and Excess Available Income, if any, to be paid to the noteholders as a payment of principal on the Class A-1 and Class A-2 notes, and the currency swap provider is required to pay to, or at the direction of, the issuer trustee an amount denominated in United States dollars which is equivalent to such Australian dollar payment. The equivalent United States dollar payment will be calculated using an exchange rate of US$ =A$1.00, which is fixed for the term of the currency swap.

     In addition, under the currency swap on each quarterly payment date the issuer trustee will pay to the currency swap provider the A$ Class A Interest Amount in respect of the Class A-1 and Class A-2 notes and the currency swap provider will pay to the principal paying agent an amount equal to the interest payable in US$ to the Class A-1 and Class A-2 noteholders.

     If on any quarterly payment date, the issuer trustee does not or is unable to make the full floating rate payment, the US$ floating rate payment to be made by the currency swap provider on such quarterly payment date will be reduced by the same proportion as the reduction in the payment from the issuer trustee.

     The purchase price for the notes will be paid by investors in United States dollars, but the consideration for the purchase by the issuer trustee of equitable title to the housing loans will be in Australian dollars. On the closing date, the issuer trustee will pay to the currency swap provider the net proceeds of the issue of the notes in United States dollars. In return the issuer trustee will be paid by the currency swap provider the A$ Equivalent of that United States dollar amount.


STANDBY ARRANGEMENT

     If the currency swap provider:

     o defaults in making a payment in respect of the currency swap, the principal paying agent will not receive the full amount of any payment of principal or interest required to be made in respect of the Class A-1 notes and Class A-2 notes and is required, under the agency agreement, to immediately notify (among others), the


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

        standby currency swap provider. Following receipt of that notice, the standby currency swap provider must pay any relevant amount that the currency swap provider is required to pay under the currency swap on the relevant payment date; or


     o defaults in meeting its obligations following a downgrade of the currency swap provider, the issuer trustee or the manager on its behalf must notify the standby currency swap provider of the occurrence of any default by the currency swap provider. The standby currency swap provider must make good the default within prescribed periods.


     Upon default of the currency swap provider, the rights and obligations of the defaulting currency swap provider will automatically transfer to the standby currency swap provider.


TERMINATION BY THE CURRENCY SWAP PROVIDER


     The currency swap provider shall have the right to terminate the currency swap in the following circumstances:


     o if the issuer trustee fails to make a payment under the currency swap within ten business days of its due date;


     o an Insolvency Event with respect to the issuer trustee occurs or the issuer trustee merges into another entity without that entity properly assuming responsibility for the obligations of the issuer trustee under the currency swap;


     o if due to a change in law it becomes illegal for the issuer trustee to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the currency swap provider will have the right to terminate the currency swap. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body; or


     o the currency swap provider has the limited right to terminate where, due to an action of a taxing authority or a change in tax law, it is required to gross-up payments or receive payments from which amounts have been withheld, but only if all of the notes will be redeemed at their outstanding principal balance or, if the noteholders have so agreed, at their Stated Amount, plus, in each case, accrued interest.


TERMINATION BY THE ISSUER TRUSTEE


     There are a number of circumstances in which the issuer trustee has the right to terminate the currency swap. In each of these cases it is only permitted to exercise that right with the prior written consent of the note trustee:


     o where the currency swap provider fails to make a payment under the currency swap within ten business days of its due date or the currency swap provider becomes insolvent or merges into another entity without that entity properly assuming responsibility for the obligation of the currency swap provider under the currency swap;


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

     o if due to a change in law it becomes illegal for the currency swap provider to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

     o if the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A-1 or Class A-2 notes and the Class A-1 or Class A-2 notes are redeemed as a result; or

     o if the currency swap provider breaches any obligation to deposit cash collateral with the issuer trustee or transfer or enter into another arrangement required by the rating agencies in accordance with the currency swap in the event it is downgraded.

     The issuer trustee may only terminate the currency swap with the prior written consent of the note trustee. Each party may terminate the currency swap only after consulting with the other party as to the timing of the termination. The issuer trustee will exercise such right to terminate at the direction of the manager. The currency swap provider acknowledges that the issuer trustee has appointed the manager as manager of the trust and may exercise or satisfy any of the issuer trustee's rights or obligations under the currency swap including entering into and monitoring transactions and executing confirmations.


CURRENCY SWAP DOWNGRADE

     If, as a result of the withdrawal or downgrade of its credit rating by any of the relevant rating agencies, the currency swap provider does not have either a long term credit rating of at least AA- by Standard & Poor's or a short term credit rating of at least A-1+ by Standard & Poor's, and a long term credit rating of at least A2 by Moody's and a long term rating of at least AA-by Fitch or a short term credit rating of at least F1+ by Fitch, and, in the case of Moody's or Fitch, such a downgrade would, except for this clause adversely affect the rating of the notes, the currency swap provider shall within:

     o 30 business days of a downgrade of its long term credit rating by Standard & Poor's to not lower than A- together with a downgrade of its short term credit rating by Standard & Poor's to not lower than A-1, or the downgrade of its long term credit rating by Moody's to not lower than A3, or a downgrade of its long term credit rating by Fitch to not lower than A-, together with a downgrade of its short term rating by Fitch to not lower than F1; or

     o  5 business days of any other such withdrawal or downgrade,

or, in either case, such greater period as is agreed to in writing by the relevant rating agency, at its cost and at its election:

     o in the situation described in bullet point one above only, lodge a cash collateral amount in US$ with an Approved Bank outside Australia; or

     o enter into an agreement transferring the currency swap to a replacement counterparty proposed by any of the currency swap provider, the issuer trustee or the manager, if any, and which each rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the notes; or


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

     o enter into such other arrangements which each rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the notes.

     In this section, Approved Bank means a bank which has a short-term rating of at least A-1+ from Standard & Poor's, P-1 from Moody's and F1 from Fitch.


TERMINATION PAYMENTS

     On the date of termination of the currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee. The termination of a currency swap is an event of default under the security trust deed unless the currency swap is terminated by the currency swap provider as a result of a call exercised by the issuer trustee in respect of the Class A notes.

     The termination payment in respect of a currency swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the currency swap provider to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.


REPLACEMENT OF THE CURRENCY SWAP

     If the currency swap is terminated, the issuer trustee must, at the direction of the manager, enter into one or more replacement currency swaps which replace the currency swap, but only on the condition that:

     o the termination payment, if any, which is payable by the issuer trustee to the currency swap provider on termination of the currency swap will be paid in full when due in accordance with the supplementary terms notice and the currency swap;

     o the ratings assigned to the Class A-1 and Class A-2 notes are not adversely affected; and

     o the liability of the issuer trustee under that replacement currency swap is limited to at least the same extent that its liability is limited under the currency swap.

     If the preceding conditions are satisfied, the issuer trustee must, at the direction of the manager, enter into the replacement currency swap, and if it does so it must direct the provider of the replacement currency swap to pay any up-front premium to enter into the replacement currency swap due to the issuer trustee directly to the currency swap provider in satisfaction of and to the extent of the issuer trustee's obligation to pay the termination payment to the currency swap provider. To the extent that such premium is not greater than or equal to the termination payment, the balance must be paid by the issuer trustee as a Trust Expense.


CURRENCY SWAP PROVIDER

     The currency swap provider will be Credit Suisse First Boston International. The standby currency swap provider will be DLJ International Capital, unless DLJ International Capital elects to transfer its rights and obligations as standby currency swap provider as described in "Transfer of the Currency Swap" below. The obligations of DLJ International Capital as standby currency swap provider will be guaranteed by Credit Suisse First Boston (USA), Inc.


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

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

     Credit Suisse First Boston International is described under "Description of the Class A-1 and Class A-2 Notes -- Interest Rate Swaps -- Standby Swap Provider" above.

DLJ INTERNATIONAL CAPITAL AND CREDIT SUISSE FIRST BOSTON (USA), INC.

     DLJ Emerging Markets LDC was incorporated on February 14, 1995 under the provisions of the Companies Law of the Cayman Islands as a limited duration company to operate for 30 years from the date of incorporation. Effective on May 1, 1999, DLJ Emerging Markets LDC changed its name to DLJ International Capital, and its form of organization from a limited duration company to an ordinary exempted Cayman Islands company. The registered office of DLJ International Capital is c/o Coopers & Lybrand at Fifth Floor, Butterfield House, P.O. Box 219, Fort Street, George Town, Grand Cayman, Cayman Islands. The authorized share capital of the Company is U.S.$50,000 divided into 50,000 ordinary shares of U.S.$1.00 each, of which 10,000 have been issued and are fully paid. DLJ International Capital is 80% owned by Credit Suisse First Boston (USA), Inc. and 20% owned by DLJ Capital Corporation, a Delaware corporation which is a wholly owned subsidiary of Credit Suisse First Boston
(USA), Inc. DLJ International Capital has no subsidiaries. The obligations of DLJ International Capital in respect of its currency swap are guaranteed by Credit Suisse First Boston (USA), Inc.

     Credit Suisse First Boston (USA), Inc., formerly known as Donaldson, Lufkin & Jenrette, Inc., together with its consolidated subsidiaries, is a leading global investment bank serving institutional, corporate, government and individual clients. Credit Suisse First Boston (USA), Inc. and its subsidiaries' businesses include securities underwriting, sales and trading, investment and merchant banking, financial advisory services, investment research, venture capital, correspondent brokerage services, online interactive brokerage services and derivative and risk-management products.

     Credit Suisse First Boston (USA), Inc. became an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland, and a direct wholly owned subsidiary of Credit Suisse First Boston, Inc., a Delaware corporation, upon completion of a number of related transactions on November 3, 2000.

     Credit Suisse First Boston (USA), Inc.'s credit ratings of its long-term debt and commercial paper since November 3, 2000 are as follows:


                                    LONG-TERM DEBT     COMMERCIAL PAPER

                FITCH               A+                 F1+
                MOODY'S             A1                 P-1
                STANDARD & POORS    AA-                A-1+


     As at September 30, 2000, based on unaudited, pro forma financial statements, Credit Suisse First Boston (USA), Inc. and its subsidiaries had total assets of $239,032 million, total liabilities of $231,783 million and total stockholder's equity of $7,249 million. Credit Suisse First Boston (USA), Inc. currently files periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act. The 2000 Annual Report of Credit Suisse First Boston (USA), Inc. on Form 8-K was filed with the Securities and Exchange Commission on November 17, 2000. Credit Suisse First Boston (USA), Inc. will provide without charge to each person to whom this prospectus is delivered, on the request of any such person, a copy of the Form 8-K referred to above. Written requests should be directed to: Credit Suisse First Boston
(USA), Inc., Eleven Madison Avenue, New York, New York 10010, Attention: Legal Department.


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TRANSFER BY THE STANDBY CURRENCY SWAP PROVIDER

     DLJ International Capital may at any time transfer its rights and obligations as standby currency swap provider under the currency swap, without the prior consent of any other party, to any affiliate of Credit Suisse First Boston Corporation, provided that:

     o the new standby currency swap provider is obligated to file periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act or has the benefit of a guarantee from Credit Suisse First Boston (USA), Inc.;

     o the new standby currency swap provider provides a legal opinion to the issuer trustee that the currency swap, as transferred, is valid, binding and enforceable, subject to equitable doctrines and creditor's rights generally; and

     o the rating agencies confirm that the transfer will not cause a reduction or withdrawal of the ratings of the Class A-1 or Class A-2 notes.

     After that transfer, DLJ International Capital will have no further obligations under the currency swap.


WITHHOLDING OR TAX DEDUCTIONS

     All payments in respect of the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make any such payment in respect of the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or the paying agents, as the case may be, shall make such payment after such withholding or deduction has been made, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the notes with respect to that withholding or deduction.


REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

     If the manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that either:

     o on the next quarterly payment date the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of the notes or the currency swap any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

     o the total amount payable in respect of interest in relation to the housing loans for a collection period ceases to be receivable, whether or not actually received by the issuer trustee during such collection period;

then the issuer trustee must, when so directed by the manager, at the manager's option, provided that the issuer trustee will be in a position on such payment date to discharge, and the manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of such class and any amounts required under the security trust deed to be paid in priority to or equal with such class, redeem all, but not some, of such class at their outstanding principal balance, or at the option of the holders of 75% of the aggregate


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outstanding principal balance of such class, at their Stated Amount, together, in each case, with accrued interest to the date of redemption on any subsequent quarterly payment date. Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption. The holders of 75% of the aggregate outstanding principal balance of a class of notes may elect, in accordance with the terms of the note trust deed, and the note trustee shall notify the issuer trustee and the manager, that they do not require the issuer trustee to redeem their class of notes in the circumstances described in this section. All amounts ranking prior to or equal with respect to a class of notes must be redeemed concurrently with such class.


REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

     If an event of default occurs under the security trust deed while the Class A notes, Class B notes or Class C notes are outstanding, the security trustee may, subject in some circumstances to the prior written consent of the Noteholder Mortgagees in accordance with the provisions of the security trust deed, and will, if so directed by the Noteholder Mortgagees where they are the only Voting Mortgagees, or, otherwise by a resolution of 75% of the Voting Mortgagees, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. If the trust terminates while notes are outstanding, St.George Bank has a right of first refusal to acquire the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed. See "Description of the Transaction Documents -- The Security Trust Deed."


OPTIONAL REDEMPTION OF THE NOTES

     At the manager's direction, the issuer trustee must purchase or redeem all of the notes by repaying the outstanding principal balance, or, if the noteholders owning at least 75% of the aggregate outstanding amount of the notes so agree, the Stated Amount, of the notes, together, in each case, with accrued interest to, but excluding, the date of repurchase or redemption, on any quarterly payment date falling on or after the earlier of:

     o the quarterly payment date on which the total Stated Amount of all notes is equal to or less than 10% of the total initial outstanding principal balance of the notes; and

     o  the quarterly payment date falling in April, 2008;

provided that the manager certifies to the issuer trustee and the note trustee that the issuer trustee will be in a position on this quarterly payment date to discharge all its liabilities in respect of the notes, at their outstanding principal balance or their Stated Amount if so agreed by the specified percentage of noteholders, and any amounts which would be required under the Security Trust Deed to be paid in priority to or equal with the notes if the security for the notes were being enforced. The manager, on behalf of the issuer trustee, will give not more than 60 nor less than 45 days' notice to noteholders of this redemption in accordance with the applicable conditions of the notes.


FINAL MATURITY DATE

     The issuer trustee must pay the Stated Amount in relation to each note on or by the final maturity date relating to that note. The failure of the issuer trustee to pay the Stated Amount within ten business days of the due date for payment, or within any other applicable grace period agreed upon with the Mortgagees, will be an event of default under the security trust deed.


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FINAL REDEMPTION OF THE NOTES

     Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the Principal Amount of that note will be finally discharged, upon the first to occur of:

     o the date on which the outstanding principal balance of the note is reduced to zero;

     o the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

     o the date on which all amounts received by the note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent;

     o the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the trust in accordance with the master trust deed and the supplementary terms notice; and

     o  the final maturity date of the notes.


TERMINATION OF THE TRUST
TERMINATION EVENTS

     The trust shall continue until, and shall terminate on the later of:

     o  its Termination Date;

     o the date on which the assets of the trust have been sold or realized upon, which shall be within 180 days after the Termination Date so far as reasonably practicable and reasonably commercially viable; and

     o the date on which the issuer trustee ceases to hold any housing loans or mortgages in relation to the trust.


REALIZATION OF TRUST ASSETS

     On the occurrence of a Termination Date, subject to St.George Bank's right of first refusal, the issuer trustee, in consultation with the manager or the beneficiary, to the extent that either has title to the assets of the trust, must sell and realize the assets of the trust within 180 days. During the 180-day period, performing housing loans may not be sold for less than their Unpaid Balance, and non-performing housing loans may not be sold for less than the fair market value of such housing loans and their related security, as agreed upon by the issuer trustee, based on appropriate expert advice, and the seller; provided that the issuer trustee may not sell any performing housing loan within the 180-day period for less than its fair market value without the consent of the holders of 75% of the aggregate outstanding principal amount of the notes. The servicer will determine whether a housing loan is performing or non-performing.


SELLER'S RIGHT OF FIRST REFUSAL

     As soon as practical after the Termination Date of the trust, the manager will direct the issuer trustee to offer, by written notice to St.George Bank, irrevocably to extinguish in favor of St.George Bank, or if the issuer trustee has perfected its title, to equitably assign to St.George Bank, its entire right, title and interest in and to the housing loans for their Unpaid Balance, for performing housing loans, and their fair market value, for


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non-performing housing loans; provided that, if the fair market value of a housing loan is less than its Unpaid Balance, the sale requires the consent of the holders of 75% of the aggregate outstanding principal amount of the notes.

     The issuer trustee is not entitled to sell any housing loans unless St.George Bank has failed to accept the offer within 180 days after the occurrence of the Termination Date by paying to the issuer trustee the purchase price. St.George Bank must pay all costs and expenses relating to the repurchase of any housing loans. If St.George Bank does not accept the offer within 180 days, the costs and expenses relating to the sale of the housing loans will be a Trust Expense.


DISTRIBUTION OF PROCEEDS FROM REALIZATION OF TRUST ASSETS

     After deducting expenses, the manager shall direct the issuer trustee to distribute the proceeds of realization of the assets of the trust in accordance with the cashflow allocation methodology set out in "Distribution of Total Available Funds" and "Principal Distributions", and in accordance with any directions given to it by the manager. If all of the notes have been fully redeemed and the trust's other creditors have been paid in full, the issuer trustee shall distribute the assets of the trust to the residual beneficiary.


PRESCRIPTION

     A note will be void in its entirety if not surrendered for payment within ten years of the relevant date in respect of any payment on the note, the effect of which would be to reduce the Stated Amount of such note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received in New York City by the principal paying agent or the note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant note. After the date on which a note becomes void in its entirety, no claim may be made in respect of it.


VOTING AND CONSENT OF NOTEHOLDERS

     The note trust deed contains provisions for each class of noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate outstanding principal balance of a class of notes may take or consent to any action permitted to be taken by such class of noteholders under the note trust deed. Notwithstanding the foregoing, the consent of holders of 75% of the aggregate outstanding principal balance of the relevant class or classes of notes shall be required to accomplish the following:

     o direct the note trustee on behalf of that class of noteholders to direct the security trustee to enforce the security under the security trust deed;

     o override on behalf of that class of noteholders any waiver by the note trustee of a breach of any provisions of the transaction documents or an event of default under the security trust deed;

     o removal of the current note trustee or appointment of a new note trustee; and

     o approve the costs and expenses of the note trustee incurred in enforcing rights under, or prosecuting lawsuits related to, the transaction documents for which the note trustee is entitled to be indemnified.

     Where applicable, the Class A-1 noteholders, the Class A-2 noteholders and the Class A-3 noteholders will be treated as a single class for voting.


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REPORTS TO NOTEHOLDERS

     On each quarterly Determination Date, the manager will, in respect of the collection period ending before that Determination Date, deliver to the principal paying agent, the note trustee and the issuer trustee, a noteholder's report containing the following information:

     o the outstanding principal balance and the Stated Amount of each class of notes;

     o the interest payments and principal distributions on each class of notes;

     o  the Available Income;

     o  the Total Available Funds;

     o the aggregate of all redraws made during that quarterly collection period;

     o  the Redraw Shortfall, if any;

     o  the Payment Shortfall, if any;

     o the principal draw, if any, for that quarterly collection period, together with all principal draws made before the start of that quarterly collection period and not repaid;

     o  the Principal Collections;

     o  the Principal Charge Off, if any;

     o the bond factor for each class of notes, which with respect to a class of notes, means the aggregate of the outstanding principal balance of the class of notes less all principal payments on that class of notes to be made on the next quarterly payment date, divided by the aggregate initial outstanding principal balance for all of that class of notes;

     o the Class A Charge Offs, the Class B Charge Offs, the Class C Charge Offs and the Redraw Charge Offs, if any;

     o  all carryover charge offs on the redraw facility on the notes, if any;

     o  if required, the threshold rate at that quarterly Determination Date;

     o  the interest rates on the notes for the related Interest Period;

     o  scheduled and unscheduled payments of principal on the housing loans;

     o aggregate outstanding principal balance of the fixed rate housing loans and the aggregate principal balance of the variable rate housing loans; and

     o  delinquency and loss statistics with respect to the housing loans.

     Unless and until definitive notes are issued, beneficial owners will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

     Unless and until definitive notes are issued, periodic and annual unaudited reports containing information concerning the trust and the Class A-1 and Class A-2 notes will be prepared by the manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the notes are in book-entry form. Upon the issuance of fully


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

registered, certificated notes, such reports will be sent directly to each noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The manager will file with the SEC such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the manager expects that the obligation to file such reports will be terminated following the end of September, 2002.


                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

     The following summary describes the material terms of the transaction documents. The summary does not purport to be complete and is subject to the provisions of the transaction documents. All of the transaction documents, except for the currency swap, are governed by the laws of New South Wales, Australia. The currency swap is governed by the laws of the State of New York. A copy of the master trust deed and the servicing agreement and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.


TRUST ACCOUNTS

     The issuer trustee will establish and maintain the collection account with an Approved Bank. The collection account will initially be established with Australia & New Zealand Banking Group Limited, which has a short term rating of F1+ from Fitch, P-1 from Moody's and A-1+ from Standard & Poor's. The bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the trust. This account will not be used for any purpose other than for the trust. This account will be an interest bearing account.

     The manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of the trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the trust shall be effected and when and how the same should be effected. Each investment of moneys on deposit in the trust's account shall be in Authorized Investments that will mature not later than the business day preceding the applicable payment date.


MODIFICATIONS

     The issuer trustee, the manager and the servicer, with respect to the master trust deed and the supplementary terms notice, or the note trustee, with respect to the note trust deed or any other transaction document, may by way of supplemental deed alter, add to or modify the master trust deed, the supplementary terms notice, the note trust deed or any other transaction document so long as such alteration, addition or modification was effected upon consent of the noteholders or residual beneficiary as described in the following paragraph in the case of the master trust deed or supplementary terms notice or is:

     o to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

     o necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

     o appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any


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        government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Crusade Securitisation Programme trusts;

     o any modification, except a basic terms modification of, or waiver or authorization of any breach or proposed breach of the Class A-1 and Class A-2 notes or any of the transaction documents which is not, in the opinion of the note trustee, materially prejudicial to the interests of the Class A-1 and Class A-2 noteholders. A "basic terms modification" is any modification which serves to alter, add, or modify the terms and conditions of such class of notes or the provisions of any of the transaction documents, if such alteration, addition or modification is, in the opinion of the note trustee, materially prejudicial or likely to be materially prejudicial to the noteholders as a whole or the class of noteholders. A basic terms modification requires the sanction of Class A-1 and Class A-2 noteholders holding at least 75% of the aggregate outstanding principal balance of the Class A notes. A similar sanction is required in relation to any modification to the date of maturity of the class of notes, or a modification which would have the effect of postponing any day for payment of interest in respect of the class of notes, reducing or canceling the amount of principal payable in respect of the class of notes or the rate of interest applicable to the class of notes or altering the percentage of the aggregate outstanding principal balance required to consent to any action or altering the currency of payment of the class of notes or an alteration of the date or priority of redemption of the class of notes; or

     o in the opinion of the issuer trustee, desirable to enable the provisions of the master trust deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason, including to give effect, in the manager's reasonable opinion, to an allocation of expenses.

     Except for an alteration, addition or modification as described in the preceding section, where in the reasonable opinion of the issuer trustee a proposed alteration, addition or modification to the master trust deed, the supplementary terms notice and the note trust deed is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the residual beneficiary, such alteration, addition or modification may only be effected by the issuer trustee with the prior consent of the holders of 75% of the aggregate outstanding principal balance of the relevant class or classes of notes or with the prior written consent of the residual beneficiary, as the case may be.


THE ISSUER TRUSTEE

     The issuer trustee is appointed as trustee of the trust on the terms set out in the master trust deed and the supplementary terms notice.

     The issuer trustee has all the rights, powers and discretions over and in respect of the assets of the trust in accordance with the transaction documents provided that it will take no action or omit to take an action without the direction of the manager, that could reasonably be expected to adversely affect the ratings of the notes. The manager is required to give to the issuer trustee all directions necessary to give effect to its recommendations and proposals, and the issuer trustee is not required to take any action unless it receives a direction from the manager.


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

     The issuer trustee must act honestly and in good faith and comply with all relevant material laws in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed in a proper and efficient manner and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

     Under the master trust deed, each noteholder and the residual beneficiary acknowledges that:

     o the noteholder cannot require the issuer trustee to owe to the noteholder, or to act in a manner consistent with, any fiduciary obligation in any capacity;

     o the issuer trustee has no duty, and is under no obligation, to investigate whether a Manager's Default, a Servicer Transfer Event or a Title Perfection Event has occurred in relation to the trust other than where it has actual notice;

     o the issuer trustee is required to provide the notices referred to in the master trust deed in respect of a determination of a Material Adverse Effect only if it is actually aware of the facts giving rise to the Material Adverse Effect; and

     o in making any such determination, the issuer trustee will seek and rely on advice given to it by its advisers in a manner contemplated by the master trust deed;

     o in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate, calculation or representation of or by the seller, servicer or manager.

     The issuer trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of the trust.


ANNUAL COMPLIANCE STATEMENT

     The manager, on behalf of the issuer trustee, will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the transaction documents.


DELEGATION

     In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may, with the approval of the manager, delegate any or all of the duties, powers, discretion or other functions of the issuer trustee under the master trust deed or otherwise in relation to the trust, to a related company of the issuer trustee which is a trustee company or trustee corporation for the purposes of any State or Territory legislation governing the operation of trustee companies.


ISSUER TRUSTEE AND SECURITY TRUSTEE FEES AND EXPENSES

     The issuer trustee and security trustee are entitled to a combined quarterly fee equal to 0.0275% per annum of the aggregate outstanding principal balance of the housing loans on the first day of each quarterly collection period, payable in arrears on the related quarterly payment date.

     If the issuer trustee is required at any time to undertake duties which relate to the enforcement of the terms of any transaction document by the issuer trustee upon a default


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by any other party under the terms of that transaction document, the issuer trustee is entitled to such additional remuneration as may be agreed between the issuer trustee and the manager or, failing agreement, such amount as is determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the issuer trustee. The determination of such merchant bank shall be conclusive and binding on the manager and the issuer trustee so far as the law allows.

     The issuer trustee will be reimbursed out of the assets of the trust for all expenses incurred in connection with the performance of its obligations in respect of the trust, but not general overhead costs and expenses. These expenses will be Trust Expenses.


REMOVAL OF THE ISSUER TRUSTEE

     The issuer trustee is required to retire as trustee after a direction from the manager in writing following an Issuer Trustee's Default.

     A direction given by the manager requiring the issuer trustee to retire must specify a date for the retirement of the issuer trustee which is no less than six months from the date of the direction. Alternatively, the manager may pay to the issuer trustee an amount equal to the fees that the issuer trustee would earn for that 6 month period in lieu of that notice. The costs of the issuer trustee, to the extent that they are properly and reasonably incurred, will be paid out of the assets of the trust as a Trust Expense.

     The issuer trustee will bear the reasonable costs of its removal if the issuer trustee does not resign as directed and the manager is required to remove it following an event under the first four bullet points in the definition of Issuer Trustee's Default. The issuer trustee will indemnify the manager and the trust for these costs. These costs are not payable out of the assets of the trust.

     The manager, subject to giving prior notice to the rating agencies, is entitled to appoint a replacement statutory trustee on removal or retirement of the issuer trustee if that appointment will not in the reasonable opinion of the manager materially prejudice the interests of noteholders. Until the appointment is completed the manager must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.


VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

     The issuer trustee may resign on giving to the manager, with a copy to the rating agencies, not less than three months' notice in writing, or such other period as the manager and the issuer trustee may agree, of its intention to do so.

     Before retirement, the issuer trustee must appoint a successor trustee who is approved by the manager, or who may be the manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the three months' notice period, the manager shall act as trustee until a successor trustee is appointed.


LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

     The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any noteholders, the residual beneficiary, the manager or any other person or for any loss howsoever caused in respect of the trust or to any noteholder, the residual beneficiary, the manager or any other person, except to the extent caused by the fraud, negligence or Default on the issuer trustee's part, or on the part of the officers and employees of the issuer trustee or any of its agents or delegates in respect of whom the issuer trustee is liable.

     The issuer trustee acts as trustee and issues the notes only in its capacity as trustee of the trust and in no other capacity. A liability arising under or in connection with the transaction documents or the trust can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the trust which are available to satisfy the right of the issuer trustee to be exonerated or indemnified for the liability. Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the master trust deed, the notes, the conditions or the trust. The limitation will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee's exoneration or indemnification out of the assets of the trust as a result of the issuer trustee's fraud, negligence or Default.

     The master trust deed also contains other provisions which regulate the issuer trustee's liability to noteholders, other creditors and the residual beneficiary. These include, but are not limited to, the following:

     o Subject to the master trust deed, the issuer trustee is not liable to any person for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretion, or by the manager of its discretions, or for acting on any instructions or directions given to it.

     o The issuer trustee is not liable for any event associated with the retirement of the manager, a Servicer Transfer Event or a Title Perfection Event.

     o The issuer trustee is not liable for any act, omission or default of the manager, the servicer, the currency swap provider, the custodian, the note trustee, the principal paying agent or any of their successors or assigns, in relation to their respective duties or obligations under the transaction documents, or any other person's failure to carry out an agreement with the issuer trustee with respect to the trust.

     The foregoing provisions do not apply to the extent that the relevant act is caused by the issuer trustee's fraud, negligence or Default.

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

     The issuer trustee will be indemnified out of the assets of the trust against all losses and liabilities properly incurred by the issuer trustee in performing any of its duties or exercising any of its powers under the transaction documents in relation to the trust except for fraud, negligence or Default.

     The issuer trustee is indemnified out of the assets of the trust against certain payments it may be liable to make under any Consumer Credit Legislation. The servicer also indemnifies the issuer trustee in relation to such payments and the issuer trustee is required to first call on the indemnity from the servicer before calling on the indemnity from the assets of the trust. The issuer trustee is also indemnified by St.George Bank under a deed of indemnity against any action, loss, cost, damage or expense arising out of any actions relating to any incorrect, misleading or deceptive statements in this prospectus, the offer of the notes so far as it relates to any incorrect, misleading or deceptive statements in the prospectus or a failure by St.George Bank in relation to the due diligence procedures agreed with the issuer trustee.


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THE MANAGER
POWERS

     The manager will have full and complete powers of management of the trust, including the administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the trust and the operation of the trust.

     The issuer trustee has no duty to supervise the manager in the performance of its functions and duties, or the exercise of its discretions.

     The manager has the absolute discretion to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.


DELEGATION

     The manager may, in carrying out and performing its duties and obligations contained in the master trust deed, delegate to any of the manager's officers and employees, all acts, matters and things, whether or not requiring or involving the manager's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub-contractor for such purposes and with such powers as the manager thinks fit.


MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

     The manager is entitled to a quarterly fee for each quarterly collection period equal to 0.09% per annum of the aggregate outstanding principal balance of housing loans on the first day of each quarterly collection period payable in arrears on the related quarterly payment date.

     The manager will be indemnified out of the assets of the trust for any liability, cost or expense properly incurred by it in its capacity as manager of the trust, other than general overhead costs and expenses.


REMOVAL OR RETIREMENT OF THE MANAGER

     The manager shall retire as trust manager if the issuer trustee so directs in writing following a Manager's Default. The manager shall bear the costs of its removal after a Manager's Default. The manager has agreed to indemnify the issuer trustee and the trust for those costs.

     The manager may resign on giving to the issuer trustee and the note trustee, with a copy to the rating agencies, not less than 120 days, or another period as the manager and the issuer trustee may agree, notice in writing of its intention to do so.

     On retirement or removal of the manager, the issuer trustee may appoint another manager on such terms as the issuer trustee sees fit, including the amount of the manager's fee, provided the appointment will not have an adverse effect on the rating of the notes. Until a replacement manager is appointed, the manager must continue as manager. If a replacement manager is not appointed within 120 days of the issuer trustee electing to appoint a new manager, the issuer trustee will be the new manager.


LIMITATION OF MANAGER'S LIABILITY

     The principal limitations on the manager's liability are set out in full in the master trust deed. These include the following limitations:

     o the manager will be indemnified out of the trust in respect of any liability, cost or expense properly incurred by it in its capacity as manager of the trust; and


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     o  subject to the master trust deed, the manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee, the servicer or any agent appointed by the issuer trustee or the manager or on whom the manager is entitled to rely under this deed, other than a related company, attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the issuer trustee or the manager, except to the extent of losses, costs, claims or damages caused or contributed to by the breach of its obligations under any transaction documents.


THE NOTE TRUSTEE

     Wilmington Trust Company will serve as the note trustee. The corporate trust office of the note trustee responsible for the administration of the trust is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The note trustee will be entitled to execute any of its trusts or powers under the note trust deed either directly or through agents or attorneys providing that the use of such agent does not have an adverse effect on the ratings of the Class A-1 or Class A-2 notes. The note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the trust against all loss, liability, expense, costs, damages, actions, proceedings, claims and demands incurred by, or made against, the note trustee in connection with its execution of the trusts under the note trust deed, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence, default or breach of trust by the note trustee or any other person properly appointed by the note trustee.

     The note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of U.S.$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

     The note trustee may resign after giving three months' written notice to the issuer trustee, the manager, the security trustee and each rating agency. The issuer trustee may also remove the note trustee in the following circumstances:

     o  if the note trustee becomes insolvent;

     o  if the note trustee ceases its business;

     o if the note trustee fails to comply with any of its obligations under any transaction document and the issuer trustee determines that this failure has had, or if continued, will have, a Material Adverse Effect, and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following:

        o   the note trustee becoming aware of this failure; and

        o receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the manager; or


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

     o if the note trustee fails to satisfy any obligation imposed on it under the Trust Indenture Act of 1939 with respect to the trust or the note trust deed.

     Holders of 75% of the aggregate outstanding principal balance of the Class A-1 and Class A-2 notes may require the issuer trustee to remove the note trustee.

     Any resignation or removal of the note trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee and confirmation by the rating agencies that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the notes.


THE SECURITY TRUST DEED
GENERAL

     P.T. Limited of Level 7, 39 Hunter Street, Sydney, New South Wales, Australia will be the security trustee. P.T. Limited's principal activities are the provision of services as trustee, executors, administrators, attorneys and agents and other fiduciary services. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the issuer trustee's obligations to the noteholders, the manager, the security trustee, the servicer, the note trustee, the underwriters, each paying agent, the seller with respect to the Accrued Interest Adjustment and redraws, and each provider of a support facility. These secured parties are collectively known as the MORTGAGEES.


NATURE OF THE CHARGE

     A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

     A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the trust subject to the floating charge except in the ordinary course of its business and the manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will crystallize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including notice to the issuer trustee following an event of default under the security trust deed. On crystallization of the floating charge, the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.


THE SECURITY TRUSTEE

     The security trustee is appointed to act as trustee on behalf of the Mortgagees and holds the benefit of the charge over the trust assets in trust for each Mortgagee on the terms and conditions of the security trust deed. If there is a conflict between the duties owed by the security trustee to any Mortgagees or class of Mortgagees, the security trustee must give priority to the interests of the noteholders, as determined by the noteholders or the note


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

trustee acting on their behalf. In addition, the security trustee must give priority to the interests of the Class A noteholders if, in the security trustee's opinion, there is a conflict between the interests of Class A noteholders and the interests of the Class B noteholders and the Class C noteholders or other Mortgagees.


DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

     The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

     o The security trustee is not responsible for the adequacy or enforceability of the security trust deed or other transaction documents.


     o The security trustee is not required to monitor compliance by the issuer trustee or manager with the transaction documents or their other activities.

     o Unless required by a transaction document, the security trustee need not give Mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.

     o The security trustee has no duties or responsibilities except those expressly set out in the security trust deed or any collateral security.

     o Any action taken by the security trustee under the security trust deed or any collateral security binds all the Mortgagees.

     o The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the manager, Mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Mortgagees.


EVENTS OF DEFAULT

     Each of the following is an event of default under the security trust deed:

     o  the issuer trustee fails to pay:

        o any interest within 10 business days of the quarterly payment date on which the interest was due to be paid to noteholders; or

        o any other amount owing to a Mortgagee within 10 business days of the due date for payment, or within any applicable grace period agreed with the relevant Mortgagee, or where the Mortgagee is a Class A-1 or Class A-2 noteholder, with the note trustee;

     o the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this section, of a transaction document where such failure will have a material and adverse effect on the amount or timing of any payment to be made to any noteholder, and that default is not remedied within 30 days after written notice from the security trustee requiring the failure to be remedied;

     o an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust;


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     o  the charge created by the security trust deed is not or ceases to be a first ranking charge over the assets of the trust, or any other obligation of the issuer trustee, other than as mandatorily preferred by law, ranks ahead of or equal with any of the moneys secured by the security trust deed;

     o  any security interest over the trust assets is enforced;

     o all or any part of any transaction document, other than the basis swap, the redraw facility or the currency swap, in respect of a termination because of an action of a taxing authority or a change in tax law, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document, other than the basis swap, the standby basis swap, the redraw facility or the currency swap; or

     o without the prior consent of the security trustee, that consent being subject in accordance with the terms of the security trust deed to the prior written consent of the Noteholder Mortgagees,

        o the trust is wound up, or the issuer trustee is required to wind up the trust under the master trust deed or applicable law, or the winding up of the trust commences;

        o the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly constituted; or

        o unless another trustee is appointed to the trust under the transaction documents, the issuer trustee ceases to be authorized under the trust to hold the property of the trust in its name and to perform its obligations under the transaction documents.

     Where the security trustee has notified the rating agencies, obtained the written consent of the relevant Noteholder Mortgagees and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Mortgagees, it may elect to treat an event that would otherwise be an event of default as not being an event of default for the purpose of the security trust deed. Unless the security trustee has made such an election and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly convene a meeting of the Voting Mortgagees at which it shall seek directions from the Voting Mortgagees by way of extraordinary resolution of Voting Mortgagees regarding the action it should take as a result of that event of default.


MEETINGS OF VOTING MORTGAGEES

     The security trust deed contains provisions for convening meetings of the Voting Mortgagees to enable the Voting Mortgagees to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. Voting Mortgagees are:

     o the Noteholder Mortgagees alone for as long as amounts outstanding under the notes are 75% or more of the total Secured Moneys, and

     o otherwise, the note trustee, acting on behalf of the Class A-1 and Class A-2 noteholders, and each other Mortgagee.

     Neither the security trustee nor the manager may call a meeting of Voting Mortgagees while the Noteholder Mortgagees are the only Voting Mortgagees unless the Noteholder Mortgagees otherwise consent.


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

     The security trustee must promptly convene a meeting of the Voting Mortgagees after it receives notice, or has actual knowledge of, an event of default under the security trust deed.


VOTING PROCEDURES

     Every question submitted to a meeting of Voting Mortgagees shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as Voting Mortgagee or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the note trustee shall represent each Class A-1 or Class A-2 noteholder who has directed the note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every US$100 or its equivalent, but not part thereof, of the Secured Moneys that he holds or in which he is a representative.

     A resolution of all the Voting Mortgagees, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees.


ENFORCEMENT OF THE CHARGE

     A resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the Voting Mortgagees is required to direct the security trustee to do any or all of the following:

     o  declare the charge to be enforceable;

     o  declare all Secured Moneys immediately due and payable;

     o convert the floating charge to a fixed charge over any or all of the trust assets; or

     o appoint a receiver over the trust assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

     If the Noteholder Mortgagees are the only Voting Mortgagees, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Mortgagees, including enforcing the charge.

     Any consent of the Noteholder Mortgagees in relation to a discretion or act of the security trustee requires the approval of the Noteholder Mortgagees representing more than 50% of the outstanding principal balance of all the notes. No Mortgagee is entitled to enforce the charge under the security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the security trust deed.


THE NOTE TRUSTEE AS VOTING MORTGAGEE

     The note trustee may, without the consent of the noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under the security trust deed shall not, or shall not subject to specified conditions, be treated as such. The note trustee shall not


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

exercise any of these powers in contravention of any express direction given in writing by holders representing at least 75% of the aggregate outstanding principal balance of the Class A-1 and Class A-2 notes. Any such modification, waiver, authorization or determination shall be binding on the Class A-1 and Class A-2 noteholders and, unless the note trustee agrees otherwise, any such modification shall be notified by the manager on behalf of the issuer trustee to the noteholders as specified in the transaction documents as soon as practicable thereafter.

     If an event of default under the security trust deed occurs and is continuing, the note trustee shall deliver to each Class A-1 and Class A-2 noteholder notice of such event of default within 90 days of the date that the note trustee became aware of such event of default, provided that, except in the case of a default in payment of interest and principal on the notes, the note trustee may withhold such notice if and so long as it determines in good faith that withholding the notice is in the interests of the relevant class of Class A-1 and Class A-2 noteholders.

     The rights, remedies and discretion of the Class A-1 and Class A-2 noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the Class A-1 and Class A-2 noteholders, and the security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the Class A-1 and Class A-2 noteholders without inquiry about compliance with the note trust deed.

     The note trustee shall not be bound to vote under the security trust deed, or otherwise direct the security trustee under the security trust deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the security trust deed, the note trust deed or any notes unless directed or requested to do so in writing by the holders of at least 75% of the aggregate outstanding principal balance of the Class A-1 and Class A-2 notes and then only if the note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

     If any of the Class A-1 and Class A-2 notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A-1 and Class A-2 notes, the note trustee must not vote under the security trust deed to, or otherwise direct the security trustee to, dispose of the mortgaged property unless either:

     o a sufficient amount would be realized to discharge in full all amounts owing to the Class A-1 and Class A-2 noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the Class A-1 and Class A-2 notes; or

     o the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph.


LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

     The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by the


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

note trustee or by Extraordinary Resolution of the Voting Mortgagees in accordance with the security trust deed. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

     If the security trustee convenes a meeting of the Voting Mortgagees, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Mortgagees that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Mortgagees to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Mortgagees refuse to grant the requested indemnity, and put the issuer trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Mortgagees may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

     The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the security trust deed, of any mortgaged property or any other property which is charged to the security trustee by any other person in respect of or relating to the obligations of the issuer trustee or any third party in respect of the issuer trustee or the secured moneys or relating in any way to the mortgaged property or for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, except for the fraud, negligence or breach of trust of the security trustee.


PRIORITIES UNDER THE SECURITY TRUST DEED

     The proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Mortgagees. Subject to the foregoing, the proceeds from enforcement of the security trust deed over the trust assets (other than Excluded Assets), the AVAILABLE FUND POOL, will be distributed as follows:

     o  first, to pay pro rata:

        o any fees and other expenses due to the security trustee, the note trustee or the principal paying agent;

        o any unpaid fees and paid expenses incurred in relation to the operation and administration of the trust, including the issuer trustee's fees and expenses; and

        o   the receiver's remuneration;

     o second, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the security trustee, the note trustee, a receiver or an attorney and other amounts payable to the security trustee or note trustee under the security trust deed;

     o  third, to pay unpaid Accrued Interest Adjustment due to the seller;


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

     o fourth, to pay to the fixed-floating rate swap provider under the fixed-floating rate swap any break fees received by or on behalf of the issuer trustee from a borrower or the mortgage insurer and which have not previously been paid to the fixed-floating rate swap provider;

     o  fifth, to pay, pro rata:

        o monetary liabilities of the issuer trustee to all providers of support facilities, other than the currency swap provider;

        o monetary liabilities of the issuer trustee to the Class A noteholders;


        o   unreimbursed redraws, to the seller; and

        o all monetary liabilities of the issuer trustee to the currency swap provider under a confirmation relating to Class A-1 and Class A-2 notes, but without double-counting with payments described above;

     o sixth, any monetary liabilities of the issuer trustee to Class B noteholders;

     o seventh, any monetary liabilities of the issuer trustee to Class C noteholders;

     o eighth, to pay pro rata any amounts not covered in this section owing to any Mortgagee under any transaction document;

     o ninth, to pay all monies owing to the mortgage insurer and not paid above;

     o tenth, to pay the holder of any subsequent security interest over the assets charged by the security trust deed of which the security trustee has notice of the amount properly secured by the security interest; and

     o eleventh, to pay any surplus to the issuer trustee to be distributed in accordance with the master trust deed.

     The surplus will not carry interest. If the security trustee pays the surplus to the credit of an account in the name of the issuer trustee with any bank carrying on business in Australia, the security trustee, receiver, Mortgagee or attorney, as the case may be, will be under no further liability in respect of it.

     The proceeds of the enforcement of the charge over the Excluded Assets must be applied to pay the amounts described above (other than those amounts comprising Excluded Advances) that would have been paid if there had been sufficient amounts available in the Available Fund Pool with which to pay them in the order specified above.

     Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.


SECURITY TRUSTEE'S FEES AND EXPENSES

     The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee. The combined quarterly fee payable to the issuer trustee and the security trustee shall be as described in the section entitled "Issuer Trustee's Fees and Expenses."

     If, at any time, the security trustee is required to take any action relating to the enforcement of the terms of the transaction documents upon default by any other party, the security trustee shall be entitled to additional remuneration.


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INDEMNIFICATION

     The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the transaction documents, except to the extent that they result from the fraud, negligence or breach of trust on the part of the security trustee.


RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

     The security trustee may retire on three months' notice in writing to the issuer trustee, the manager, the note trustee and the rating agencies if a successor security trustee is appointed.

     Subject to the appointment of a successor security trustee and prior notice being given to each of the rating agencies, an Extraordinary Resolution of the Voting Mortgagees may remove the security trustee at any time and the manager may remove the security trustee if:

     o an Insolvency Event occurs in relation to the security trustee in its personal capacity;

     o  the security trustee ceases business;

     o the security trustee fails to comply with any of its obligations under any transaction document and such action has had, or, if continued will have, a Material Adverse Effect, and, if capable of remedy, that failure is not remedied within 14 days after the earlier of:

        o the security trustee's having become actually aware, by virtue of the actual awareness of the officers or employees of the security trustee who have day-to-day responsibility for the administration of the security trust, of that failure; and

        o the security trustee's having received written notice with respect thereto from the manager; or

     o there occurs a change in the control of the security trustee from that existing on the date of the security trust deed, unless approved by the manager.

     Upon notice of resignation or removal of the security trustee, the manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the Voting Mortgagees and who accepts the appointment. If no successor security trustee is appointed within 30 days after notice, the retiring security trustee may on behalf of the Mortgagees appoint a successor security trustee, other than St.George Bank or its affiliates. If no person can be found to act as security trustee, the Voting Mortgagees may elect a Voting Mortgagee to act as security trustee.

     Any resignation or removal of the security trustee and appointment of a successor will not become effective until the rating agencies approve the appointment and confirm that it will not cause a downgrade, qualification or withdrawal of the ratings of the notes.


AMENDMENT

     The issuer trustee and the security trustee may, following at least ten business days written notice to the rating agencies and with the written approval of the manager and the Noteholder Mortgagees, amend the security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. If the amendment is prejudicial or likely to be prejudicial to the interests of the Mortgagees or a class of Mortgagees, an Extraordinary Resolution of the Voting Mortgagees is required.


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THE REDRAW FACILITY
REDRAWS

     If the seller consents to a redraw, it will transmit funds in the amount of the redraw to the borrower.

     The seller is entitled to be reimbursed for the amount of any redraws on any of the housing loans which it pays to borrowers:

     o first, from Principal Collections available at the time the redraw is made;

     o  second, from any available Redraw Retention Amount; and

     o third, from drawings under the redraw facility agreement, to the extent that it is available.

     The seller will be reimbursed for redraws from Principal Collections in priority to principal payments on the notes.


THE REDRAW FACILITY AGREEMENT

     Under the redraw facility agreement, the redraw facility provider agrees to make advances to the issuer trustee for the purpose of reimbursing redraws made by the seller to the extent that Principal Collections and the available Redraw Retention Amount are insufficient to fund redraws. Under the redraw facility, the redraw facility provider agrees to make advances to the issuer trustee up to the redraw limit. The redraw limit is equal to 2% of the aggregate Stated Amount of the notes, as adjusted by the manager on each anniversary of the redraw facility agreement or any other amount as agreed between the redraw facility provider, the issuer trustee and the manager. At
the closing date, the redraw limit will be A$    . The redraw limit may not be
increased without written confirmation from the rating agencies that the increase would not result in a downgrading or withdrawal of the rating for the notes then outstanding. The initial term of the redraw facility is 364 days. The redraw facility provider may cancel all or part of the redraw limit at any time immediately on giving notice to the issuer trustee and the manager.


DRAWING ON THE REDRAW FACILITY

     A drawing may be made under the redraw facility only for the purpose of funding a Redraw Shortfall or to repay a previous draw under the redraw facility. If at any time during the term of the redraw facility, the manager determines that there is a Redraw Shortfall, it may direct the issuer trustee to draw down on the redraw facility for an amount equal to the lesser of:

     o  the Redraw Shortfall; and

     o the redraw limit less the greater of zero and the total principal amount of all outstanding draws under the redraw facility, less the total Carryover Redraw Charge Offs, provided that for the purpose of this calculation, it is assumed that all draws under the redraw facility due to be repaid on or before the date of the drawdown have been repaid.


CONDITIONS PRECEDENT TO DRAWING

     The obligations of the redraw facility provider to make available each draw under the redraw facility are subject to the conditions precedent that:

     o  there is currently no event of default under the redraw facility; and


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     o  the representations and warranties by the issuer trustee in the redraw facility agreement are true as of the date of the relevant drawdown notice and the relevant drawdown date as though they had been made at that date in respect of the current facts and circumstances.


AVAILABILITY FEE

     An availability fee accrues daily from the date of the redraw facility agreement at a rate of 0.10% per annum on an amount equal to the redraw limit, less outstanding redraw advances, less Carryover Redraw Charge Offs. The availability fee is payable on each quarterly payment date and on termination of the redraw facility. The availability fee is calculated on the actual number of days elapsed and a year of 365 days.


INTEREST

     With respect to any draws under the redraw facility made by the redraw facility provider, interest will accrue from day to day on the amount of each such Redraw Advance from the date of its advance at a rate equal to the One Month Bank Bill Rate plus a margin, calculated on the basis of the actual number of days elapsed since the advance and a year of 365 days. The margin will be 0.30% per annum, unless the draw has been outstanding for twelve months or more, at which time the margin will be 0.40% per annum for that draw. The interest shall be payable on each payment date and on termination of the redraw facility. To the extent any interest is not paid on a payment date, the amount of the unpaid interest will be capitalized and interest will accrue on any such unpaid interest from that payment date.


REPAYMENT OF DRAWS ON THE REDRAW FACILITY

     The issuer trustee shall, at the direction of the manager, repay unreimbursed draws under the redraw facility on the following payment date and on the date of termination of the redraw facility, to the extent that there are funds available for such payment. It is not an event of default if the issuer trustee does not have funds available to repay the full amount of the unreimbursed draw on the following payment date.


EVENTS OF DEFAULT UNDER THE REDRAW FACILITY AGREEMENT

     It is an event of default under the redraw facility agreement if:

     o an amount is available for payment to the redraw facility provider under the redraw facility agreement, and the issuer trustee does not pay that amount within 10 business days of its due date;

     o  an Insolvency Event occurs in relation to the trust;

     o an Insolvency Event occurs in relation to the issuer trustee, and a successor trustee of the trust is not appointed within 30 days of that Insolvency Event;

     o  the Termination Date occurs in relation to the trust; or

     o an event of default under the security trust deed occurs and any action is taken to enforce the security interest under the security trust deed over the assets of the trust.


CONSEQUENCES OF AN EVENT OF DEFAULT

     At any time after an event of default under the redraw facility agreement, the redraw facility provider may do all or any of the following:


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     o  declare all moneys actually or contingently owing under the redraw facility agreement immediately due and payable and the issuer trustee shall be required immediately to pay the principal outstanding together with interest, fees and all such other moneys; and

     o  cancel the redraw limit.


TERMINATION

     The redraw facility will terminate on the earliest of the following:

     o  the date on which the notes are redeemed in full;

     o the date on which the redraw facility provider declares the redraw facility agreement terminated following an event of default under the redraw facility agreement;

     o the date on which the issuer trustee enters into a replacement redraw facility;

     o the date on which Crusade Management Limited retires or is removed as manager;

     o the date on which the issuer trustee has canceled all of the redraw limit;

     o  the date which is one year after the final maturity date of the notes;

     o the date on which the redraw limit is cancelled in full by the redraw facility provider, which it may do at any time; and

     o 364 days from the date of the redraw facility agreement, unless the redraw facility provider has agreed to extend the term of the redraw facility in accordance with the terms of the redraw facility.


THE SERVICING AGREEMENT
SERVICING OF HOUSING LOANS

     The servicer is required to administer the housing loans in the following manner:

     o  in accordance with the servicing agreement;

     o in accordance with St.George Bank's procedures manual and policies as they apply to those housing loans from time to time; and

     o with the same degree of diligence and care expected of an appropriately qualified servicer of similar financial products.

     In performing any services under the servicing agreement the servicer shall take into account whether its performance of such services does or does not have any Material Adverse Effect. The servicer's actions in servicing the housing loans in accordance with the relevant procedures manual are binding on the issuer trustee. The servicer is entitled to delegate its duties under the servicing agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate.


POWERS

     Subject to the standards for servicing set forth in the preceding section, the servicer has the express power, among other things:

     o to waive any fees and break costs which may be collected in the ordinary course of servicing the housing loans or arrange the rescheduling of interest due and unpaid following a default under any housing loans;


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     o  to waive any right in respect of the housing loans and mortgages in the ordinary course of servicing the housing loans and mortgages; and

     o to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency. These extensions are not subject to the requirement that the action not have a Material Adverse Effect.

UNDERTAKINGS BY THE SERVICER

     The servicer has undertaken, among other things, the following:

     o If so directed by the issuer trustee following a Title Perfection Event, it will promptly take action to perfect the issuer trustee's equitable title to the housing loans and related mortgages in the mortgage pool to full legal title by notifying borrowers of the issuer trustee's interests, registering transfers, delivering documents to the issuer trustee and taking other action required to perfect title or which the issuer trustee requires it to do.

     o To collect all moneys due under those housing loans and related mortgages and pay them into the collection account not later than the time St.George Bank would be required to do so.

     o If a material default occurs in respect of a housing loan, it will take action in accordance with its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate.

     o To act in accordance with the terms of any mortgage insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or in respect of a mortgage insurance policy, and promptly make a claim under any mortgage insurance policy when it is entitled to do so and notify the manager when each such claim is made.

     o It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the related mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the servicer's procedures manual or its ordinary course of business.

     o It will not, except as required by law, release a borrower or otherwise vary or discharge any housing loan or mortgage where it would have a Material Adverse Effect.

     o It will set the interest rate on the housing loans in accordance with the requirements of the supplementary terms notice.

     o It will give notice in writing to the issuer trustee and the rating agencies if it becomes aware of the occurrence of any Servicer Transfer Event.

     o It will maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the servicing agreement.


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     o  It will notify the issuer trustee and the manager of any event which it reasonably believes is likely to have a Material Adverse Effect promptly after becoming aware of such event; and the manager of anything else which the manager reasonably requires regarding any proposed modification to any housing loan or related mortgage.

     o It will provide information reasonably requested by the issuer trustee or the manager, with respect to all matters relating to the trust and the assets of the trust, and the issuer trustee or the manager believes reasonably necessary for it to perform its obligations under the transaction documents, and upon reasonable notice and at reasonable times permit the issuer trustee to enter the premises and inspect the data and records in relation to the trust and the housing loan agreements, mortgages, certificates of title and other documents related to the housing loans.


UNDERTAKINGS BY THE SELLER

     St.George Bank, in its capacity as seller, has undertaken, among other things, the following under the servicing agreement:

     o It will maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in relation to its ownership of any housing loan or mortgage in order to perform or comply with its obligations under the servicing agreement; and will comply with all laws in connection with its ownership of any housing loans and mortgages where failure to do so would have a Material Adverse Effect.

     o It will act in accordance with the terms of any mortgage insurance policies, and not do or omit to do anything which could be reasonably expected to prejudicially affect or limit the rights of the issuer trustee under or in respect of a mortgage insurance policy to the extent those rights relate to a housing loan and the mortgage.

     o It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the relevant housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the seller's procedures manual or its ordinary course of business.

     o It will not, except as required by law, release a borrower from any amount owing in respect of a housing loan or otherwise vary or discharge any housing loan or mortgage or enter into any agreement or arrangement which has the effect of altering the amount payable in respect of a housing loan or mortgage where it would have a Material Adverse Effect.

     o It will release any housing loan or mortgage, reduce the amount outstanding under or vary the terms of any housing loan or grant other relief to a borrower, if required to do so by any law or if ordered to do so by a court, tribunal, authority, ombudsman or other entity whose decisions are binding on the servicer. If the order is due to the servicer breaching any applicable law, then the servicer must indemnify the issuer trustee for any loss the issuer trustee may suffer by reason of the order. The amount of the loss is to be determined by agreement with the issuer trustee or, failing this, by the servicer's external auditors.


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COLLECTIONS

     The servicer will receive collections on the housing loans from borrowers in its general collection account. The servicer shall deposit any collections in its possession or control into the collection account within two business days following its receipt of the collections, less any amount for taxes payable in relation to the collections or any amount the servicer may retain under the supplementary terms notice.


SERVICING COMPENSATION AND EXPENSES

     The servicer will receive a fee for servicing the housing loans equal to the product of 0.40% per annum and the aggregate outstanding principal of the housing loans on the first day of each quarterly collection period. This fee will be payable in arrears on the quarterly payment date following the end of the quarterly collection period.

     The servicer must pay from such fee all expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers.


LIABILITY OF THE SERVICER

     The servicer fully indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred as a result of the failure by the servicer to perform its duties under the servicing agreement or any action or conduct undertaken or not taken by the servicer, including as a consequence of a Servicer Transfer Event. The servicer may rely upon any statement by the issuer trustee or the manager that any action or inaction on its part is reasonably likely to, or will, have a Material Adverse Effect. The servicer shall not be liable for a breach of the servicing agreement, or be liable under any indemnity, in relation to any action or inaction on its part, where it has been notified by the issuer trustee or the manager that the action or inaction is not reasonably likely to, or will not have, a Material Adverse Effect.


REMOVAL, RESIGNATION AND REPLACEMENT OF THE SERVICER

     The issuer trustee must terminate the servicer's appointment if the issuer trustee determines that any of the following SERVICER TRANSFER EVENTS occurs:

     o  the servicer suffers an Insolvency Event;

     o the servicer fails to pay any amount within 10 business days of receipt of a notice to do so;

     o the servicer fails to comply with any of its other obligations under any transaction document and such action has had, or, if continued will have, a Material Adverse Effect, as determined by the issuer trustee and that failure is not remedied within the earlier of 30 days after the servicer becomes aware of that failure and receipt of a notice from either the issuer trustee or the manager;

     o any representation, warranty or certification made by the servicer is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach would have a Material Adverse Effect;


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     o  it becomes unlawful for the servicer to perform the services under the servicing agreement; or

     o the servicer merges with, or it is proposed that the servicer merge with, any entity, or all of the assets or business of the servicer are or are to be acquired by any entity, and any rating agency confirms that the merger or acquisition would result in a downgrade or withdrawal of rating of any note.

     The servicer will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from a Servicer Transfer Event.


RESIGNATION

     The servicer may voluntarily resign after giving 120 days notice to the rating agencies, the manager and the issuer trustee.


REPLACEMENT OF THE SERVICER

     The manager and the issuer trustee shall use reasonable efforts to find an eligible successor servicer. Until a successor servicer is appointed, the servicer must continue to act as the servicer and will be paid the servicing fee. If an eligible successor servicer is not appointed by the expiration of the 120-day notice period, the issuer trustee itself will act as servicer and be entitled to the servicing fee.


TERMINATION OF SERVICING AGREEMENT

     The servicing agreement will terminate on the earlier of:

     o the date on which the servicing agreement is terminated pursuant to a Servicer Transfer Event;

     o the date which is one month after the notes have been redeemed in full in accordance with the transaction documents and the issuer trustee ceases to have any obligation to any creditor in relation to any trust;

     o the date on which the issuer trustee replaces the servicer with a successor servicer; and

     o  the date on which the servicer is replaced after resigning.


AMENDMENT

     The servicer and the issuer trustee may amend the servicing agreement in writing after giving prior notice of the proposed amendment to the rating agencies and the rating agencies have confirmed that the amendment will not result in an adverse effect on the rating of any notes.


THE CUSTODIAN AGREEMENT
DOCUMENT CUSTODY

     The custodian is responsible for custody of the title documents for each mortgaged property, including the loan agreement, mortgage document and certificate of title for the housing loans on behalf of the issuer trustee, exercising the degree of diligence and care expected of an appropriately qualified custodian of documents and in accordance with the custodial procedures approved in advance by the issuer trustee, the manager and the rating agencies.


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     The custodian's duties and responsibilities include:

     o holding each title document in accordance with the custodial procedures as if the title documents were beneficially owned by the custodian;

     o ensuring that each title document is capable of identification and kept in a security packet in a security vault separate from other documents held by the custodian for other persons; and

     o maintaining in safe custody a record of the physical movement of the title documents.

     In performing its services, the custodian must consider if its acts or omissions will have any Material Adverse Effect.

     The custodian undertakes, among other things:

     o to comply with applicable laws where the failure to do so would have a Material Adverse Effect;

     o  to comply with the mortgage insurance policies;

     o to provide information and access relating to its custodial services if required by the issuer trustee, the manager or the servicer; and ensure that the premises holding the documents are appropriately insured for fire and public risks.


AUDIT

     The custodian will be audited by an independent auditor on an annual basis, or more regularly if any audit gives an adverse finding, in relation to its custodial procedures, identification of documents, security and tracking systems.


COMPENSATION OF THE CUSTODIAN

     The custodian will receive a fee based on the aggregate outstanding principal of the housing loans on the first day of each quarterly collection period. This fee will be payable in arrears on the quarterly payment date following the end of the quarterly collection period.


INDEMNITY

     The custodian also indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred by the issuer trustee as a result of a breach by the custodian of its obligations under the custodian agreement. This indemnity is limited to the extent further described in the custodian agreement. Under the deed of indemnity, St.George Bank also indemnifies the issuer trustee in respect of all liability arising as a result of a breach by the custodian of its obligations under the custodian agreement and any money payable under the custodian agreement which is not recoverable from the custodian.


REMOVAL AND RETIREMENT OF THE CUSTODIAN

     The issuer trustee may terminate the custodian's appointment if the issuer trustee determines that:

     o  the custodian has suffered an Insolvency Event;

     o  if the custodian is a related company of the seller, either

        o   the long-term rating of the seller falls below:

            o   BBB from Fitch; or


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            o   Baa2 from Moody's, or


            o   BBB from Standard & Poor's; or


     o  a Title Perfection Event has occurred;


     o the custodian has failed to comply with the custodial procedures or any of its other obligations under any other transaction document and such action has had, or if continued will have, a Material Adverse Effect and, if capable of remedy, the custodian does not remedy that failure within 30 days after the earlier of the custodian becoming aware of that failure and receipt of a notice from either the issuer trustee or the manager;


     o any representation, warranty or certification made by the custodian is incorrect when made and is not waived by the issuer trustee, or if capable of remedy, is not remedied to the issuer trustee's reasonable satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach will or may have a Material Adverse Effect;


     o it has become unlawful for the custodian to perform its custodial services;


     o  a Servicer Transfer Event has occurred; or


     o the custodian has not complied with the requirements of the custodian agreement to the satisfaction of its auditor and a further audit also results in an adverse finding by the auditor.


     The custodian will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from its termination. If the custodian is removed, it must deliver at its expense the title documents and all other documents and records relating to the housing loans to, or at the direction of the issuer trustee. If the custodian has not done so within ten business days of the date of termination or such longer period as the issuer trustee in its reasonable discretion permits, the issuer trustee must, with the assistance of the manager, enter the premises where the title documents are kept, take possession of and remove the title documents. The issuer trustee may, to the extent that it has information available to it to do so, lodge caveats in respect of the housing loans and related mortgages for which it does not hold the title documents. A caveat is a notice which is put on the relevant land title register to provide notice of a party's interest in the property.


THE SELLER LOAN AGREEMENT


     The value of the housing loan pool as of the cut-off date, and the consideration payable by the issuer trustee to the seller for the housing
loans, is A$    . If the net proceeds received by the issuer trustee from the issuance of the notes is less than the purchase price for the housing loans, the seller will lend the balance of the consideration to the issuer trustee. This loan will not bear interest and will not have the benefit of the security trust deed. The issuer trustee will be required to repay any outstanding principal under the loan, if any, after the Secured Moneys have been fully and finally paid, to the extent that moneys are available to pay that principal, as a full and final settlement of the obligations of the issuer trustee under the loan.


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                                  THE SERVICER


SERVICING OF HOUSING LOANS

     Under the servicing agreement, St.George Bank will be appointed as the initial servicer of the housing loans. The day to day servicing of the housing loans will be performed by the servicer at St.George Bank's head office in Kogarah and at St.George Bank's retail branches and telephone banking and marketing centers. Servicing procedures include managing customer inquiries, monitoring compliance with the loan features and rights applicable to these loans, and the arrears management of overdue loans. Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the housing loans and the management of delinquent Housing Loans. See "Description of the Transaction Documents -- The Servicing Agreement."


COLLECTION AND ENFORCEMENT PROCEDURES

     Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. St.George Bank credits repayments to an individual housing loan on the date of its receipt. Interest is accrued daily on the balance outstanding after close of business and charged monthly to each relevant loan account.

     When a housing loan is 1 day delinquent, it is identified in the mortgage service system. At 14 days delinquent the accounts are transferred to the collection system. The collection system identifies all accounts which are overdue and provides detailed lists of those loans for action and follow-up.

     The collection system allocates overdue loans to designated collection officers within St.George Bank. The loans that have been delinquent longer are allocated to the more experienced collection officers.

     Actions taken by the bank in relation to delinquent accounts will vary depending on the following elements and, if applicable, with the input of the mortgage insurer:

     o  arrears history;

     o  equity in the property; and

     o  arrangements made with the borrower to meet overdue payments.

     If satisfactory arrangements cannot be made to rectify a delinquent housing loan, St.George Bank will issue legal notices and institute recovery action by enforcing the mortgage security. Collection officers, under legal assistance, manage this process and pursue many sources of recovery including the following:

     o  guarantees;

     o  government assistance schemes;

     o  mortgagee sale; and

     o  claims on mortgage insurance.

     It should be noted that St.George Bank reports all actions that it takes on overdue housing loans to the mortgage insurer in accordance with the terms of the mortgage insurance policies.


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COLLECTION AND FORECLOSURE PROCESS

     When a loan is 15 days delinquent, a computer generated letter is sent to the borrower advising of the situation and requesting that payment be made to rectify the situation. Phone calls are also commenced at this stage. After a housing loan is 30 days delinquent, more intense phone calls are carried out together with any customer specific letters being generated.

     When a loan reaches in excess of 60 days delinquent, a default notice is sent advising the borrower if the matter is not rectified within a period of 31 days, the bank is entitled to commence enforcement proceedings without further notice. Usually a statement of claim will be issued to a borrower on an account which is 120 days delinquent. At any time in excess of 130 days delinquent, the bank applies for judgement in the Supreme Court. Generally at 150 days delinquent, the bank applies for a writ of possession and generally by 180 days the sheriff is in a position to set an eviction date. Appraisals and valuations are ordered and a reserve price is set for sale via auction or private treaty. In most instances if the account continues to be in arrears, an offer on the property would be sought and accepted and the property settled. These time frames assume that the borrower has either taken no action or has not honored any commitments made in relation to the delinquency.

     It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale.

     Under St.George Bank's housing loan product specifications, variable rate of interest loans enable a borrower to have a payment holiday where the borrower has made excess payments. The excess payments are the difference between the total amount paid by the borrower and the amount of the minimum payments required. In accordance with the product specification, if a borrower with excess payments fails to make some or all of a minimum payment, the servicer will apply the excess payments against that missed payment. As such, the relevant housing loan will not be considered delinquent until such time as when the amount of missed payments is greater than the excess payments.

     The arrears and security enforcement procedures may change over time as a result of business changes, or legislative and regulatory changes.


SERVICER DELINQUENCY EXPERIENCE

     In January 1997, St.George Bank merged with the Advance Bank Group to form the fifth largest banking group in Australia. Prior to this time, delinquency data was separately reported by each banking organization. Consequently, the following tables summarize delinquency and foreclosure experience, respectively, for loans serviced by St.George Bank prior to and after the merger. All loans in the securitized pool that were settled prior to September 1997 were originated by St.George Bank.

     Table 1 summarizes the delinquency and foreclosure experience of loans originated by St.George Bank. Table 2 summarizes the combined experience of St.George Bank loans and loans acquired in the merger with Advance Bank. Both tables express the number of delinquent loans at period end as a percentage of the total number of loans serviced.

        TABLE 1: ST.GEORGE BANK ONE-TO-FOUR-FAMILY RESIDENTIAL LOANS***




                                      MARCH     SEPTEMBER     MARCH         SEPTEMBER       MARCH       SEPTEMBER       MARCH
                                   31, 1994      30, 1994    31, 1995        30, 1995      31, 1996     30, 1996      31, 1997
                              ------------- ------------- -------------  -------------- ------------  ------------  ------------
Portfolio At:
Outstanding Balance
 (A$000's)...................   9,226,192     9,630,713     9,981,940      10,442,786    10,695,313    11,131,152    11,690,990
Number of Loans
 Outstanding ................     147,104       151,488       156,258         165,301       168,417       170,980       175,368
Percentage of Delinquent
 Loans:
30 to 59 days ...............        1.15%         0.81%         0.92%           0.91%         1.14%         1.34%         1.20%
60 to 89 days ...............        0.46%         0.34%         0.31%           0.34%         0.41%         0.53%         0.49%
90 to 119 days ..............        0.20%         0.15%         0.13%           0.14%         0.21%         0.18%         0.24%
120 days or more ............        0.28%         0.21%         0.23%           0.24%         0.33%         0.33%         0.45%
                                ---------     ---------     ---------      ----------     ----------     ----------     ----------
Total Delinquencies .........        2.09%         1.51%         1.59%           1.63%         2.09%         2.38%         2.38%
Foreclosures ................        0.03%         0.04%         0.03%           0.03%         0.05%         0.06%         0.04%
                                ---------     ---------     ---------      ----------     ----------     ----------     ----------
Total Delinquencies and
 Foreclosures ...............        2.12%         1.55%         1.62%           1.66%         2.14%         2.44%         2.42%
                                ---------     ---------     ---------      ----------     ----------     ----------     ----------
Period Ending:
Loan Losses as a % of
 Total Outstanding
 Balance* ...................         N/A**         N/A**         N/A**           N/A**       0.000%         0.004%         0.001%
                                 =========     =========     =========      ==========     ==========     ==========     ==========



----------
* Loan losses for each period were annualized and are expressed as a percentage of the average outstanding balance for the period.

** Loan loss information is not available prior to the 6 month period ending March 1996.

***   Totals may not sum exactly due to rounding.



         TABLE 2: ST.GEORGE BANK ONE-TO-FOUR-FAMILY RESIDENTIAL LOANS**



                                      MARCH       SEPTEMBER         MARCH       SEPTEMBER         MARCH       SEPTEMBER
                                    31, 1998       30, 1998       31, 1999       30, 1999       31, 2000       30, 2000
                              -------------- -------------- -------------- -------------- -------------- --------------
Portfolio At:
Outstanding Balance
 (A$000's)...................   26,092,849     27,166,041     27,220,578     28,009,778     28,897,605     29,663,323
Number of Loans
 Outstanding ................      363,694        368,913        366,810        362,710        361,225        357,960
% of Loans Delinquent:
30 to 59 days ...............         1.26%          1.01%          1.31%          0.89%          1.04%          0.92%
60 to 89 days ...............         0.37%          0.27%          0.33%          0.26%          0.26%          0.26%
90 to 119 days ..............         0.23%          0.21%          0.17%          0.15%          0.19%          0.13%
120 days or more ............         0.29%          0.19%          0.19%          0.21%          0.21%          0.16%
                                ----------     ----------     ----------     ----------     ----------     ----------
Total Delinquencies .........         2.15%          1.68%          2.00%          1.51%          1.70%          1.47%
Foreclosures ................         0.05%          0.06%          0.04%          0.03%          0.03%          0.04%
                                ----------     ----------     ----------     ----------     ----------     ----------
Total Delinquencies and
 Foreclosures ...............         2.20%          1.74%          2.04%          1.54%          1.73%          1.51%
                                ----------     ----------     ----------     ----------     ----------     ----------
Period Ending:
Loan Losses as a % of
 Total Outstanding
 Balance* ...................        0.006%         0.006%         0.003%         0.004%         0.004%         0.002%
                                ==========     ==========     ==========     ==========     ==========     ==========

----------
* Loan losses for each period were annualized and are expressed as a percentage of the average outstanding balance for the period.

**    Totals may not sum exactly due to rounding.

     There can be no assurance that the delinquency and foreclosure experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and foreclosure experience of the servicer's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown in the preceding table represent the delinquency and foreclosure experience for the total one-to-four-family residential mortgage portfolios for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the housing loans in the pool. Moreover, if the one-to-four-family real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and foreclosures could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, foreclosures, bankruptcies and losses with respect to the housing loan pool.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL

     The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the seller. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

     Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

     o  refinancing by mortgagors with other financiers;

     o receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

     o receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

     o repurchase by the seller as a result of a breach by it of certain representations, less the principal balance of any related substituted loan, if any;

     o receipt by the trust of any net amount attributable to principal from another trust established under the master trust deed with respect to the substitution of a housing loan;

     o repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

     o receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; or

     o receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either:

     o  repurchased by St.George Bank under its right of first refusal; or

     o  sold to a third party.

     The prepayment amounts described above are reduced by:

     o  principal draws;

     o  repayment of redraw advances; and

     o  the Redraw Retention Amount retained in the collection account.

     Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

     o  the degree to which a note is purchased at a discount or premium; and

     o the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

     A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.


WEIGHTED AVERAGE LIVES

     The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is reduced to zero.

     Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

     The following tables are based on a constant prepayment rate model. Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. Neither of the seller nor the manager believes that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

     The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the tables. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the tables indicate.

     For the purpose of the following tables, it is assumed that:

     o the housing loan pool consists of fully-amortizing housing loans having the following approximate characteristics:*




                 REMAINING                                                     REMAINING
                 PRINCIPAL                      INTEREST     ORIGINAL TERM      TERM TO
  POOL             AMOUNT             LOAN        RATE        TO MATURITY      MATURITY
 NUMBER              A$              COUNT          %          IN MONTHS       IN MONTHS
--------   ---------------------   ---------   ----------   ---------------   ----------
1           $    34,988,659.08         881        7.79%           130              96
2           $    82,679,233.23       1,300        7.77%           194             159
3           $   268,749,423.45       3,727        7.76%           274             223
4           $   311,457,945.66       3,970        7.78%           299             257
5           $ 1,103,207,996.54       9,118        7.66%           301             285
6           $    71,487,479.76         643        7.68%           360             335
TOTAL       $ 1,872,570,737.72      19,639

     o  the cut-off date is the close of business on January 21, 2001;

     o  closing date for the notes is February 28, 2001;

     o payments on the notes are made on the quarterly payment date, regardless of the day on which payment actually occurs, commencing in April, 2001 and are made in accordance with the priorities described in this prospectus;

     o the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

     o the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month, except in the month of January, in which case, principal payments are calculated based on a pro rata share of one month's collections, assuming a start date of the close of business January 21, 2001, with no defaults;

     o there are no redraws, substitutions or payment holidays with respect to the housing loans;

     o all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment;

     o principal collections are distributed according to the rules of distribution set forth in this prospectus;


----------
*     Totals may not sum exactly due to rounding.

     o  all payments under the swaps are made as scheduled;


     o the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "Weighted Average Life -- To Call (Years)"; and


     o  the exchange rate is US$0.55004597650=A$1.00.


     It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.


     In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:


     o multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,


     o  summing the results, and


     o dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

    PERCENT OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF
                            CONSTANT PREPAYMENT RATE*



                                                            CLASS A-1 NOTES
                                 ---------------------------------------------------------------------
                                     0%         20%         22%         25%         30%         35%
DATE                             ---------   ---------   ---------   ---------   ---------   ---------
Initial Percent ..............       100         100         100         100         100         100
04/20/2001 ...................        98          74          71          67          60          52
04/20/2002 ...................        86           0           0           0           0           0
04/20/2003 ...................        74           0           0           0           0           0
04/20/2004 ...................        60           0           0           0           0           0
04/20/2005 ...................        45           0           0           0           0           0
04/20/2006 ...................        29           0           0           0           0           0
04/20/2007 ...................        12           0           0           0           0           0
04/20/2008 ...................         0           0           0           0           0           0
04/20/2009 ...................         0           0           0           0           0           0
04/20/2010 ...................         0           0           0           0           0           0
04/20/2011 ...................         0           0           0           0           0           0
04/20/2012 ...................         0           0           0           0           0           0
04/20/2013 ...................         0           0           0           0           0           0
04/20/2014 ...................         0           0           0           0           0           0
04/20/2015 ...................         0           0           0           0           0           0
04/20/2016 ...................         0           0           0           0           0           0
04/20/2017 ...................         0           0           0           0           0           0
04/20/2018 ...................         0           0           0           0           0           0
04/20/2019 ...................         0           0           0           0           0           0
04/20/2020 ...................         0           0           0           0           0           0
04/20/2021 ...................         0           0           0           0           0           0
04/20/2022 ...................         0           0           0           0           0           0
04/20/2023 ...................         0           0           0           0           0           0
04/20/2024 ...................         0           0           0           0           0           0
04/20/2025 ...................         0           0           0           0           0           0
04/20/2026 ...................         0           0           0           0           0           0
04/20/2027 ...................         0           0           0           0           0           0
04/20/2028 ...................         0           0           0           0           0           0
Weighted Average Life --
 To Call (Years) .............      3.80        0.45        0.41        0.37        0.32        0.27
 To Maturity (Years) .........      3.80        0.45        0.41        0.37        0.32        0.27

----------
*     Totals may not sum exactly due to rounding.

    PERCENT OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF
                            CONSTANT PREPAYMENT RATE*



                                                            CLASS A-2 NOTES
                                 ---------------------------------------------------------------------
                                     0%         20%         22%         25%         30%         35%
DATE                             ---------   ---------   ---------   ---------   ---------   ---------
Initial Percent ..............       100         100         100         100         100         100
04/20/2001 ...................       100         100         100         100         100         100
04/20/2002 ...................       100          89          86          81          73          65
04/20/2003 ...................       100          65          61          54          44          35
04/20/2004 ...................       100          47          42          36          26          17
04/20/2005 ...................       100          33          28          22          13           5
04/20/2006 ...................       100          22          18          12           4           0
04/20/2007 ...................       100          14          10           4           0           0
04/20/2008 ...................        98           7           3           0           0           0
04/20/2009 ...................        94           2           0           0           0           0
04/20/2010 ...................        89           0           0           0           0           0
04/20/2011 ...................        83           0           0           0           0           0
04/20/2012 ...................        77           0           0           0           0           0
04/20/2013 ...................        71           0           0           0           0           0
04/20/2014 ...................        65           0           0           0           0           0
04/20/2015 ...................        58           0           0           0           0           0
04/20/2016 ...................        51           0           0           0           0           0
04/20/2017 ...................        44           0           0           0           0           0
04/20/2018 ...................        36           0           0           0           0           0
04/20/2019 ...................        28           0           0           0           0           0
04/20/2020 ...................        20           0           0           0           0           0
04/20/2021 ...................        12           0           0           0           0           0
04/20/2022 ...................         4           0           0           0           0           0
04/20/2023 ...................         0           0           0           0           0           0
04/20/2024 ...................         0           0           0           0           0           0
04/20/2025 ...................         0           0           0           0           0           0
04/20/2026 ...................         0           0           0           0           0           0
04/20/2027 ...................         0           0           0           0           0           0
04/20/2028 ...................         0           0           0           0           0           0
Weighted Average Life --
 To Call (Years) .............      7.14        3.52        3.24        2.86        2.36        1.98
 To Maturity (Years) .........     15.07        3.58        3.26        2.86        2.36        1.98

----------
*     Totals may not sum exactly due to rounding.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Class A notes, after being exchanged
pursuant to the currency swap, will amount to A$      and will be used by the
issuer trustee to acquire from the seller equitable title to the housing loans and related mortgages.


                       LEGAL ASPECTS OF THE HOUSING LOANS

     The following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, without referring to any specific legislation of that State.


GENERAL

     There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. If the housing loan is not secured by a first ranking mortgage the seller will equitably assign to the issuer trustee all prior ranking registered mortgages in relation to that housing loan. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of St.George Bank.


NATURE OF HOUSING LOANS AS SECURITY

     There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title." The housing loans in the proposed housing loan pool are all secured by Torrens title land.

     "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

     Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the position and dimensions of the land, the present owner, and any leases, mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

     Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "urban leasehold."

STRATA TITLE

     "Strata title" is an extension of the Torrens system and was developed to enable the creation of, and dealings with, various parts of multi-story buildings (commonly referred to as apartment units or strata lots) which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their strata lot. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by an "owners corporation" for the benefit of the individual proprietors. All proprietors are members of the owners corporation, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors, including the rules governing the apartment block.

     Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

URBAN LEASEHOLD

     All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Mortgaged property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

     o cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

     o where it involves residential property, is subject to a nominal rent of 5 cents per annum on demand.

     As with other Torrens title land, the proprietor's leasehold interest in the land is entered in a central register and the proprietor may deal with their leasehold interest, including granting a mortgage over the property, without consent from the government.

     In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

     Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

TAKING SECURITY OVER LAND

     The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

     Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

     In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

     In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

     Once the mortgagor has repaid his or her debt, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.


ST.GEORGE BANK AS MORTGAGEE

     St.George Bank is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the mortgages. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

     Prior to any Title Perfection Event St.George Bank, as servicer, will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages. Following a Title Perfection Event, the issuer trustee is entitled, under an irrevocable power of attorney granted to it by St.George Bank, to be registered as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the manager is entitled, but not obligated, to lodge caveats on the register publicly to notify its interest in the mortgages.


ENFORCEMENT OF REGISTERED MORTGAGES

     Subject to the discussion in this section, if a borrower defaults under a housing loan the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

     o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

     o The mortgagee may, in limited circumstances, lease the property to third parties.


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     o  The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

     o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

     o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

     A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.


PENALTIES AND PROHIBITED FEES

     Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Law, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

     The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.


BANKRUPTCY

     The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person,


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such as mortgagees under real property mortgages, stand outside the bankruptcy.
That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

     o  the disposition was made to defraud creditors; or

     o the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor.

     The insolvency of a company is governed by the Corporations Law of the relevant Australian jurisdiction. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Law because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

     o when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

     o within a prescribed period prior to the commencement of the winding up of the company.


ENVIRONMENTAL

     Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the states. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all states, lenders are expressly excluded from the definitions of one or more of these categories.

     Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

     Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.


INSOLVENCY CONSIDERATIONS

     The current transaction is designed to mitigate insolvency risk. For example, the equitable assignment of the housing loans by St.George Bank to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of


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St.George Bank in the event of an insolvency of St.George Bank. Similarly, the assets in the trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

     If any Insolvency Event occurs with respect to the issuer trustee, the security trust deed may be enforced by the security trustee at the direction of the Voting Mortgagees. See "Description of the Transaction Documents -- Security Trust Deed -- Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents -- The Security Trust Deed -- Priorities under the Security Trust Deed." If the proceeds from enforcement of the security trust deed are not sufficient to redeem the Class A notes in full, some or all of the Class A noteholders will incur a loss.


TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

     Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.


CONSUMER CREDIT LEGISLATION

     The majority of the housing loans are regulated by the Consumer Credit Legislation. Under the Consumer Credit Legislation a borrower has the right to apply to a court to do the following, among other things:

     o vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

     o reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

     o have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

     o obtain an order for a civil penalty against the seller in relation to a breach of certain key requirements of the Consumer Credit Legislation, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

     o obtain additional restitution or compensation from the seller in relation to breaches of the Consumer Credit Legislation in relation to a housing loan or a mortgage.

     The issuer trustee will become liable for compliance with the Consumer Credit Legislation if it acquires legal title to the housing loans and will take this legal title subject to any breaches of the Consumer Credit Legislation by the seller. In particular, once the issuer trustee acquires legal title it may become liable to orders of the type referred to in the last two bullet points listed above in relation to breaches of the Consumer Credit Legislation. Criminal fines may be imposed on the seller in respect of any breaches of the Consumer Credit Legislation by it while it held legal title to the housing loans. In addition, a mortgagee's ability to enforce a mortgage which is subject to the Consumer Credit


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Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

     Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes. The seller has indemnified the issuer trustee against any loss the issuer trustee may incur as a result of a failure by the seller to comply with the Consumer Credit Legislation in respect of a mortgage.

     In addition:

     o each of the custodian, in respect of custodial services provided by it, and the servicer, in respect of its servicing obligations, have undertaken to comply with the Consumer Credit Legislation where failure to do so would mean the issuer trustee became liable to pay any civil penalty payments; and

     o each of the seller and the servicer further undertakes to ensure that each housing loan continues to satisfy certain eligibility criteria which includes the requirement that the housing loan complies, in all material respects, with applicable laws, including the Consumer Credit Legislation.

     In some circumstances the issuer trustee may have the right to claim damages from the seller or the servicer, as the case may be, where the issuer trustee suffers a loss in connection with a breach of the Consumer Credit legislation which is caused by a breach of a relevant representation or undertaking.

                    UNITED STATES FEDERAL INCOME TAX MATTERS

OVERVIEW

     The following is a summary of all material United States federal income tax consequences of the purchase, ownership and disposition of the Class A-1 and Class A-2 notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown & Platt, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

     Mayer, Brown & Platt has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss all material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the Class A-1 and Class A-2 notes. However, the following discussion does not discuss and Mayer, Brown & Platt is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the Class A-1 and Class A-2 notes by investors that are given special treatment under the United States federal income tax laws, including:


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     o  banks and thrifts;

     o  insurance companies;

     o  regulated investment companies;

     o  dealers in securities;

     o investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

     o  foreign investors;

     o  trusts and estates; and

     o pass-through entities, the equity holders of which are any of the foregoing.

     Additionally, the discussion regarding the Class A-1 and Class A-2 notes is limited to the United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the Class A-1 and Class A-2 notes as "capital assets" within the meaning of Section 1221 of the Code.

     It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A-1 and Class A-2 notes, including the advisability of making any election discussed under "Market Discount".

     The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of the manager that the trust does not and will not have an office in the United States, and that the trust is not conducting, and will not conduct any activities in the United States, other than in connection with its issuance of the Class A-1 and Class A-2 notes, in the opinion of Mayer, Brown & Platt, the issuer trustee and the trust will not be subject to United States federal income tax.

     In the opinion of Mayer, Brown & Platt, special tax counsel for the manager, the Class A-1 notes and the Class A-2 notes will be characterized as debt for U.S. federal income tax purposes. Each Class A-1 noteholder and Class A-2 noteholder, by acceptance of a Class A-1 note or Class A-2 note, agrees to treat the notes as indebtedness.


GENERAL

     Mayer, Brown & Platt is of the opinion that you will be required to report interest income on the Class A-1 and Class A-2 notes you hold in accord with your method of accounting.


SALE OF NOTES

     Mayer, Brown & Platt is of the opinion that if you sell a Class A-1 or Class A-2 note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the Class A-1 or Class A-2 note. Your adjusted tax basis in a note will equal your cost for the Class A-1 or Class A-2 note, decreased by any amortized premium and any payments other than interest made on the Class A-1 or Class A-2 note and increased by any market discount or original issue discount previously included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest


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or market discount, and will be long-term capital gain or loss if the Class A-1 or Class A-2 note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.


MARKET DISCOUNT

     In the opinion of Mayer, Brown & Platt, you will be considered to have acquired a Class A-1 or Class A-2 note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

     In the case of a sale or other disposition of a Class A-1 or Class A-2 note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

     In the case of a partial principal payment of a Class A-1 or Class A-2 note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

     Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the Class A-1 or Class A-2 notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

     o for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

     o for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

     Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a Class A-1 or Class A-2 note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.


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     Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

     Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.



PREMIUM

     In the opinion of Mayer, Brown & Platt, you will generally be considered to have acquired a Class A-1 or Class A-2 note at a premium if your tax basis in the note exceeds the remaining principal amount of the note. In that event, if you hold a Class A-1 or Class A-2 note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the Class A-1 or Class A-2 notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.


BACKUP WITHHOLDING

     Mayer, Brown & Platt is of the opinion that, backup withholding taxes will be imposed on payments to you at the rate of 31% on interest paid, and original issue discount accrued, if any, on the Class A-1 and Class A-2 notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the Class A-1 or Class A-2 notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

     The Treasury Department has issued new regulations that, among other things, make certain modifications to the backup withholding rules. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations are effective for payments made after December 31, 2000, subject to certain transition rules. We suggest that you consult your own tax advisor regarding the impact of the new regulations.


                             AUSTRALIAN TAX MATTERS

     The following statements with respect to Australian taxation are the material tax consequences for holders who are not residents of Australia for tax purposes of purchasing, holding and disposing of the Class A-1 and Class A-2 notes and are based on advice received by the manager on the basis of Australian law as in effect on the date of this prospectus which is subject to change possibly with retroactive effect. It is suggested that purchasers of Class A-1 and Class A-2 notes should consult their own tax advisers concerning the consequences, in their particular circumstances under Australian tax laws and the laws of any other taxing jurisdiction, of the purchase, ownership, disposal or dealing of or in the notes.


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PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST

     Under existing Australian tax law, non-resident holders of notes or interests in any global note, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the notes. A premium on redemption would generally be treated as an amount in the nature of interest for this purpose.

     Pursuant to section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia, an exemption from Australian interest withholding tax applies provided all prescribed conditions are met.

     These conditions are:

     o the issuer trustee is a company that is a resident of Australia when it issues the notes and when interest, as defined in section 128A (1AB) of the Income Tax Assessment Act, is paid; and

     o the notes, or a global bond or note or interests in such a global bond or note, were issued in a manner which satisfied the public offer test as prescribed under section 128F of the Income Tax Assessment Act.

     The issuer trustee will seek to issue the Class A-1 and Class A-2 notes and interests in any global Class A-1 or Class A-2 note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Income Tax Assessment Act.

     The public offer test will not be satisfied, if at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the Class A-1 and Class A-2 notes were being or would later be acquired directly or indirectly by an associate of the issuer trustee within the meaning of that section, other than in the capacity of a dealer, manager or underwriter in relation to the placement of a note. "Associate" for these purposes is widely defined and means, generally speaking, in relation to an issuer acting in the capacity of a trustee, the beneficiaries of the trust. Thus the relevant associates of the issuer trustee in the present case will be the manager as the residual beneficiary of the trust and the associates of the manager and the other beneficiaries of the trust, if any, from time to time.

     If the requirements for exemption under section 128F of the Tax Act are met with respect to the Class A-1 and Class A-2 notes, payments of principal, interest and any premium made to a holder of the notes who is not a resident of Australia and who does not carry on business through a permanent establishment in Australia, will not be subject to Australian income or withholding tax.

     The exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee within the meaning of section 128F of the Income Tax Assessment Act, which, as discussed, would be an associate of the residual beneficiary, if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate.


PROFIT ON SALE

     Under existing Australian law, non-resident holders of notes will not be subject to Australian income tax on profits derived from the sale or disposal of the notes provided that:


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     o  the notes are not held as part of a business carried on, at or through a permanent establishment in Australia; and

     o  the profits do not have an Australian source.

     The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.

     There are, however, specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes and which amounts are not covered by the exemption in section 128F of the Income Tax Assessment Act. These rules can apply when:

     o notes are sold for any amount in excess of their issue price prior to maturity to a purchaser who is either a resident who does not acquire the notes in the course of carrying on business in a country outside Australia at or through a permanent establishment in that country or a non-resident that acquires the notes in the course of carrying on a business in Australia at or through a permanent establishment in Australia; or

     o notes are sold to an Australian resident in connection with a "washing arrangement" as defined in the Income Tax Assessment Act.


GOODS AND SERVICES TAX

     A goods and services tax will apply, subject to certain transitional rules. If an entity makes any taxable supplies, it will have to pay goods and services tax equal to 1/11th of the total consideration received for the supply.

     In the case of supplies by the issuer trustee, if the supply is

     o "GST free," the issuer trustee is not liable to pay a goods and services tax on the supply and can obtain goods and services tax credits for goods and services taxes paid on things acquired to make the supply; or

     o "input taxed," which includes financial supplies, the issuer trustee is not liable to pay a goods and services tax on the supply, but is not entitled to goods and services tax credits for goods and services tax paid on things acquired to make the supply.

     On the basis of the current goods and services tax legislation, the issue of the Class A-1 and Class A-2 notes and the payment of interest or principal on the Class A-1 and Class A-2 notes to you are unlikely to be taxable supplies.

     Services provided to the issuer trustee may be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee. Under the supplementary terms notice, certain fees paid by the issuer trustee, namely the manager's fee, the issuer trustee's fee, the security trustee's fee and the servicer's fee, will only be able to be increased by reference to the supplier's goods and services tax liability, if any, if:


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     o  the issuer trustee, the manager and the recipient of the relevant fee agree, which agreement shall not be unreasonably withheld; and

     o the increase will not result in the downgrading or withdrawal of the rating of any notes.

     If other fees payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation or otherwise may be increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may not be entitled to a full input tax credit for that increase and the Trust Expenses will increase, resulting in a decrease in the funds available to the trust to pay you.

     The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of St.George Bank's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

     The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. In these circumstances the issuer trustee has to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee still has to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

     o  the property is no longer being used as a residence; or

     o the property is used as commercial residential premises such as a hostel or boarding house; or

     o the borrower is the first vendor of the property -- the borrower built the property; or

     o  the mortgaged property has not been used predominantly as a residence.

     Because the issuer trustee is an insured party under the mortgage insurance policies, it may in certain limited circumstances have to account for goods and services tax in respect of any claim payment received. Generally, if certain compliance procedures have been followed, the insured does not have to account for goods and services tax in respect of the claim payment.

     Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

OTHER TAXES

     No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the Class A notes. Furthermore, a transfer of, or agreement to transfer, notes executed outside of Australia should not be subject to Australian stamp duty.

TAX REFORM PROPOSALS

     Under the current tax laws, any tax liability in respect of the income of the trust is borne directly by the beneficiary of the trust, not by the issuer trustee. Therefore, the cash available to the issuer trustee to service the notes cannot be affected by the payment (or otherwise) of tax. In September 1999, an independent committee appointed by the government to review Australia's business tax system, delivered its final report to the government. One of the many recommendations made by the committee was that the income of trusts should (subject to certain exceptions), be taxed in the hands of the trustee, as if the trust/trustee were a company, rather than being treated as a flow through entity. If the proposals were implemented strictly as outlined by the recommendations of the committee, it is likely that the issuer trustee would be subject to tax. However, in October 2000, the government released exposure draft legislation with an intended commencement date of July 1, 2001. If any final legislation follows the conceptual framework of the exposure draft legislation then it is unlikely that the issuer trustee would become taxable. However, if there were to be a reversion to the original recommendations then there is a real risk that the issuer trustee would be taxable.

     In general terms if the issuer trustee were to become taxable, it is anticipated that the issuer trustee will calculate the net (taxable) income of the trust (as it does currently) claiming tax deductions for all interest and other expenses, and pay the tax liability (at the expected corporate tax rate of 30%) out of the trust fund. The new regime will apply only to income earned from July 1, 2001. It will be a liability of the issuer trustee. There is no possibility of the noteholders being liable for the tax. The only potential impact on noteholders is where the issuer trustee, as a result of paying tax on the net income of the trust (and being indemnified out of the trust assets), has insufficient cash to service the notes. As long as the tax, accounting and cash positions of the trust are aligned in each tax year, the issuer trustee will only be taxable on income which is surplus to the amounts needed to service the notes. It would therefore be unlikely that the issuer trustee would have insufficient funds to service the notes. However, until final legislation is released, it is not possible to be certain that there will be no adverse impact on noteholders.


                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

     Crusade Management Limited is an Australian public company incorporated with limited liability under the Corporations Law. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Crusade Management Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Crusade Management Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

     o the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

     o the judgment is contrary to the public policy of the relevant Australian jurisdiction;

     o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

     o  the judgment is a penal or revenue judgment; or

     o there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

     A judgment by a court may be given in some cases only in Australian dollars. Crusade Management Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Crusade Management Limited has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent upon whom process may be served in any such action.

     All of the directors and executive officers of Crusade Management Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of Federal securities laws of the United States. Crusade Management Limited has been advised by its Australian counsel Allen Allen & Hemsley, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the Federal securities laws of the United States.


                        EXCHANGE CONTROLS AND LIMITATIONS

     Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to, or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

     o  the Government of Iraq or its agencies or nationals;

     o the authorities of the Federal Republic of Yugoslavia (Serbia and Montenegro);

     o the Government of Libya or any public authority or controlled entity of the Government of Libya;

     o the Taliban (also known as the Islamic Emirate of Afghanistan) or any undertaking owned or controlled, directly or indirectly, by the Taliban; or

     o the National Union for Total Independence of Angola ("UNITA") as an organization, senior officials of UNITA or adult members of the immediate families of senior officials of UNITA.


                              ERISA CONSIDERATIONS

     Subject to the considerations discussed in this section, the notes are eligible for purchase by employee benefit plans.

     Section 406 of the Employee Retirement Income Security Act and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.

     Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears, at the time of their initial issuance that the notes should be treated as debt without substantial equity features for purposes of the regulation and that the notes do not constitute equity interests in the trust for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs losses.

     However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the manager, the note trustee, the seller or the security trustee is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

     o Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

     o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

     o Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

     o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

     o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

     By your acquisition of a note, you shall be deemed to represent and warrant that your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or the Code.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements.

     If you are a plan fiduciary considering the purchase of any of the notes, you should consult your tax and legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Class A-1 and Class A-2 notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the Class A-1 and Class A-2 notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Class A-1 and Class A-2 notes as legal investments for you.


                              AVAILABLE INFORMATION

     Crusade Management Limited, as manager, has filed with the SEC a registration statement under the Securities Act with respect to the Class A-1 and Class A-2 notes offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov."


                              RATINGS OF THE NOTES

     The issuance of the Class A-1, Class A-2 and Class A-3 notes will be conditioned on obtaining a rating of AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch. The issuance of the Class B notes will be conditioned on obtaining a rating of AA- by Standard & Poor's and AA by Fitch. The issuance of the Class C notes will be conditioned on obtaining a rating of A by Standard & Poor's and A+ by Fitch. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the Class A notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes and the Class C notes with respect to the Class A notes, the availability of excess interest collections after payment of interest on the notes and the trust's expenses, the mortgage insurance policies, the creditworthiness of the swap providers and the mortgage insurer and the foreign currency rating of Australia. The Commonwealth of Australia's current foreign currency long term debt rating is AA+ by Standard & Poor's, Aa2 by Moody's and AA by Fitch. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country. None of the rating agencies have been involved in the preparation of this prospectus.

                              PLAN OF DISTRIBUTION

UNDERWRITING

     Under the terms and subject to the conditions contained in the underwriting agreement among St.George Bank, the issuer trustee and the manager, the issuer trustee has agreed to sell to the underwriters, for whom Credit Suisse First Boston Corporation is acting as representative, the following respective Principal Amounts of the Class A-1 and Class A-2 notes:


                                                     PRINCIPAL    PRINCIPAL
                                                     AMOUNT OF    AMOUNT OF
                                                     CLASS A-1    CLASS A-2
                                                         NOTES        NOTES
                   UNDERWRITER                           (US$)        (US$)
------------------------------------------------   -----------   ----------
Credit Suisse First Boston Corporation .........
Deutche Bank Securities Inc ....................
Chase Securities Inc ...........................
Total ..........................................


     The underwriting agreement provides that the underwriters are obligated to purchase all of the Class A-1 and Class A-2 notes if any are purchased.

     The underwriters propose to offer the Class A-1 and Class A-2 notes initially at the public offering prices on the cover page of this prospectus and to selling group members at the price less a concession not in excess of the respective amounts set forth in the following table, expressed as a percentage of the relative principal balance. The underwriters and selling group members may reallow a discount not in excess of the respective amounts set forth in the following table to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.


                      SELLING    REALLOWANCE
    CLASS         CONCESSIONS       DISCOUNT
-------------   -------------   ------------
A-1 .........     %               %
A-2 .........     %               %


     St.George Bank estimates that the out-of-pocket expenses for this offering
will be approximately US$      .

     Credit Suisse First Boston Corporation has informed St.George Bank and the manager that the underwriters do not expect discretionary sales by them to exceed 5% of the principal balance of the Class A-1 and Class A-2 notes.

     St.George Bank and the manager have agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

     The representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

     o Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

     o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

     o Syndicate covering transactions involve purchases of the Class A-1 and Class A-2 notes in the open market after the distribution has been completed in order to cover syndicate short positions;

     o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A-1 and Class A-2 notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

     Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A-1 and Class A-2 notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

     In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with St.George Bank and its affiliates. In addition, one of the underwriters, Credit Suisse First Boston Corporation, is affiliated with the currency swap provider, Credit Suisse First Boston International. Credit Suisse First Boston Corporation will offer to, and may sell some or all of the Class A-1 notes to, a trust established by one of its affiliates.


OFFERING RESTRICTIONS
THE UNITED KINGDOM

     The notes have only been offered or sold and will only be offered or sold in or from the United Kingdom: (a) to persons (i) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or (ii) to persons who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses (except in circumstances that do not constitute an offer to the public under the Public Offers of Securities Regulations 1995 (as amended)); and (b) in compliance with all applicable provisions of the Financial Services Act 1986 and rules and regulations made thereunder with respect to anything done in relation to the notes in, from or otherwise involving the United Kingdom. The notes (or any document in connection with the issue of the notes) may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.


AUSTRALIA

     No offering circular, prospectus or other disclosure document in relation to any notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. The notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has severally represented and agreed that it:

     o has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the Class A-1 and Class A-2 notes;

     o will not, directly or indirectly, offer for issue or sale or invited applications for the issue of or for offers to purchase nor will it sell the Class A-1 and Class A-2 notes; and

     o has not distributed and will not distribute any draft, preliminary or definitive offering circular, or any advertisement or other offering material,

in Australia, its territories or possessions unless:

     o the amount payable for the Class A-1 notes and Class A-2 notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by Crusade Management Pty Limited or other person offering the notes or any associate of them) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Law and the Corporations Regulations made under the Corporations Law;

     o the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission; and

     o the Class A-1 notes and Class A-2 notes will not be acquired by an associate of Crusade Management Pty Limited (which includes associates of St.George Bank) within the meaning of section 128F of the Income Tax Assessment Act (other than in the capacity of a dealer, manager or underwriter in relation to a placement of the Class A-1 notes and Class A-2 notes) as identified on a list provided by St.George Bank, the LIST.

     In addition, each underwriter has agreed that, in connection with the primary distribution of the Class A-1 notes and Class A-2 notes, it will not sell any Class A-1 notes or Class A-2 notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale knows, or has reasonable grounds to suspect that, as a result of such sale, such Class A-1 notes or Class A-2 notes or any interest in such Class A-1 notes or Class A-2 notes were being, or would later be acquired (directly or indirectly) by an associate of Crusade Management Pty Limited for the purposes of section 128F of the Income Tax Assessment Act.

     Each underwriter has agreed that it must offer the Class A-1 and Class A-2 notes for which it subscribes for sale within 30 days of the issue of those Class A-1 or Class A-2 notes. Such offer must only be by one of the following means (or a combination thereof):

     o as a result of negotiations being initiated by the underwriter in electronic form on Reuters or the electronic information system made available to its subscribers by Bloomberg, L.P., specifying in such offer the name of the issuer and the price at which the Class A-1 notes or Class A-2 notes are offered for sale; or

     o by the underwriter offering those Class A-1 notes or Class A-2 notes for sale to at least 10 persons, each, an INVESTOR, each of whom must be:

        o carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the financial markets; and

        o   not named on the List.


                               GENERAL INFORMATION

AUTHORIZATION

     The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Class A-1 and Class A-2 notes. The issue of the Class A-1 and Class A-2 notes has been authorized by the resolutions of the board of directors of Perpetual Trustees Consolidated Limited passed on
     .


LITIGATION


     The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.


EUROCLEAR AND CLEARSTREAM, LUXEMBOURG


     The Class A-1 and Class A-2 notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg with the following CUSIP numbers and ISINs for each class of notes:


                         CUSIP           ISIN
                      -----------   -------------
Class A-1 .........   228820AA4     US228820AA45
Class A-2 .........   228820AB2     US228820AB28

                                  ANNOUNCEMENT


     By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:


     o the Class A-1 and Class A-2 notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;


     o in connection with the issue, DTC will confer rights in the Class A-1 and Class A-2 notes to the noteholders and will record the existence of those rights; and


     o as a result of the issue of the Class A-1 and Class A-2 notes in this manner, these rights will be created.


                                  LEGAL MATTERS


     Mayer, Brown & Platt, New York, New York, will pass upon some legal matters with respect to the Class A-1 and Class A-2 notes, including the material U.S. federal income tax matters, for St.George Bank and Crusade Management Limited. Allen Allen & Hemsley, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Class A-1 and Class A-2 notes for St.George Bank and Crusade Management Limited. Weil, Gotshal & Manges, LLP will act as United States legal counsel to the underwriters.

                                    GLOSSARY


A$ CLASS A INTEREST AMOUNT...  means, for any quarterly payment date, in relation to a confirmation for Class A-1 notes or Class A-2 notes, the amount, in Australian dollars, which is calculated:

                               o on a daily basis at the applicable rate set out in the currency swap relating to that class of Class A notes, which shall be AUD-BBR-BBSW, as defined in the Definitions of the International Swaps and Derivatives Association, Inc., at the first day of the Interest Period ending on, but excluding, that payment date with a designated maturity of 90 days, or, in the case of the first Interest Period, 60 days, plus a margin;

                               o on the A$ Equivalent of the aggregate of the outstanding principal balances of the relevant class of Class A notes as of the first day of the Interest Period ending on, but excluding, that payment date; and

                               o on the basis of the actual number of days inthat Interest Period and a year of 365 days.


A$ EQUIVALENT...............   means, in relation to an amount denominated or
                               to be denominated in US$, the amount converted to and denominated in A$ at the rate of exchange set forth in the currency swap for the exchange of United States dollars for Australian dollars.


ACCRUED INTEREST
 ADJUSTMENT..................  means the amount equal to any interest and fees accrued on the housing loans up to, but
                               excluding, the closing date and which were unpaid as of the close of business on the closing date.


APPROVED BANK...............   means:

                               o a bank, including St.George Bank, which has a short-term rating of at least F1 from Fitch, P-1 from Moody's, and A-1+ from Standard & Poor's; or

                               o a bank, including St.George Bank, which has a short-term rating of at least F1 from Fitch, P-1 from Moody's and A-1 from Standard & Poor's, provided that the total value of deposits held by the bank in relation to a trust does not exceed twenty percent of the sum of the aggregate of the Stated Amounts of the notes.


ARREARS PERCENTAGE..........   means for any month the unpaid balance of all
                               housing loans which at the end of that month are delinquent for 60 or more consecutive days, divided by the aggregate unpaid balance of all housing loans at the end of that month.


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

AUTHORIZED INVESTMENTS......   consist of the following:

                               o  cash on hand or at an Approved Bank;

                               o bonds, debentures, stock or treasury bills of any government of an Australian jurisdiction;

                               o debentures or stock of any public statutory body constituted under the law of any Australian jurisdiction where the repayment of the principal is secured and the interest payable on the security is guaranteed by the government of an Australian jurisdiction;

                               o notes or other securities of any governmentof an Australian jurisdiction;

                               o  deposits with, or the acquisition of
                                  certificates of deposit, whether negotiable, convertible or otherwise, of, an Approved Bank;

                               o  bills of exchange which at the time of
                                  acquisition have a remaining term to maturity of not more than 200 days, accepted or endorsed by an Approved Bank;

                               o  securities which are "mortgage-backed
                                  securities" within the meaning of both the Duties Act, 1997 of New South Wales and the Trustee Act, 1958 of Victoria;

                               o any other assets of a class of assets that are both:

                                  o prescribed for the purposes of sub-paragraph
                                    (d) of the definition of a "prescribed
                                    property" in the Duties Act, 1997 of New
                                    South Wales or are otherwise included within the definition of "pool of mortgages" in that act, and

                                  o declared by order of the Governor in Council
                                    of Victoria and published in the Victorian
                                    Government Gazette to be assets for purposes of Subdivision 17A of the Stamps Act, 1958 of Victoria or are otherwise included within sub-paragraph (b)(ii) of the definition of "pool of mortgages" in section 137NA of that act.

                               As used in this definition, expressions will be construed and, if necessary, read down so that the notes in relation to the trust constitute "mortgage-backed securities" for the purposes of both the Duties Act, 1997 of New South Wales and the Stamps Act, 1958 of Victoria.

                               Each of the investments in the bullet points outlined above must have a long term rating of AAA or a short term rating of A-1+, as the case may be, from Standard & Poor's, a long term rating of Aaa or a short term rating of P-1, as the case may be, from Moody's and a long term rating of AAA or a short term rating of F1+,


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                               as the case may be, from Fitch. Each of the
                               investments must mature no later than the next quarterly payment date following its acquisition. Each investment must be denominated in Australian dollars. Each investment must be of a type which does not adversely affect the risk weighting expected to be attributed to the notes by the Bank of England and must be held by, or in the name of, the issuer trustee or its nominee.


AVAILABLE INCOME............   see page 61.


BENEFIT PLAN................   means a pension, profit-sharing or other
                               employee benefit plan, as well as individual retirement accounts and certain types of Keogh
                               Plans.


CARRYOVER CLASS A
 CHARGE OFFS.................  means, on any quarterly Determination Date in relation to a Class A note, the aggregate of Class A Charge Offs in relation to that Class A note prior to that quarterly Determination Date which have not been reinstated as described in this prospectus.


CARRYOVER CLASS B
 CHARGE OFFS.................  means, on any quarterly Determination Date in relation to a Class B note, the aggregate of Class B Charge Offs in relation to that Class B note prior to that quarterly Determination Date which have not been reinstated as described in this prospectus.


CARRYOVER CLASS C
 CHARGE OFFS.................  means, on any quarterly Determination Date in relation to a Class C note, the aggregate of Class C Charge Offs in relation to that Class C note prior to that quarterly Determination Date which have not been reinstated as described in this prospectus.


CARRYOVER PRINCIPAL
 CHARGE OFFS.................  means at any date the aggregate of Carryover
                               Class A Charge Offs, Carryover Class B Charge Offs, Carryover Class C Charge Offs and Carryover Redraw Charge Offs at that date.


CARRYOVER REDRAW
 CHARGE OFFS.................  means, on any quarterly Determination Date in relation to the redraw facility, the aggregate of Redraw Charge Offs prior to that quarterly Determination Date which have not been reinstated as described in this prospectus.


CLASS A CHARGE OFF..........   means a Principal Charge Off allocated against
                               the Class A notes.


CLASS B CHARGE OFF..........   means a Principal Charge Off allocated against
                               the Class B notes.


CLASS C CHARGE OFF..........   means a Principal Charge Off allocated against
                               the Class C notes.


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CLASS A PRINCIPAL DISTRIBUTION
 AMOUNT.....................   means, on any payment date, an amount equal to
                               the lesser of:

                                 (a) the Principal Collections remaining for distribution; and

                                 (b)    the greater of:

                                        (i)   the A$ Equivalent of the
                                              outstanding principal balance of
                                              the Class A notes at the beginning
                                              of the related collection period
                                              minus the product of:

                                              (A)   95.74%; and

                                              (B)   the aggregate principal
                                                    balance of the housing loans
                                                    as of the last day of the
                                                    related collection period;
                                                    and

                                        (ii)       zero.


CLASS B PRINCIPAL DISTRIBUTION
 AMOUNT.....................   means, on any payment date, an amount equal to
                               the lesser of:

                                 (a) the Principal Collections remaining for distribution after payment of the Class A Principal Distribution Amount; and

                                 (b)    the greater of:

                                        (i)   the outstanding principal balance
                                              of the Class A notes (after taking
                                              into account the payment of the
                                              Class A Principal Distribution
                                              Amount on such payment date) plus
                                              the outstanding principal balance
                                              of the Class B notes at the
                                              beginning of the related
                                              collection period minus the
                                              product of:

                                              (A)   99.50% and

                                              (B)   the aggregate principal
                                                    balance of the housing
                                                    loans as of the last day
                                                    of the related
                                                    collection period; and

                                        (ii)  zero.


CLASS C PRINCIPAL DISTRIBUTION
 AMOUNT.....................   means, on any payment date, an amount equal the
                               lesser of:

                                 (a) the Principal Collections remaining for distribution after payment of the Class A Principal Distribution Amount and the Class B Principal distribution Amount; and


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                                 (b)    the greater of:

                                        (i)   the outstanding principal balance
                                              of the Class A notes (after taking
                                              into account the payment of the
                                              Class A Principal Distribution
                                              Amount on such payment date) plus
                                              the outstanding principal balance
                                              of the Class B notes (after taking
                                              into account the payment of the
                                              Class B Principal Distribution
                                              Amount on such payment date) plus
                                              the outstanding principal balance
                                              of the Class C notes at the
                                              beginning of the related
                                              collection period minus the
                                              product of:

                                              (A)   100.00% and

                                              (B)   the aggregate principal
                                                    balance of the housing loans
                                                    as of the last day of the
                                                    related collection period;
                                                    and

                                        (ii)  zero.


CONSUMER CREDIT
 LEGISLATION.................  means any legislation relating to consumer credit, including the Credit Act of any
                               Australian jurisdiction, the Consumer Credit Code
                               (NSW) 1996 and any other equivalent legislation of any Australian jurisdiction.


DEFAULT.....................   means a failure by the issuer trustee to comply
                               with:

                               o an obligation which is expressly imposed on it by the terms of a transaction document; or

                               o a written direction given by the manager in accordance with a transaction document and in terms which are consistent with the requirements of the transaction documents in circumstances where the transaction documents require or contemplate that the issuer trustee will comply with that direction;

                               in each case within any period of time specified in, or contemplated by, the relevant transaction document for such compliance. However, it will not be a Default if the issuer trustee does not comply with an obligation or direction where the note trustee or the security trustee directs the issuer trustee not to comply with that obligation or direction.


DETERMINATION DATE..........   means a monthly Determination Date or a
                               quarterly Determination Date (as relevant).


EXCESS AVAILABLE INCOME.....   see page 65.


EXCLUDED ADVANCES...........   means the provision or obtaining of funds by
                               way of financial accommodation, on or after July
                               1, 2001, by means of:


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                               o  a loan that is:

                                  o  an advance of money; or

                                  o the payment of money for or on account of or on behalf of, or at the request of, any person; or

                                  o  a forbearance to require the payment of
                                     money owing on any account; or

                                  o  any transaction in any form that in
                                     substance effects a loan of money; or

                               o  a bill facility that is one or more
                                  agreements, understandings or arrangements because of which a bill of exchange or promissory note:

                                  o  is drawn, accepted, endorsed or made; and

                                  o is held, negotiated or discounted to obtain funds,

                               whether or not the funds are obtained from the person who draws, accepts, endorses or makes the bill of exchange or promissory note or from a person who is a party to any such agreement, understanding or arrangement.


EXCLUDED ASSETS.............   means any assets of the trust which, at the
                               relevant time, were or would be regarded, under the applicable stamp duty laws of Queensland or Victoria, as located in either Queensland or Victoria, respectively.


EXTRAORDINARY RESOLUTION....   means a resolution passed at a duly convened
                               meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting
                               Mortgagees present in person or by proxy or a written resolution signed by all of the Voting
                               Mortgagees.


FINANCE CHARGE COLLECTIONS...  see page 61.


FINANCE CHARGE LOSS.........   means, with respect to any housing loan,
                               Liquidation Losses which are attributable to interest, fees and expenses in relation to the housing loan.


INITIAL PRINCIPAL AMOUNT....   means the Principal Amount of the note on its
                               issue date.


INSOLVENCY EVENT............   means with respect to the issuer trustee, in
                               its personal capacity and as trustee of the trust, the manager, the servicer, St.George Bank or the custodian, the happening of any of the following events:

                               o  except for the purpose of a solvent
                                  reconstruction or amalgamation:

                                  o  an application or an order is made,
                                     proceedings are commenced, a resolution is


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

                                     passed or proposed in a notice of
                                     proceedings or an application to a court or other steps, other than frivolous or vexatious applications, proceedings, notices and steps, are taken for:

                                     o   the winding up, dissolution or
                                         administration of the relevant
                                         corporation; or

                                     o   the relevant corporation to enter into
                                         an arrangement, compromise or
                                         composition with or assignment for the
                                         benefit of its creditors or a class of
                                         them;

                                  o and is not dismissed, ceased or withdrawn within 15 business days;

                               o the relevant corporation ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets;

                               o  the relevant corporation is, or under
                                  applicable legislation is taken to be, unable to pay its debts, other than as the result of a failure to pay a debt or claim the subject of a good faith dispute, or stops or suspends or threatens to stop or suspend payment of all or a class of its debts, except, in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee;

                               o  a receiver, receiver and manager or
                                  administrator is appointed, by the relevant corporation or by any other person, to all or substantially all of the assets and undertaking of the relevant corporation or any part thereof, except, in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee; or

                               o anything analogous to an event referred to in the four preceding paragraphs or having a substantially similar effect occurs with respect to the relevant corporation.


INTEREST PERIOD.............   in relation to a quarterly payment date, means
                               the period from and including the preceding quarterly payment date to but excluding the applicable quarterly payment date. However, the first and last interest periods are as follows:

                               o first: the period from and including the closing date to but excluding the first quarterly payment date;

                               o last: if the notes are fully retired upon redemption in full, the period from and including the quarterly payment date preceding the date on which the notes are redeemed in full to but excluding the day on which the notes are redeemed in full. If the



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                                   notes are not fully retired upon redemption
                                   in full and payment of principal is
                                   improperly refused, the last interest period will end on the date on which the note trustee or principal paying agent receives the moneys in respect of the notes and notifies the holders of that receipt or the date on which the outstanding principal balance of the note, less charge offs, has been reduced to zero; provided that interest on that note shall thereafter begin to accrue from and including any date on which the outstanding principal balance of that note, less charge offs, becomes greater than zero.


ISSUER TRUSTEE'S DEFAULT....   means:

                               o  an Insolvency Event has occurred and is
                                  continuing in relation to the issuer trustee in its personal capacity;

                               o any action is taken in relation to the issuer trustee in its personal capacity which causes the rating of any notes to be downgraded or withdrawn;

                               o the issuer trustee, or any employee or officer of the issuer trustee, breaches any obligation or duty imposed on the issuer trustee under any transaction document in relation to the trust where the manager reasonably believes it may have a Material Adverse Effect and the issuer trustee fails or neglects after 30 days' notice from the manager to remedy that breach;

                               o the issuer trustee merges or consolidates with another entity without ensuring that the resulting merged or consolidated entity assumes the issuer trustee's obligations under the transaction documents; or

                               o there is a change in effective control of the issuer trustee from that existing on the date of the master trust deed to a competitor unless approved by the manager. A competitor is a bank or financial institution that carries on certain businesses that are the same as, or substantially similar to or in competition with, a business conducted by the seller.


LIBOR.......................   means:

                               o the rate applicable to any Interest Period for three-month or, in the case of the first Interest Period, two-month, deposits in U.S. dollars which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date; or

                               o if such rate does not appear on the Telerate Page 3750, the rate for that Interest Period will be


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

                                  determined as if the issuer trustee and
                                  calculation agent had specified
                                  "USD-LIBOR-Reference Banks" as the
                                  applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc.


LIQUIDATION LOSSES..........   means, with respect to any housing loan for a
                               collection period, the amount, if any, by which the Unpaid Balance of a liquidated housing loan, together with the enforcement expenses relating to the housing loan, exceeds all amounts recovered from the enforcement of the housing loan and the related mortgage, excluding proceeds of a mortgage insurance policy.


LIQUIDITY SHORTFALL.........   means, for any Determination Date, the excess
                               of the Payment Shortfall over the amount available for a principal draw.


LVR.........................   means in relation to a housing loan, the
                               outstanding amount of that housing loan, plus any other amount secured by any mortgage for that housing loan or related housing loans, at the date of determination divided by the aggregate value (determined at the time the relevant mortgage was granted) of the property subject to the related mortgage for that housing loan, expressed as a percentage.


MANAGER'S DEFAULT...........   means:

                               o the manager fails to make any payment required by it within the time period specified in a transaction document, and that failure is not remedied within 10 business days of receipt from the issuer trustee of notice of that failure;

                               o  an Insolvency Event has occurred and is
                                  continuing in relation to the manager;

                               o the manager breaches any obligation or duty imposed on the manager under the master trust deed, any other transaction document or any other deed, agreement or arrangement entered into by the manager under the master trust deed in relation to the trust, the issuer trustee reasonably believes that such breach has a Material Adverse Effect and the breach is not remedied within 30 days' notice being given by the issuer trustee to the manager, except in the case of reliance by the manager on the information provided by, or action taken by, the servicer, or if the manager has not received information from the servicer which the manager requires to comply with the obligation or duty; or

                               o a representation, warranty or statement by or on behalf of the manager in a transaction document or


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

                                  a document provided under or in connection with a transaction document is not true in a material respect or is misleading when repeated and is not remedied to the issuer trustee's reasonable satisfaction within 90 days after notice from the issuer trustee where, as determined by the issuer trustee, it has a Material Adverse Effect.

                               o a representation, warranty or statement by or on behalf of the manager in a transaction document or a document provided under or in connection with a transaction document is not true in a material respect or is misleading when repeated and is not remedied to the issuer trustee's reasonable satisfaction within 90 days after notice from the issuer trustee where, as determined by the issuer trustee, it has a Material Adverse Effect.


MATERIAL ADVERSE EFFECT.....   means an event which will materially and
                               adversely affect the amount or the timing of a payment to a noteholder.


MORTGAGE SHORTFALL..........   see page 72.


MORTGAGEES..................   see page 95.


NOTEHOLDER MORTGAGEES.......   means the Class A-3 noteholders, the Class B
                               noteholders, the Class C noteholders and the note trustee, on behalf of the Class A-1 and Class A-2 noteholders.


ONE MONTH BANK BILL RATE....   on any date means the rate:

                               o calculated by taking the simple average of the rates quoted on the Reuters Screen BBSW Page at approximately 10:00 a.m., Sydney time, on each of that date and the preceding two business days for each BBSW Reference Bank so quoting, but not fewer than five, as being the mean buying and selling rate for a bill, which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page, having a tenor of 30 days;

                               o  eliminating the highest and lowest mean rates;

                               o taking the average of the remaining mean rates; and

                               o if necessary, rounding the resultant figure upwards to four decimal places.

                               If on any day fewer than five BBSW Reference
                               Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that day shall be calculated as above by taking the rates otherwise quoted by five of the BBSW Reference Banks on application by the parties for such


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

                               a bill of the same tenor. If in respect of any day the rate for that day cannot be determined in accordance with the foregoing procedures, then the rate for that day shall mean such rate as is agreed between the manager and the issuer trustee with regard to comparable indices then available, except that, on the first reset date, as defined in the redraw facility, of any draw under the redraw facility and the two business days preceding that reset date the One Month Bank Bill Rate shall be an interpolated rate calculated with reference to the tenor of the relevant period from that reset date to, but not including, the next reset date.


OPTIONAL REDEMPTION DATE....   see page 65.


PAYMENT SHORTFALL...........   means, for any Determination Date, the excess
                               of Total Payments over Available Income.


POOL INSURANCE POLICY.......   see page 51.


PRINCIPAL AMOUNT............   means, on a Determination Date in relation to a
                               note, the Initial Principal Amount of that note minus the aggregate of repayments of principal made in respect of the note on or before that Determination Date.


PRINCIPAL CHARGE OFF........   means, with respect to a collection period, the
                               aggregate amount of Mortgage Shortfalls for that collection period.


PRINCIPAL COLLECTIONS.......   see page 67.


PRINCIPAL LOSS..............   for a collection period means, with respect to
                               any housing loan, Liquidation Losses which are attributable to principal in relation to the housing loan.


REDRAW CHARGE OFF...........   means a Principal Charge Off allocated against
                               the Redraw Principal Outstanding.


REDRAW PRINCIPAL
 OUTSTANDING.................  means, at any time, the total Principal Amount of all outstanding redraw advances at that time, less the Carryover Redraw Charge Offs at that time.


REDRAW RETENTION AMOUNT.....   means, for any quarterly collection period, the
                               amount determined by the manager on the preceding quarterly Determination Date, as described in "Description of the Class A-1 and Class A-2 Notes
                               -- Redraws", on page 71.


REDRAW SHORTFALL............   means the amount by which Principal Collections
                               and the available Redraw Retention Amount are insufficient to fund redraws.


SECURED MONEYS..............   means all money which the issuer trustee is or
                               at any time may become actually or contingently liable to pay to or for the account of any Mortgagee for any reason whatever under or in connection with a transaction document.


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SERVICER TRANSFER EVENT.....   see page 108.


SPECIFIC INSURANCE POLICY...   see page 48.


SPECIFIC INSURER............   see page 48.


STATED AMOUNT...............   means for any note on a quarterly payment date:

                               o the initial outstanding principal balance of the note; less;

                               o  the aggregate of all principal payments
                                  previously made on the note; less

                               o  any carryover charge offs on the note; less

                               o principal to be paid on the note on the next quarterly payment date; less

                               o Principal Charge Offs to be applied against the note on the next quarterly payment date; plus

                               o any Excess Available Income to be applied to reinstating any carryover charge offs on the note.


STEPDOWN DATE...............   means the payment date occurring in April 2004.


TERMINATION DATE............   with respect to the trust shall be the earlier
                               to occur of:

                               o the date which is 80 years after the date of creation of the trust;

                               o the termination of the trust under statute or general law;

                               o full and final enforcement by the security trustee of its rights under the security trust deed after the occurrence of an event of default under the security trust deed; or


                               o at any time after all creditors of the trust have been repaid in full, the business day immediately following that date.


THREE MONTH BANK BILL RATE...  on any date means the rate:

                               o calculated by taking the simple average of the rates quoted on the Reuters Screen BBSW Page at approximately 10:00 a.m., Sydney time, on each of that date and the preceding two business days for each BBSW Reference Bank so quoting, but not fewer than five, as being the mean buying and selling rate for a bill, which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page, having tenor of 90 days or, where the relevant date is the first day of the first Interest Period, 60 days;

                               o  eliminating the highest and lowest mean rates;


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

                               o taking the average of the remaining mean rates; and

                               o if necessary, rounding the resultant figure upwards to four decimal places.

                               If on any of the days fewer than five BBSW
                               Reference Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that date shall be calculated as above by taking the rates otherwise quoted by five of the BBSW Reference Banks on application by the parties for such a bill of the same tenor. If in respect of any day the rate for that date cannot be determined in accordance with the foregoing procedures, then the rate for that day shall mean such rate as is agreed between the manager and St.George Bank having regard to comparable indices then available.


TITLE PERFECTION EVENT......   means any of the following:

                               o the seller ceases to have a long term credit rating of at least BBB from Fitch, Baa2 from Moody's, or BBB from Standard & Poor's;

                               o an Insolvency Event occurs with respect to the seller;

                               o St.George Bank fails to transfer collections to the issuer trustee within the time required under the servicing agreement;

                               o if the seller is also the servicer, a Servicer Transfer Event occurs;

                               o if the seller is also the redraw facility provider, a breach of its obligations, undertakings or representations under the redraw facility if such breach will have a Material Adverse Effect; or

                               o  the seller breaches any representation,
                                  warranty, covenant or undertaking in any transaction document which is not remedied within thirty days of the earlier of the seller becoming aware of or receiving notice of the breach.


TOTAL AVAILABLE FUNDS.......   means the sum of Available Income and principal
                               draws.


TOTAL PAYMENTS..............   means all amounts payable by the issuer trustee
                               on a payment date, as described on page 62.


TRIGGER EVENT...............   exists on a payment date if:

                               (a)   both:

                                     (i)  the average of the Arrears Percentages
                                          for the 12 months preceding that
                                          payment date (or, where that payment
                                          date occurs within 12 months of the
                                          closing date, the period


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

                                          commencing on the closing date and
                                          ending on that payment date) exceeds
                                          4%; and

                                     (ii) cumulative Mortgage Shortfalls up to
                                          and including that payment date
                                          exceeds 10% of the aggregate initial
                                          principal amounts of the Class B notes
                                          and the Class C notes; or

                               (b) the issuer trustee does not exercise its option to redeem all notes outstanding where the total Stated Amount of all notes is equal to or less than 10% of the aggregate of the initial principal amount of all notes.


TRUST EXPENSES..............   see page 64.


UNPAID BALANCE..............   means the unpaid Principal Amount of the
                               housing loan plus the unpaid amount of all finance charges, interest payments and other amounts accrued on or payable under or in connection with the housing loan or the related mortgage.


USD-LIBOR-REFERENCE BANKS...   means that the rate for an Interest Period will
                               be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks -- being four major banks in the London interbank market agreed to by the calculation agent and the currency swap provider
                               -- at approximately 11:00 a.m., London time, on the quarterly Determination Date to prime banks in the London interbank market for a period of three months or, in the case of the first
                               Interest Period, two months, commencing on the first day of the Interest Period and in a Representative Amount, as defined in the Definitions of the International Swaps and Derivatives Association, Inc. The calculation agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest
                               Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent and the currency swap provider, at approximately 11:00 a.m., New York
                               City time, on that quarterly Determination Date for loans in U.S. dollars to leading European banks for a period of three months or, in the case of the first Interest Period, two months, commencing on the first day of the Interest
                               Period and in a Representative Amount. If no such rates are available in New York City, then the rate for such Interest Period shall be the most recently determined rate in accordance with this paragraph.


VOTING MORTGAGEES...........   see page 97.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                       CRUSADE GLOBAL TRUST NO. 1 OF 2001





[GRAPHIC OMITTED]




     Until [   ], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*


     The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:


SEC Registration Fee ...............
Printing and Engraving .............
Legal Fees and Expenses ............
Trustee Fees and Expenses ..........
Rating Agency Fees .................
Accounting Fees & Expenses .........
Miscellaneous ......................
                                       ----------
 Total ............................
                                       ==========


----------
* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Notes.


ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.


     The following information relates to securities of the registrant issued or sold by the registrant, or for which it has acted as trust manager with respect to, that were not registered under the Securities Act:


    o The registrant was incorporated on February 2, 1996. Five fully paid shares of A$1.00 each were allotted to St.George Bank on February 21, 1996.


    o The registrant acted as manager with respect to the following:



                             CRUSADE            CRUSADE
          CRUSADE TRUST      EUROTRUST          EUROTRUST          CRUSADE TRUST
          NO 1 OF 1997       NO 1 OF 1998       NO 2 OF 1998       NO 1A OF 2000
 DATE     August 1, 1997     March 19, 1998     September 29,      March 31, 2000
                                                1998
 AMOUNT   AUD $500 million   USD $500 million   USD $325 million   AUD $600 million

 TYPE     Mortgage Backed    Mortgage Backed    Mortgage Backed    Mortgage Backed
          Floating Rate      Floating Rate      Floating Rate      Fixed & Floating
          Notes              Notes              Notes              Rate Notes

          Class A Notes      Class A Notes      Class A Notes      Tranche TIF:
          A$500m             US$496m            US$314m            A$345m
                             Class B Notes      Class B Notes      Tranche 2:
                             US$4m              US$11m             A$255m

                                     CRUSADE              CRUSADE
                CRUSADE TRUST        EUROTRUST            EUROTRUST            CRUSADE TRUST
                NO 1 OF 1997         NO 1 OF 1998         NO 2 OF 1998         NO 1A OF 2000
 EXEMPTION      100% domestic        100% European        100% European        100% domestic
 FROM           issue, not offered   issue, not offered   issue, not offered   issue, not offered
 REGISTRATION   in the USA.          in the USA.          in the USA.          in the USA.

 PRINCIPAL      Bankers Trust        Deutsche Morgan      Deutsche Bank        Deutsche Bank
 UNDERWRITERS   Australia Limited    Grenfell             BT Alex Brown        AG, Sydney
                                     BT Alex Brown        International        Branch
                                     International UBS    Warburg Dillon       St.George Bank
                                     Limited              Read                 Limited

 UNDERWRITING   AUD$1,500,000        USD$741,000          USD$619,000          AUD$900,000
 FEES

 OFFERING       BBSW + 23 basis      Class A: LIBOR +     Class A: LIBOR +     Tranche TIF:
 PRICE          points               18 basis points      20 basis points      7.265%
                                     Class B: LIBOR +     Class B: LIBOR +     Tranche T2:
                                     30 basis points      45 basis points      BBSW + 44bps

 WEIGHTED       3.85 years           3.5 years            3.6 years            Tranche TIF:
 AVERAGE LIFE                                                                  2.5 years
 TO CALL                                                                       Tranche T2:
                                                                               6.5 years

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Part 22 of the Articles of Association of the registrant:

     o Every person who is or has been a director, secretary or executive officer of the registrant and its related bodies corporate may, if the directors so determine, be indemnified, to the maximum extent permitted by law, out of the property of the registrant against any liabilities for costs and expenses incurred by that person:

        o in defending any proceedings relating to that person's position with the registrant, whether civil or criminal, in which judgment is given in that person's favor or in which that person is acquitted or which are withdrawn before judgment; or;

        o in connection with any administrative proceeding relating to that person's position with the registrant, except proceedings which give rise to civil or criminal proceedings against that person in which judgment is not given in that person's favor or in which that person is not acquitted or which arises out of conduct involving a lack of good faith; or

        o in connection with any application in relation to any proceedings relating to that person's position with the registrant, whether civil or criminal, in which relief is granted to that person under the Corporations Law by the court.

     o Every person who is or has been a director, secretary or executive officer of the registrant and its related bodies corporate may, if the directors so determine, be indemnified, to the maximum extent permitted by law, out of the property of the registrant against any liability of another person (other than the registrant or its related bodies corporate) as such an officer unless the liability arises out of conduct involving a lack of good faith.

ITEM 36. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.



     1.1    Form of Underwriting Agreement.*
     3.1    Memorandum of Association of the Registrant.*
     3.2    Articles of Association of the Registrant.*
     4.1    Master Trust Deed.*
     4.2    Form of the Supplementary Terms Notice.*
     4.3    Form of the Security Trust Deed.*
     4.4    Form of the Note Trust Deed.*
     4.5    Form of Agency Agreement.*
     5.1    Opinion of Mayer, Brown & Platt as to legality of the Notes.*
     8.1    Opinion of Mayer, Brown & Platt as to certain tax matters (included in
            Exhibit 5.1 hereof).*
     8.2    Opinion of Allen Allen & Hemsley as to certain tax matters.*
    10.1    The Servicing Agreement.*
    10.2    Form of Servicing Agreement Amendment*
    10.3    Form of the Redraw Facility Agreement.*
    10.4    Form of the Basis Swap *
    10.5    Form of the Fixed-Floating Rate Swap.*
    10.6    Form of the Cross Currency Swap.*
    10.7    Form of Standby Guarantee.*
    10.8    Form of Seller Loan Agreement.*
    10.9    The Custodian Agreement*
    23.1    Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).*
    23.2    Consent of Allen Allen & Hemsley (included in Exhibit 8.2 hereof).*
    24.1    Power of Attorney.**
    25.1    Statement of Eligibility of Note Trustee.*
    99.1    Opinion of Allen Allen & Hemsley as to Enforceability of U.S. Judgments
            under Australian Law.*

----------
*     To be filed by Amendment.

**    Previously filed.


ITEM 37. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on the 2nd day of February 2001.


                                        Crusade Management Limited



                                        By: /s/  Michael Harold See Bowan
                                           ------------------------------------
                                        Name:    Michael Harold See Bowan
                                        Title:   Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




            SIGNATURE                            TITLE                      DATE
           ----------                            -----                      ----
           /s/ Michael Bowan        Principal Executive Officer      February 2, 2001
-------------------------------
Gregory Michael Bartlett

           /s/ Michael Bowan        Principal Financial Officer      February 2, 2001
-------------------------------
Steven George McKerihan

           /s/ Michael Bowan        Principal Accounting Officer     February 2, 2001
-------------------------------
Steven George McKerihan

           /s/ Michael Bowan        Director                         February 2, 2001
-------------------------------
Gregory Michael Bartlett

           /s/ Michael Bowan        Director                         February 2, 2001
-------------------------------
Steven George McKerihan

           /s/ Michael Bowan        Director                         February 2, 2001
-------------------------------
William Harold Ott

          By: /s/ Michael Bowan                                      February 2, 2001
-------------------------------
Attorney-in-fact


                    SIGNATURE OF AGENT FOR SERVICE OF PROCESS


     Pursuant to the requirements of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to the Pre-Effective Amendment No. 1 to the Registration Statement and signs this Pre-Effective Amendment No. 1 to the Registration Statement solely in such capacity.




                                                /s/ Stefania Rocco
                                      ----------------------------------------
                                        Name:      Stefania Rocco
                                        Address:   CT Corporation System
                                                   111 Eighth Avenue
                                                   13th Floor
                                                   New York, New York 10011
                                        Telephone: (212) 590-9100

                                 EXHIBITS INDEX



                                                                                  SEQUENTIAL
  EXHIBIT                                                                            PAGE
    NO.     DESCRIPTION OF EXHIBIT                                                  NUMBER
   ----     ----------------------                                                  ------
   1.1      Form of Underwriting Agreement.*
   3.1      Memorandum of Association of the Registrant.*
   3.2      Articles of Association of the Registrant.*
   4.1      Master Trust Deed.*
   4.2      Form of the Supplementary Terms Notice.*
   4.3      Form of the Security Trust Deed.*
   4.4      Form of the Note Trust Deed.*
   4.5      Form of Agency Agreement.*
   5.1      Opinion of Mayer, Brown & Platt as to legality of the Notes.*
   8.1      Opinion of Mayer, Brown & Platt as to certain tax matters (included in Exhibit 5.1 hereof).*
   8.2      Opinion of Allen Allen & Hemsley as to certain tax matters.*
  10.1      The Servicing Agreement.*
  10.2      Form of Servicing Agreement Amendment*
  10.3      Form of the Redraw Facility Agreement.*
  10.4      Form of the Basis Swap *
  10.5      Form of the Fixed-Floating Rate Swap.*
  10.6      Form of the Cross Currency Swap.*
  10.7      Form of Standby Guarantee.*
  10.8      Form of Seller Loan Agreement.*
  10.9      The Custodian Agreement*
  23.1      Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).*
  23.2      Consent of Allen Allen & Hemsley (included in Exhibit 8.2
            hereof).*
  24.1      Power of Attorney.**
  25.1      Statement of Eligibility of Note Trustee.*
  99.1      Opinion of Allen Allen & Hemsley as to Enforceability of U.S.
            Judgments under Australian Law.*

--------
 *  To be filed by amendment.


**  Previously filed.